                                                                     EXHIBIT 2.1




                             COLLABORATION AGREEMENT

                  This Collaboration Agreement (the "Agreement") is made as of June 2, 1999 by and between Triangle Pharmaceuticals, Inc., a Delaware corporation ("Triangle"), with its principal offices at 4 University Place, 4611 University Drive, Durham, North Carolina 27707, and Abbott Laboratories, an Illinois corporation ("Abbott"), with its principal offices at 100 Abbott Park Road, Abbott Park, Illinois 60064.

                                   WITNESSETH

                  WHEREAS, Triangle is developing and seeking regulatory approval for various proprietary drugs for the prevention and treatment of HIV, HBV and any other indications;

                  WHEREAS, Triangle desires to collaborate with another pharmaceutical company with respect to the clinical development, registration, distribution and marketing of such products throughout the world;

                  WHEREAS, Abbott desires to collaborate with Triangle with respect to such products;

                  WHEREAS, of even date herewith, Abbott and Triangle shall enter into three other agreements in support of their collaboration: (i) a Co-Promotion Agreement pursuant to which Abbott will grant Triangle the right to co-promote certain Abbott HIV drugs in the United States (the "Co-Promotion Agreement"); (ii) a Stock Purchase Agreement pursuant to which Abbott shall purchase an equity interest in Triangle's common stock (the "Stock Purchase Agreement"); and (iii) a Stockholder Rights Agreement setting forth Abbott's rights as a Triangle shareholder (the "Stockholder Rights Agreement"); and

                  WHEREAS, Abbott and Triangle shall in good faith negotiate a Manufacturing and Supply Agreement (the "Supply Agreement") regarding the supply of a portion of the bulk drug and/or finished products for the Products.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

                  In addition to the other terms defined elsewhere herein, the following terms shall have the following meanings when used in this Agreement (and any term defined in the singular shall have the same meaning when used in the plural, and vice versa, unless stated otherwise):

                  1.1 "Abbott Cost of Goods" shall mean (i) with respect to the Net Units of Product Sold in the U.S. Territory, the aggregate Transfer Price paid by Abbott to Triangle for the Net Units of Product Sold in the U.S. Territory during the given calendar quarter or year; (ii) with respect to the Net Units of Product Sold in the International Territory, (A) to the extent that the Compound or Product is sourced from the same Abbott manufacturing facilities used under the Supply Agreement, the purchase price established by the Supply Agreement for the sale of such goods to Triangle in the U.S. Territory during the given calendar quarter or year, (B) to the extent that the Compound or Product is sourced from a different Abbott manufacturing facility than those used under the Supply Agreement, the *** and *** of manufacturing and packaging such goods during the given calendar quarter or year and (C) to the extent that the Compound or Product is sourced from a Third Party manufacturer, the *** for the manufacture, supply and packaging of such goods during the given calendar quarter or year; and (iii) with respect to the Territories, *** of (A) damaged, returned and/or distressed inventory during the given calendar quarter or year, (B) any *** on the Compounds and Products during the given calendar quarter or year, and
(C) *** and *** if not included in the finished cost of the Products during the given calendar quarter or year. Abbott's Cost of Goods shall be calculated separately for the U.S. Territory and the International Territory.

                  1.2 "Abbott Distribution Expenses" shall mean (i) for the U.S. Territory, *** of Abbott Net Sales in the U.S. Territory during the given calendar quarter or year and (ii) for the International Territory, the lesser of (A) *** of Abbott Net Sales in the International Territory during the given calendar quarter or year and (B) a percentage calculated by dividing the aggregate distribution expenses for all *** products during the given calendar quarter or year by the *** of such products by the *** during the given calendar quarter or year. The Abbott Distribution Expenses shall be calculated separately for the U.S. Territory and the International Territory.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                  1.3 "Abbott Distribution Margin" shall mean the Abbott Net Sales minus (i) the Abbott Cost of Goods and (ii) the Abbott Distribution Expenses for the given calendar quarter or year. The Abbott Distribution Margin shall be calculated separately for the U.S. Territory and the International Territory.

                  1.4 "Abbott International Profit Amount" shall have the meaning set forth in Section 6.5(c).

                  1.5 "Abbott Net Sales" shall mean the total gross sales of the Products (as set forth on the invoice for such Products) by Abbott and permitted sublicensees to Third Parties in the given calendar quarter or year, plus, if applicable, the value of all properties and services received in consideration of a Sale of Products by Abbott and permitted sublicensees to Third Parties during such calendar quarter or year, less the following deductions directly paid or incurred by Abbott or its permitted sublicensees with respect to the Sale of the Products in such calendar quarter or year:

                    (i)  with respect to the U.S. Territory, ***;

                    (ii) with respect to the International Territory,
                         ***; and

                    (iii) with respect to the Territories (A)***  and (B) ***.

Abbott's Net Sales shall be calculated separately for the U.S. Territory and the International Territory.

                  1.6 "Abbott Operating Margin" shall mean the Abbott Distribution Margin minus the Abbott SG&A for the given calendar quarter or year. The Abbott Operating Margin shall be calculated separately for the U.S. Territory and the International Territory.

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                  1.7 "Abbott Patents" shall mean (a) all of Abbott's rights in any patents conceived, developed or owned by or otherwise licensed to or controlled by Abbott ***, which include claims covering or potentially covering the manufacture, use or sale of the Compounds or Products and (b) all substitutions, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, supplementary protection certificates or foreign counterparts of such patents and patent applications identified in sub-part (a).

                  1.8 "Abbott SG&A" shall mean (i) the costs and expenses permitted under Sections 4.2 and 4.3 which are incurred by Abbott and/or its permitted sublicensees in the *** of the Products and, to the extent permitted under Section 4.4, the Marketing Studies for the Products during the given calendar quarter or year, in the categories set forth in Exhibit 1.8, (ii) reasonable *** costs and expenses incurred by Abbott in connection with claims instituted by Abbott pursuant to Section 9.5 or 9.6 or, to the extent reimbursed by Abbott pursuant to Section 9.8, by Triangle, (iii) the reasonable out-of-pocket costs and expenses of *** in the International Territory, (iv) the Triangle Third Party Royalties with respect to the International Territory for the given calendar quarter or year and (v) such other costs and expenses specifically included in Abbott SG&A pursuant to the terms of this Agreement. The Abbott SG&A shall be calculated separately for the U.S. Territory and the International Territory.

                  1.9 "Abbott Technology" shall mean all technical information, inventions, discoveries, trade secrets, information, experience, data, formulas, procedures, processes, know-how and results which are necessary for the development, registration, manufacture, use or sale of the Compounds or Products and which are owned by or otherwise licensed to or controlled by Abbott *** during the Term.

                  1.10 "Abbott U.S. Profit Amount" shall have the meaning set forth in Section 6.4(c).

                  1.11 "Affiliate" shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a Party. A corporation or non-corporate business entity shall be regarded as in control of another corporation or non-corporate business entity if it owns, or directly or indirectly controls, at least forty percent (40%) of the voting stock of the other corporation, or (a) in the absence of the ownership of at least forty percent (40%) of the voting stock of a corporation or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable. For purposes of this Agreement, TAP Holdings Inc. and its subsidiaries, which

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

comprise Abbott's joint venture with Takeda Chemical Industries Ltd., are not Affiliates of Abbott; provided that neither TAP Holdings Inc. nor any of its subsidiaries may sell, Promote or Co-Promote the Compounds or Products.

                  1.12 "Annual Reporting Period" shall mean a calendar year with respect to the U.S. Territory and a fiscal year beginning December 1 and ending November 30 for the International Territory.

                  1.13 "Co-Promote" or "Co-Promotion" shall mean the joint activities of the Parties to Promote the Products under the Triangle Trademarks in the U.S. Territory.

                  1.14 "Compounds" shall mean MKC-442, FTC, L-FMAU and DAPD.

                  1.15 "Confidential Information" shall have the meaning set forth in Section 13.1.

                  1.16 "DAPD" shall mean B-D-Dioxolanyl purines of the formula set forth on Exhibit 1.16 wherein R is OH, CI, NH(2), or H, and X is H, alkyl, acyl, monophosphate, diphosphate or triphosphate, including all 5' and N(6) acylated and alkylated derivatives, salts, esters, racemic mixtures and purified enantiomers thereof. DAPD is exclusively licensed to Triangle by Emory University and the University of Georgia Research Foundation, Inc., pursuant to a License Agreement dated March 31, 1996 (the "DAPD License Agreement") for use as a pharmaceutical product in the prevention and treatment of HIV and HBV throughout the entire world.

                  1.17 "Detail" shall mean a face-to-face sales presentation by a Sales Representative during which one or more of the Products is marketed and promoted to a licensed medical physician, but not a resident or intern or other health care professional, unless such individual has the authority to write prescriptions for the Products pursuant to state statutes. Attendance at meetings with managed care entities, conventions and participation in continuing education programs shall not constitute a Detail.

                  1.18 "Detailing" shall mean the act of marketing and promoting the Products through Details.

                  1.19 "Detailing Commitment" shall have the meaning set forth in Section 4.2(c).

                  1.20 "Discretionary Funds" shall mean the miscellaneous costs and expenses which represent that portion of the U.S. Co-Promotion Budget that are used by the Sales Representatives in support of their Detailing and marketing activity for the Products.

                  1.21 "Dollars" and "$" means United States dollars.

                  1.22 "Effective Date" shall mean the date upon which this Agreement becomes effective upon the fulfillment of the conditions set forth in Section 16.8.

                  1.23 "FDA" shall mean the U.S. Food and Drug Administration or any successor entity thereto.

                  1.24 "FTC" shall mean: (i) the (-) enantiomer with the chemical name: 2R-cis)-4-amino-5-fluoro-1-[2-(hydroxymethyl)-1.3-oxathiolan
-5-yl]-2(1H)-pyrimidinone; (ii) any mixture of the (-) enantiomer described in Subsection 1.24(i) and the (+) enantiomer with the chemical name:
(2S-cis-)-4-amino-5-fluoro-1-[2-(hydroxymethyl)-1.3-oxathiolan-5-yl]
-2(1H)-pyrimidinone, in which the ratio of such *** is equal to or greater than ***; or (iii) any salts, esters, and N alkylated derivatives of any of the foregoing. FTC is exclusively licensed to Triangle by Emory University pursuant to a License Agreement dated April 17, 1996, as amended as of May 6, 1999 (the "FTC License Agreement") for use as a pharmaceutical product in the prevention and treatment of HIV and HBV throughout the entire world.

                  1.25 "Field of Use" shall mean the following: (i) for MKC-442, all pharmaceutical uses; (ii) for FTC and DAPD, the prevention and treatment of HIV and HBV; (iii) for L-FMAU, all human antiviral applications and uses; and
(iv) any other uses for the Compounds to which Triangle obtains rights from the Triangle Licensors.

                  1.26 "Final Payment" shall have the meaning set forth in
Section 6.6.

                  1.27 "Fixed-Dose Combination Collaboration" shall mean an arrangement with a Third Party relating to the manufacture, development, inspection, use or sale of a Fixed-Dose Combination Product.

                  1.28 "Fixed-Dose Combination Product" shall mean a product which contains one or more Compounds and one or more additional active pharmaceutical compounds which are not Compound(s).

                  1.29 "HBV" shall mean the hepatitis B virus.

                  1.30 "HIV" shall mean the human immunodeficiency virus.

                  1.31 "IND" shall mean, with respect to a given Compound and/or Product, the Investigational New Drug Application filed by or on behalf of Triangle with the FDA and all subsequent submissions thereto.

                  1.32 "International Adjustment Amount" shall have the meaning set forth in Section 6.5(d).

                  1.33 "International Marketing Board" shall have the meaning set forth in Section 4.3 and applies to the Promotion of the Products in the International Territory.

                  1.34 "International Product Profit" shall mean the following: (i) with respect to the first calendar quarter of each year, the Abbott Operating Margin in the International Territory; and (ii) with respect to the second, third and fourth calendar quarters of each year, the total of the Abbott Operating Margins in the International Territory for such calendar quarter and all previous calendar quarters during such year.

                  1.35 "International Promotional Materials" shall mean all electronic and computer managed information (including the Internet), all written, printed or graphic materials, brochures, sales aids and other promotional items relating to a Product approved for use in the International Territory.

                  1.36 "International Promotion Budget" shall have the meaning set forth in Section 4.3.

                  1.37 "International Promotion Plan" shall have the meaning set forth in Section 4.3.

                  1.38 "International Territory" shall mean all areas of the world outside the U.S. Territory, except that the International Territory shall not include Japan for MKC-442 and shall not include Korea for L-FMAU.

                  1.39 "L-FMAU" shall mean the compound known as L-FMAU, with the chemical name: *** thereof. L-FMAU is exclusively licensed to Triangle by Bukwang Pharm. Ind. Co., Ltd. pursuant to a License Agreement dated February 27, 1998, as amended on April 1, 1999 (the "L-FMAU License Agreement"), for use as a pharmaceutical product in all human antiviral applications and uses for the entire world, excluding Korea.

                  1.40 "Launch" shall mean the date upon which the first commercial sale of a Product (as evidenced by the invoice date for such sale) occurs in each of the Territories.

                  1.41 "Legal Requirements" shall mean any and all federal, state, local, national, supranational laws, regulations, ordinances, orders and requirements applicable to the Parties and their Affiliates in performance of this Agreement, including without limitation, the Securities Exchange Act of 1934, as amended, and the Foreign Corrupt Practices Act, as well as such laws, regulations, ordinances, orders and requirements applicable to the sale, marketing, promotion, Detailing, and distribution of the Products, including without limitation, the following within the U.S.
Territory: the Prescription Drug Marketing Act of 1987, the Federal Food, Drug and Cosmetic Act, and all regulations and other requirements of the FDA.

                  1.42 "Losses" shall mean any liabilities, costs, damages, judgments, settlements and other reasonable out-of-pocket expenses (including legal expenses).

                  1.43 "MKC-442" shall mean the compound known as MKC-442, with the chemical name 6-Benzyl-1-(ethoxy methyl)-5-isopropyl uracil, including any salts as esters thereof. MKC-442 is exclusively licensed to Triangle by Mitsubishi Chemical Corporation pursuant to a License Agreement

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dated June 17, 1997 (the "MKC-442 License Agreement") for use as a pharmaceutical product in the entire world, excluding Japan.

                  1.44 "Major Country" shall mean the Major European Countries *** for HIV and shall mean the Major European Countries *** for HBV.

                  1.45 "Major European Countries" shall mean *** .

                  1.46 "Marketing Studies" are those clinical trials and studies which are performed essentially for marketing purposes and expressly excludes all clinical studies and trials which are required to pursue, obtain, and maintain Product Approval in the Territories.

                  1.47 "NDA" shall mean, in respect of each commercially launched Product, an approved New Drug Application filed by Triangle with the FDA and all subsequent submissions thereto.

                  1.48 "Net Units of Product Sold" shall mean the total number of units of Product which are Sold by Abbott and permitted sublicensees to Third Parties during the given calendar quarter or year less *** or any *** for which *** has been *** . For any given period, the Net Units of Product Sold shall equal that number of units of Product included in the calculation of Abbott Net Sales for the same period. The Net Units of Product Sold shall be calculated separately for the U.S. Territory and the International Territory.

                  1.49 "Neutral" shall have the meaning set forth in Exhibit
20.3.

                  1.50 "Pan-European Submission" shall have the meaning set forth in Section 3.6(b).

                  1.51 "Party" shall mean Abbott Laboratories or Triangle Pharmaceuticals, Inc., and "Parties" shall mean Abbott Laboratories and Triangle Pharmaceuticals, Inc., except as provided in Section 20.2.

                  1.52 "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, any governmental authority, and any other entity or organization.

                  1.53 " *** " shall mean the completion of *** of the *** of those *** which Triangle considers reasonably necessary for the purpose of inclusion in *** in the *** . As used in the preceding sentence, " *** " shall mean those *** sponsored by Triangle, the primary objective of which is to ascertain additional *** regarding the *** of a *** and *** regarding ***.

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                  1.54 "Primary Details" shall mean a Detail in which the Product being Detailed is the product most emphasized, and the first product presented, during such Detail.

                  1.55 "Primary Enforcement Party" shall mean ***.

                  1.56 "Product Approval" shall mean (i) receipt of approval from the FDA to market a Product in the United States and (ii) with respect to the International Territory, the governmental approval required to market a Product in a given country (including any pricing and reimbursement authorization required in such country).

                  1.57 "Product Development Committee" shall have the meaning set forth in Section 4.4.

                  1.58 "Product Patents" shall mean (a) the patents and patent applications licensed to Triangle under the Triangle License Agreements; (b) any patents and patent applications owned by or otherwise licensed to or controlled by (to the extent sublicensing is permissible) Triangle during the Term which contain claims covering or potentially covering the development, registration, manufacture, use and sale of the Compounds or the Products (including any intermediates or formulations thereof) within the Field of Use; and (c) all substitutions, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, supplementary protection certificates or foreign counterparts of such patents and patent applications identified in sub-parts (a) and (b).

                  1.59 "Product Technology" shall mean the technical information, inventions, discoveries, trade secrets, information, experience, data, formulas, procedures, processes, know-how and results which (a) are licensed to Triangle under the Triangle License Agreements; or (b) are owned by or otherwise licensed to or controlled by Triangle (to the extent sublicensing is permissible) during the Term which are necessary for the development, registration, manufacture, use or sale of the Compounds or Products within the Field of Use.

                  1.60 "Products" shall mean any pharmaceutical products containing one or more Compounds as active ingredients, alone or in combination with other active ingredients, within their respective Field of Use.

                  1.61 "Promote" or "Promotion" shall mean the act of Detailing or otherwise advertising, marketing and promoting sales of the Products and conducting any necessary Marketing Studies.

                  1.62 "Quarterly Reporting Period" shall mean a calendar quarter with respect to the U.S. Territory and a fiscal quarter ending on the final day of February, May, August, and November (as the case may be) for the International Territory.

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                  1.63 "Reasonable Best Efforts" shall mean a reasonable level of effort which is consistent with those used by other pharmaceutical companies with respect to other pharmaceutical products of comparable commercial value. Each Party shall be entitled to exercise prudent and justified business judgment in fulfilling its obligation to exercise its Reasonable Best Efforts under this Agreement.

                  1.64 "Reconciliation Amount" shall have the meaning set forth in Section 6.7.

                  1.65 "Reimbursement Account" shall have the meaning set forth in Section 6.6(b).

                  1.66 "Sales Forecast" shall have the meaning set forth in
Section 8.2.

                  1.67 "Sales Representative" shall mean, with respect to each Party, an individual: (i) who is regularly employed by such Party on a full-time or part-time basis as a member of one of its sales forces or as a medical liaison representative or, with the written consent of the other Party, is retained on a contractual basis to act as a part of its sales force; and (ii) who is appropriately qualified and experienced in pharmaceutical product promotion to make effective sales presentations for the Products.

                  1.68 "Sample Pack" shall mean a packaged and labeled container of Product for distribution to Third Parties as samples.

                  1.69 "Secondary Detail" shall mean a Detail in which the Product being Detailed is the second most emphasized product, and the second product presented, during such Detail.

                  1.70 "Secondary Enforcement Party" shall mean Abbott in the U.S. Territory and Triangle in the International Territory.

                  1.71 "Sold" or "Sale" shall mean the sale, transfer, exchange or other disposition of Products whether by gift, or otherwise, subsequent to Regulatory Approval in a given country (if such Regulatory Approval is required) by Abbott or its permitted sublicensees. Sales of Product shall be deemed consummated upon the first to occur of: (a) receipt of payment from purchaser; (b) delivery of Product to the purchaser or a common carrier; (c) release of Product from consignment; or (d) if otherwise transferred, exchanged or disposed of by gift or otherwise, when such transfer, exchange, gift or other disposition occurs. Notwithstanding the foregoing definition of Sale, to the extent that, with the prior consent of Triangle, Abbott distributes any Product in the U.S. Territory under *** (it being understood that no such distribution will be made without Triangle's consent), and such distribution is at a sales price which exceeds its fully absorbed costs therefor, such amount shall be deemed part of Abbott Net Sales; provided, however, that such distribution shall not be deemed a Product Approval of such Product. The distribution of Sample Packs shall not be deemed a Sale.

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                  1.72 "Supplemental Clinical Studies" shall have the meaning set forth in Section 3.1.

                  1.73 "Supply Agreement" shall have the meaning set forth in the introductory recitals to this Agreement.

                  1.74 "Term" shall have the meaning set forth in Section 16.1.

                  1.75 "Territories" shall mean the U.S. Territory and the International Territory.

                  1.76 "Third Party" shall mean any Person that is not a Party or an Affiliate of a Party.

                  1.77 "Transfer Price" shall mean the price for the sale of Product by Triangle to Abbott for the U.S. Territory as determined pursuant to
Section 8.4.

                  1.78 "Transfer WAC" shall mean, with respect to each Product, the transfer price set by Triangle for such Product in the U.S. Territory pursuant to Section 8.4.

                  1.79 "Triangle-Abbott Alliance Agreements" shall mean this Agreement and the following agreements entered into between the Parties of even date herewith: (i) the Co-Promotion Agreement; (ii) the Stock Purchase Agreement; and (iii) the Stockholder Rights Agreement. Upon negotiation, due execution and delivery, the Supply Agreement shall also be considered one of the Triangle-Abbott Alliance Agreements.

                  1.80 "Triangle's Cash" shall have the meaning set forth in
Section 6.6(b).

                  1.81 "Triangle Cost of Goods" shall mean the *** of manufacturing and packaging the Net Units of Product Sold during the given calendar quarter or year, including the *** , if any, incurred by Triangle during the given calendar quarter or year for (i) the *** of the Compounds and Products; (ii) any *** on the Compounds and Products, and (iii) *** and *** if not included in the finished cost of the Products. The Triangle Cost of Goods shall be calculated separately for the U.S. Territory and the International Territory. All Triangle Cost of Goods with respect to the International Territory shall be includable in Abbott SG&A and be subject to reimbursement as provided in Section 7.9.

                  1.82 "Triangle Distribution Margin" shall mean, with respect to the U.S. Territory, the Triangle Product Sales minus the Triangle Cost of Goods and the Triangle Third Party Royalties with respect to the U.S. Territory for the given calendar quarter or year. The Triangle Distribution Margin shall be calculated only for the U.S. Territory.

                  1.83 "Triangle International Profit Amount" shall have the meaning set forth in Section 6.5(c).

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                  1.84 "Triangle License Agreements" shall mean the MKC-442 License Agreement, the FTC License Agreement, the DAPD License Agreement and the L-FMAU License Agreement.

                  1.85 "Triangle Licensors" shall mean Mitsubishi Chemical Corporation with respect to MKC-442, Emory University with respect to FTC, Emory University and the University of Georgia Research Foundation, Inc. with respect to DAPD, and Bukwang Pharm. Ind. Co., Ltd. with respect to L-FMAU.

                  1.86 "Triangle Operating Margin" shall mean, with respect to the U.S. Territory, the Triangle Distribution Margin minus the Triangle SG&A for the given calendar quarter or year. The Triangle Operating Margin shall be calculated only for the U.S. Territory.

                  1.87 "Triangle Product Sales" shall mean, with respect to the U.S. Territory, the total aggregate Transfer Price received by Triangle from Abbott for the Net Units of Products Sold in the U.S. Territory during the given calendar quarter or year. The Triangle Product Sales shall be calculated only for the U.S. Territory.

                  1.88 "Triangle SG&A" shall mean, with respect to the U.S. Territory during the given calendar quarter or year, (i) the costs and expenses permitted under Section 4.2 which are incurred by Triangle in the *** of the Products in the U.S. Territory and, to the extent permitted under
Section 4.4, the Marketing Studies for the Products during the given calendar quarter or year, in the categories set forth in Exhibit 1.8, (ii) reasonable *** costs and expenses incurred by Triangle in connection with claims instituted by Triangle pursuant to Section 9.5 or 9.6 in the U.S. Territory,
(iii) the reasonable *** costs and expenses of *** in the U.S. Territory, and
(iv) such other costs and expenses specifically included in Triangle SG&A pursuant to the terms of this Agreement. The Triangle SG&A shall be calculated only for the U.S. Territory.

                  1.89 "Triangle Third Party Royalties" shall mean the following royalties paid or escrowed by Triangle with respect to the Products during a given calendar quarter or year: (i) the Third Party royalties listed in Exhibit 1.89 which are due and payable under the Triangle License
Agreements and (ii) any *** other payments or consideration to the extent permitted ***. The Triangle Third Party Royalties shall be calculated separately for the U.S. Territory and the International Territory and shall be paid directly by Triangle.

                  1.90 "Triangle Trademarks" shall have the meaning set forth in
Section 14.1.

                  1.91 "Triangle U.S. Profit Amount" shall have the meaning set forth in Section 6.4(c).

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                  1.92 "U.S. Adjustment Amount" shall have the meaning set forth in Section 6.4(d).

                  1.93 "U.S. Co-Promotion Budget" shall have the meaning set forth in Section 4.2.

                  1.94 "U.S. Co-Promotion Plan" shall have the meaning set forth in Section 4.2.

                  1.95 "U.S. Marketing Board" shall have the meaning set forth in Section 4.2 and applies to the Co-Promotion of the Products in the U.S. Territory.

                  1.96 "U.S. Product Profit" shall mean the following: (i) with respect to the first calendar quarter of each year, the total of the Abbott Operating Margin and the Triangle Operating Margin for such calendar quarter and (ii) for the second, third and fourth calendar quarters of each year, the total, for the subject calendar quarter and each previous calendar quarter during such calendar year, of the Abbott Operating Margin and the Triangle Operating Margin.

                  1.97 "U.S. Promotional Materials" shall mean all electronic and computer managed information (including the Internet), all written, printed or graphic materials, brochures, sales aids and other promotional items relating to a Product approved for use in the U.S. Territory.

                  1.98 "U.S. Territory" shall mean the United States of America,
*** .

                  1.99 "Valid Claim" shall mean (a) an issued claim of any unexpired patent including among the Product Patents, or (b) a pending claim of any pending patent application included among the Product Patents, which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise or which has not been lost through an interference proceeding.

                  1.100 "WAC" shall have the meaning set forth in Section 8.4.

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                                   ARTICLE 2

                           DISTRIBUTION AND PROMOTION

                  2.1 EXCLUSIVE DISTRIBUTOR. Except as and to the extent otherwise specified in this Agreement, Triangle hereby appoints Abbott, and Abbott hereby accepts appointment, as the exclusive distributor of the Products in the U.S. Territory and the International Territory, with the sole and exclusive right to commercially sell and distribute the Products to Third Parties within the U.S. Territory and the International Territory. Abbott shall not appoint any sub-distributors of the Products in the U.S. Territory. Subject to Section 2.4, Abbott may appoint sub-distributors in the International Territory.

                  2.2 PROMOTION. Except as and to the extent otherwise specified in this Agreement, Triangle hereby grants to Abbott, and Abbott hereby accepts,
(i) the exclusive right to Co-Promote the Products in the U.S. Territory jointly with Triangle and (ii) the exclusive right to Promote the Products in the International Territory. Neither Abbott nor Triangle shall appoint any Third Party to act on its behalf with respect to the Detailing of the Products in the U.S. Territory. Subject to Section 2.4, Abbott may appoint Third Parties to Promote in the International Territory.

                  2.3 LICENSE.

                    (a) Subject to the terms of this Agreement, Triangle
               hereby grants Abbott a license (including a sub-license under the Triangle License Agreements) to utilize the Product
               Patents and the Product Technology to offer to sell and sell the Products within the Field of Use in the U.S. Territory and to otherwise perform any duties and obligations that Abbott is required or permitted to perform under this Agreement in the U.S. Territory. Such license shall be co-exclusive with Triangle except as to (i) rights retained by the Triangle Licensors as specified in the Triangle License Agreements and by Glaxo Wellcome pursuant to the GW License Agreement (as defined in the first amendment to the FTC License Agreement),
               (iii) rights contemplated in Sections 2.6 and 3.6, and (iv) any rights of the U.S. Government described in the Triangle License Agreements.

                    (b) Subject to the terms of this Agreement, Triangle
               hereby grants Abbott a license (including a sub-license under the Triangle License Agreements) to utilize the Product Patents and the Product Technology to import, use, offer to sell, sell and, subject to the negotiation and execution of the Supply Agreement, to make and have made, the Compounds and Products within the Field of Use in the International Territory and to otherwise perform any duties and obligations that Abbott is required or permitted to perform under this Agreement in the International

               Territory. Such license shall be exclusive except as to (i) Triangle and its Third Party manufacturers so as to perform any obligations or activities that Triangle is required or permitted to perform under this Agreement, (ii) rights retained by the Triangle Licensors as specified in the Triangle License Agreements and by Glaxo Wellcome pursuant to the GW License Agreement (as defined in the first amendment to the FTC License Agreement), (iii) rights contemplated in Sections 2.6 and 3.6, and (iv) any rights of the U.S. Government described in the Triangle License Agreements.

                    (c) Abbott hereby grants Triangle *** a nonexclusive,
               royalty free (other than *** ) right and license to utilize the Abbott Technology and Abbott Patents to make, have made, import, use, offer to sell and sell the Compounds and Products within the Field of Use. In the case of the ***, such license shall apply only to (i) countries outside of the Territories and (ii) any country in which the applicable Triangle License Agreement is terminated.

                  2.4 USE OF THIRD PARTIES. Except as provided in this Sections 2.4 and 20.2, Abbott shall not have the right to grant sublicenses without the prior express consent of Triangle, not to be unreasonably withheld, and, to the extent required, the applicable Triangle Licensor, in which event Triangle shall reasonably cooperate with Abbott in its efforts to obtain the consent of the applicable Triangle Licensor. Notwithstanding the prior sentence, Abbott shall have the right, without obtaining the consent of Triangle, to enter into agreements concerning the distribution and/or Promotion of the Products to the extent that sales or other activities by such a Person would not be included for purposes of calculating Triangle Third Party Royalties pursuant to the terms of the applicable Triangle License Agreement. No sublicense granted by Abbott shall relieve it of any obligation hereunder.

                  2.5 RIGHTS TO ADDITIONAL PRODUCTS. Triangle hereby grants to Abbott, and Abbott hereby accepts, a right of first discussion with respect to all pharmaceutical compounds, which are licensed to or developed by Triangle (regardless of their stage of development) up until December 31, 2005. If Triangle desires to sell the rights to or out-license such compound, such right shall include the right, as the case may be, for Abbott to purchase, license or sublicense such compound, subject to the negotiation of an agreement as provided in this Section 2.5. Otherwise, such right shall include the right for Abbott to co-promote and exclusively distribute the compound in the U.S. Territory and the right to exclusively distribute and exclusively promote the compound in the International Territory, subject to the negotiation of an agreement as provided in this Section 2.5. At the *** for such compound, or earlier at Abbott's election, or from time to time at Triangle's election (to the extent Triangle intends to solicit interest from Third Parties.

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for the same or a similar proposed transaction), Triangle shall prepare and submit to Abbott a data package, which shall consist of all material information reasonably available to Triangle at such time, including (to the extent available) identification of the compound, stage of development, therapeutic category, targeted indications, mechanism of action, safety and toxicity profile, clinical efficacy, clinical investigator's brochures, physical and chemical characterization, drug-drug interactions, pharmacokinetic and ADME properties, synthetic schemes, anticipated regulatory submission dates, development and projected cost plan, manufacturing processes and cost and patent status. Within *** after the receipt of the data package Abbott shall notify Triangle whether it is interested in such compound. If Abbott notifies Triangle of Abbott's interest, the Parties shall, in good faith, proceed to negotiate the terms of an agreement under the general conditions set forth in this Section 2.5. In the event that Abbott notifies Triangle that it is not interested in such compound or fails to give Triangle timely notice of its interest, Triangle shall be free to commercialize the compound itself or to grant rights covered by such right of first discussion to any Third Party. If Abbott has timely notified Triangle of its interest in the compound but the Parties are unable to agree to the terms of such an arrangement, after good faith negotiations, within *** from the delivery of such notice, then until *** (i) *** or (ii) *** from the delivery of such notice, Triangle shall not enter into an agreement which grants any rights to such compound to any Third Party, on terms which, taken as a whole, are more favorable to such Third Party than those offered to Abbott, without first offering such terms to Abbott. If Triangle offers such terms to Abbott pursuant to the immediately preceding sentence, then Abbott's period to elect such more favorable terms shall be *** . Any information regarding any compound offered to Abbott under this
Section 2.5 shall be subject to the confidentiality and nondisclosure obligations set forth in Article 13. *** in accordance with the provisions of this Section 2.5. Notwithstanding Section 20.2, references in this Section
2.5 to Abbott shall be deemed to refer only to Abbott Laboratories.

                  2.6 COMBINATION PRODUCTS.

                    (a) Each Party acknowledges that there is a *** Fixed-Dose
               Combination Products for the treatment of HIV, and potentially for HBV, and it is each Party's intent to *** of Fixed-Dose Combination Products. Triangle agrees to keep Abbott fully apprised of its activities with any Third Party concerning the development of Fixed-Dose Combination Products, and Abbott shall have the right

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               to provide input with respect to these activities and, to the extent reasonably possible, the right to participate in meetings with such Third Party regarding such activities.

                    (b) Triangle may enter into any Fixed-Dose Combination
               Collaboration without Abbott's prior written consent if each of the following conditions is met: (i) the relevant Fixed-Dose Combination Product would be manufactured, marketed, promoted, sold and distributed by the Parties *** in accordance with the terms of the Triangle-Abbott Alliance Agreements (except insofar as compounds (other than the Compound(s)) contained in the Fixed-Dose Combination Product are supplied by a Third Party); (ii) all of the consideration received by the Parties on account of the Compound(s) contained in the Fixed-Dose Combination Collaboration are allocated between them in accordance with the terms of this Agreement; and (iii) the rights set forth in clause (i) above apply throughout the Territories or substantially all of the Territories (i.e., *** of Triangle's good faith estimate of the unit market for the Fixed-Dose Combination Product) in the Territories, (iv) the U.S. Product Profit and International Product Profit with respect to the Compound(s) contained in the relevant Fixed-Dose Combination Product are reasonably projected by Triangle to increase ***, all as determined in accordance with the methodology set forth on Exhibit 2.6 and
               (v) the price of the Fixed-Dose Combination Product in the U.S. Territory is *** of the *** for all compounds contained therein when sold separately in the U.S. Territory (or if all compounds are not then being sold separately, the Parties' reasonable projection of the separate price of such compounds upon launch), all determined on a ***.

                    (c) Triangle may not enter into a Fixed-Dose Combination
               Collaboration which does not satisfy each of the conditions set forth in Section 2.6(b) without Abbott's prior written consent, which consent shall not be unreasonably withheld.

                    (d) Nothing in this Section 2.6 shall in any way restrict
               Triangle from entering into discussions with Third Parties regarding the viability of one or more Fixed-Dose Combination Collaborations including, but not limited to, exchanging data and information (e.g., Product Technology) regarding the potential Fixed-Dose Combination Product and undertaking feasibility studies relating to the such Fixed-Dose Combination Product. All reasonable and necessary expenses incurred by Triangle relating to the viability of such Fixed-Dose Combination Collaboration shall be borne exclusively by Triangle, unless such Fixed-Dose Combination Collaboration is entered into pursuant to Section 2.6(b) or
               (c) or otherwise with Abbott's consent,

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               in which case, upon the execution of the Fixed-Dose Combination Collaboration agreement by Triangle, Abbott shall reimburse Triangle for *** of all reasonable and necessary expenses incurred by Triangle. All expenses incurred after any Fixed-Dose Combination Collaboration is entered into pursuant to Section 2.6(b) or (c) or otherwise with Abbott's consent shall be included in the relevant Party's SG&A. Other than as permitted pursuant to this Section 2.6, neither Party shall have the right to enter into a Fixed-Dose Combination Collaboration.

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                                   ARTICLE 3

                CLINICAL DEVELOPMENT, PRODUCT APPROVAL AND LAUNCH

                  3.1 CLINICAL DEVELOPMENT. Subject to the terms of this Agreement, Triangle shall exercise its Reasonable Best Efforts to pursue, and shall bear the full cost and expense of, the clinical development of the Products for the U.S. Territory and the International Territory, including exercising its Reasonable Best Efforts to (i) perform all clinical studies and trials, (ii) generate all safety, toxicology and efficacy data required to pursue, obtain and maintain Product Approval in the U.S. Territory and the International Territory and (iii) obtain, as promptly as practicable after Product Approval in the United States, a twenty-four (24) month or greater shelf-life for each Product in the U.S., subject, however, to limitations on the shelf life because of the particular characteristics of each such Product. Notwithstanding the preceding sentence, if the performance of clinical studies or trials or the generation of safety, toxicology and efficacy data is required to pursue, obtain and maintain Product Approval in a country in the International Territory which is not a Major Country, which studies, trials or data are not also required to pursue, obtain and maintain Product Approval in the U.S. Territory or a Major Country (a "Supplemental Clinical Study"), then, if Abbott determines to proceed with Product Approval in such country, the costs and expenses of any such Supplemental Clinical Study shall be borne equally by Triangle and Abbott and excluded from both Triangle SG&A and Abbott SG&A. Triangle shall keep Abbott fully apprised with respect to its clinical development activities and shall provide Abbott with the opportunity for input regarding these activities, including the right to review the protocols and Triangle's audit reports relating to all clinical studies. Triangle shall control all decisions regarding such clinical development activities in the Territories. Triangle shall use its Reasonable Best Efforts to provide, on an on-going basis, appropriate primary documents (in English) to Abbott in connection with Abbott's efforts to pursue, obtain and maintain Product Approval in each Major Country and such other countries within the International Territory as Abbott reasonably deems appropriate, including providing certificates of free sale to Abbott and other legal documents, certificates, Product samples, study reports, regulatory overviews, statistical overviews, and other regulatory documents as prepared.

                  3.2 U.S. PRODUCT APPROVAL. Triangle shall exercise its Reasonable Best Efforts to file, obtain and maintain Product Approval for the Products in the United States, and shall bear the full cost and expense thereof. Triangle shall keep Abbott fully apprised with respect to its Product Approval activity in the United States. Specifically, Triangle shall
(i) provide Abbott with a copy of all filings, documents, and correspondence with the FDA and any inspection reports relating to Third Party manufactures,
(ii) to the extent reasonably practicable, provide Abbott with advance notice of meetings with the FDA and consider, at Triangle's sole discretion, Abbott's request to attend or participate in any such meeting, and (iii) allow Abbott representatives reasonable opportunity to audit such Third Party manufacturing facilities, to the extent permitted by the *** . Triangle shall control all decisions regarding its regulatory activities in the United States, including, without limitation, decisions regarding the filing, obtaining and maintaining of Product Approval for the Products in the United States.

                  3.3 INTERNATIONAL PRODUCT APPROVAL. Abbott shall exercise its Reasonable Best Efforts to file, obtain and maintain Product Approval for the Products in the International Territory, and shall bear the full cost and expense thereof. Abbott shall use its Reasonable Best Efforts to pursue the filing, obtaining and maintaining of Product Approval in all Major Countries and such other countries within the International Territory as Abbott reasonably deems appropriate. Abbott shall keep Triangle fully apprised with respect to its Product Approval activities in the International Territory and shall provide Triangle with the opportunity for input with respect to such international Product Approval activities. Specifically, Abbott shall (i) provide Triangle with a copy of the CPMP (Committee for Proprietary Medicinal Products) registration package, the core Latin American registration package, and the core Pacific/Asian/African registration package and, upon Triangle's reasonable request on a country-by-country basis, a copy of filings, documents, and correspondence with regulatory authorities concerning the Compounds or Products (without an obligation to translate into English, unless otherwise available), (ii) to the extent reasonably practical, provide Triangle with advance notice of meetings and telephone conferences with regulatory authorities in the Major Countries in which strategies, approval issues or major scientific issues may be reviewed concerning the Compounds or Products and consider, at Abbott's sole discretion, Triangle's request to attend or participate in any such meeting or conference, and (iii) for Compounds or Products sourced from Abbott under the Supply Agreement, provide Triangle with a copy of any inspection reports relating to Abbott's, its Affiliates' or any Third Party's manufacture of Compound or Product and allow Triangle representatives reasonable opportunity to audit such manufacturing facilities, to the extent permitted by the *** . Abbott shall control all decisions regarding such regulatory activities in the International Territory.

                  3.4 REASONABLE COOPERATION. Each Party shall provide the other Party with all reasonable assistance requested by the other Party with respect to the foregoing clinical development and regulatory activities. The Party providing such assistance shall be reimbursed by the other Party for its reasonable out-of-pocket costs and expenses.

                  3.5 LAUNCH. The Parties shall use their Reasonable Best Efforts to Launch and Co-Promote each Product in the U.S. Territory within *** from the date of Product Approval in the United

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States. Abbott shall use its Reasonable Best Efforts to Launch and Promote each Product in each country of the International Territory within *** from the date of Product Approval in such country.

                  3.6 TRIANGLE ASSUMPTION RIGHTS.

                    (a) Once a Product has been Launched in the U.S.
               Territory, if Abbott determines not to Launch such Product in a given country in the International Territory or otherwise fails to Launch such Product within *** after receipt of Product Approval in such country, then Triangle may elect, by *** prior written notice to Abbott, to terminate (unless
               Abbott Launches the Product in such country during such *** notice period) Abbott's rights under this Agreement to Promote such Product in such country (including a termination of the license granted to Abbott hereunder with respect to such Product in such country), in which event Triangle may itself, or through one or more Third Parties, Launch and Promote such Product in such country outside of the scope of this Agreement; provided that the *** Triangle sells such Product to Third Parties in such country may not *** (i) the *** Abbott sells such Product to Third Parties, if any, in any country that is now or may be in the future a member of the European Union, or
               (ii) in the event that Abbott has not obtained Product
               Approval in any country in the European Union, the average of the *** in the five (5) countries with the highest net unit sales of such Product or, if there are fewer than five countries in which there is Product Approval for such Product, the average over all such countries; provided, further, that if Abbott subsequently obtains Product Approval for such Product in a country in the European Union, Triangle shall use its Reasonable Best Efforts to increase the *** of the Product in such country to the level provided in clause (i) above. Notwithstanding the foregoing, if Abbott is in the process of re-negotiating the *** with the applicable regulatory authorities in such country, Abbott may request, prior to the expiration of the above-referenced *** period, an extension of up to an additional *** , subject to the consent of Triangle, not to be unreasonably withheld, as well as an additional ***, subject to Triangle's consent (i) at its sole discretion if a non-Major Country or (ii) in its reasonable discretion if a Major Country; provided that either such extension shall automatically terminate upon the cessation of the *** . At the request of Triangle, Abbott shall promptly provide all *** information requested by Triangle.

                    (b) With respect to any Major Country in the International
               Territory, Triangle will notify Abbott when Triangle reasonably determines that Triangle has delivered to Abbott a set of primary documents in respect of a given Product which is sufficiently complete to enable Abbott

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               to prepare a submission for Product Approval in such Major Country. Abbott shall have *** from the date of receipt of the Triangle notice referred to in the immediately preceding sentence in which to determine whether such primary documents are sufficiently complete.

                         (i) If Abbott determines that such primary documents
                    are sufficiently complete, subject to the provisions set forth below, Abbott shall have *** within which to prepare and make a Product Approval submission for such Product for all Major European Countries (the "Pan-European Submission") and *** to prepare and make submissions in a non-European Major Country. Failure by Abbott to notify Triangle of a deficiency within such *** period shall be deemed to constitute notice that such primary documents are sufficiently complete.

                         (ii) If Abbott determines, in good faith, within
                    such *** period that such primary documents are not sufficiently complete, it shall notify Triangle to this effect, which notice shall specify the deficiency. The *** and *** time periods specified in clause (i) above shall not commence until such time as Triangle cures the deficiency. In the event the Parties disagree as to whether a deficiency exists, they shall attempt to resolve the dispute and any unresolved dispute shall be subject to Section 20.3.

                         (iii) The periods set forth in clause (i) shall be
                    tolled if the applicable regulatory authority determines there exists a material deficiency in the primary documents or Product Approval submission, as applicable (and the deficiency did not arise as a result of Abbott's failure to perform its obligations hereunder), and shall be restarted when such deficiency is cured; provided, however, that Abbott shall be entitled to a reasonable period of time to complete such submission, which period shall be mutually agreed upon by the Parties. Abbott shall promptly notify Triangle in the event Abbott receives notice of deficiency from any regulatory authority, including the specific details thereof.

                         (iv) In the event Abbott fails to make a Product
                    Approval submission within the time allowed therefor pursuant to this Section 3.6(b), it shall pay Triangle an amount equal to $200,000 per month for each month's delay in making the Pan European Submission and $75,000 for each month's delay in making a Product Approval submission in each non-European Major Country. The foregoing amounts shall double at each successive six (6) month interval during which payments are being made to Triangle pursuant to this
                    Section 3.6(b).

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                    (c) Notwithstanding the foregoing provisions of this Section
               3.6, Abbott shall not be deemed to have failed to Launch a Product pursuant to paragraph (a) or to have failed to file for Product Approval in paragraph (b), is such failure resulted from an event of Force Majeure pursuant to Article 19.

                  3.7 EXCUSED PERFORMANCE. The Parties acknowledge and understand that the development, registration and marketing of the Products, as with any pharmaceutical product, is subject to certain inherent risks including that (a) the Products will be ineffective, toxic, or will not receive Product Approval; (b) the Products will be too expensive to manufacture or market or will not achieve broad market acceptance; (c) Third Parties will hold proprietary rights that will preclude the marketing and sale of the Product; or
(d) Third Parties will market equivalent or superior products. Neither Party makes any representation or warranty that the Products (i) will be successfully developed; (ii) will receive all necessary Product Approvals; (iii) will be Launched; or (iv) will be commercially successful. The respective obligations of the Parties under this Article, and Articles 4 and 5 with respect to any Product, are expressly conditioned upon the safety, efficacy and commercial feasibility of such Product, and a Party's obligation hereunder shall be delayed or suspended for so long as any condition or event exists which reasonably causes a Party to question the safety, efficacy or commercial feasibility of any Product. Furthermore, Abbott's obligation to market and Promote the Products in a country in the International Territory shall not apply if Abbott has not commenced or has ceased marketing such Product in such country substantially due to adverse business or financial conditions, including those caused by the regulatory authorities or other governmental authorities of such country, which would cause the marketing of such Product in such country to be contrary to the financial best interest of the Parties, including not commencing marketing in a country where the regulatory authorities or other governmental authorities have price approval or reimbursement authority and the price approved or proposed or the reimbursement granted is unacceptable to Abbott in its reasonable commercial judgment. Each Party shall promptly notify the other Party in the event any material issue arises as to the safety, efficacy, commercial feasibility, or adverse business or financial conditions with respect to any Product.

                                   ARTICLE 4

                           CO-PROMOTION AND PROMOTION

                  4.1 MARKETING EFFORT. Abbott and Triangle shall use their Reasonable Best Efforts to Co-Promote the Products in the U.S. Territory, and Abbott shall use its Reasonable Best Efforts to Promote the Products in the International Territory. Triangle shall be the lead Party for implementation of, and shall make tactical decisions with regard to, Co-Promotion in the U.S. Territory, consistent with the terms of this Agreement, the then current U.S. Co-Promotion Plan and U.S. Promotional Materials and any applicable direction provided by the U.S. Marketing Board. Abbott shall use its Reasonable Best Efforts to implement, and shall make tactical decisions with regard to, Promotion in the International Territory, consistent with the terms of this Agreement, the then current International Promotion Plan and International Promotional Materials and any applicable direction provided by the International Marketing Board.

                  4.2 U.S. TERRITORY

                    (a) U.S. MARKETING BOARD. Abbott and Triangle shall work
               together to Co-Promote the Products in the U.S. Territory and shall present their views on the Co-Promotion of each Product through a committee (the "U.S. Marketing Board") which shall oversee and direct the Co-Promotion of the Products in the U.S. Territory. The U.S. Marketing Board shall review and approve strategies for the Co-Promotion of the Products and undertake the activities necessary to implement those strategies in accordance with a U.S. Co-Promotion Plan and U.S. Promotional Materials (including by coordinating the Parties' Detailing messages and methodologies, physician, trade and managed care targeting and call programs and efforts). The U.S. Marketing Board shall observe the following rules:

                         (i) The U.S. Marketing Board, consisting of a total
                    of not more than ten (10) individuals, shall include an equal number of representatives from Abbott and Triangle and shall be permanently chaired by a Triangle representative. Each Party's representatives on the U.S. Marketing Board shall be full-time employees of such Party. Each party shall be permitted to have an additional non-voting observer from the International Marketing Board participate in any meeting. Abbott shall designate a lead representative on the U.S. Marketing Board, who shall be authorized by Abbott to communicate with the Triangle chairperson between meetings of the U.S. Marketing Board, to make decisions as needed. Each Party shall have the right, at any time, to designate by written notice to the other Party, a replacement, on a permanent or temporary basis, for any of such Party's members on the U.S. Marketing Board, including the chairperson.

                         (ii) Except for (A) the establishment of the U.S.
                    Co-Promotion Budget which is reserved for the mutual agreement of the Parties, (B) the pricing of the Products to the Third Party customers, which shall be determined pursuant to Section 8.4, and (C) the location of the Abbott Sales Representatives, which shall be determined by Abbott, Triangle shall be responsible for making all final decisions related to the Co-Promotion of the Products in the U.S. Territory. The U.S. Marketing Board shall endeavor to work by consensus; provided that the decisions of the chairperson shall be deemed the final decisions of the Board in all circumstances. Each Party shall use Reasonable Best Efforts to implement the final decisions of the U.S. Marketing Board.

                         (iii) In addition to the members of the U.S. Marketing
                    Board, it is understood that from time to time additional personnel having specialized experience and training shall be requested to assist the U.S. Marketing Board, including finance, legal, and regulatory affairs. Such additional personnel may be added to a U.S. Marketing Board meeting by invitation of the chairperson; provided, however, that if the chairperson invites one or more specialists from one Party, it shall extend a like invitation to similar specialists from the other Party.

                         (iv) The U.S. Marketing Board shall meet as
                    necessary, but such committee shall meet at least once per calendar quarter. The site for such meetings shall alternate between Durham, North Carolina, and Abbott Park, Illinois, or such other location agreed to by the Parties. Meetings may also take place by telephonic or video conference. The chairperson shall send to the members of the U.S. Marketing Board a notice of each meeting at least ten
                    (10) business days prior to the date of such meeting. The chairperson shall endeavor to coordinate the timing and place of scheduled meetings of the U.S. Marketing Board with those of the International Marketing Board.

                         (v) Any member of the U.S. Marketing Board may send to
                    the chairperson, at least seven (7) business days before a meeting date, proposed topics to be discussed at such meeting. At least five (5) business days before the meeting date, the chairperson shall prepare and distribute an Agenda for such meeting of the topics to be discussed at such meeting and a list of any non-member specialists who have been invited to such meeting. Within ten (10) business days after such meeting, the chairperson shall prepare and distribute draft action steps and decisions of the meeting to all members of the U.S. Marketing Board. Within five (5) business days of the date on which the action steps and decisions were distributed, the members shall either note their approval or submit proposed revisions to the draft. Not more than five
                    (5) business days after the receipt of all approvals or proposed revisions, the chairperson shall issue the final action steps and decisions of the U.S. Marketing Board.

                         (vi) Each Party shall bear its own costs, including
                    travel costs, for its personnel serving on the U.S. Marketing Board or attending any meeting of the U.S. Marketing Board.

                    (b) U.S. CO-PROMOTION BUDGET. Each year the Parties shall
               reach written agreement on an annual budget for each Product (the "U.S. Co-Promotion Budget"), which shall set forth in appropriate detail, the costs and expenses to be incurred pursuant to subpart (i) of Section 1.8 (Abbott SG&A) and subpart (i) of Section 1.88 (Triangle SG&A). The initial U.S. Co-Promotion Budget shall be approved within *** of the Effective Date and each subsequent annual U.S. Co-Promotion Budget shall be approved by *** for the following Annual Reporting Period for the U.S. Territory. The U.S. Co-Promotion Budget shall be expended consistent with the strategies outlined in the U.S. Co-Promotion Plan, allowing for management discretion in the implementation of specific tactical components. The approved U.S. Co-Promotion Budget for a Product may be adjusted at any time upon the written agreement of the Parties.

                    (c) U.S. CO-PROMOTION PLAN. With input from the U.S.
               Marketing Board, Triangle will use its Reasonable Best Efforts to prepare and implement an annual plan (the "U.S. Co-Promotion Plan") for the Co-Promotion of the Products in the U.S. Territory. The U.S. Marketing Board shall review and approve, and oversee the implementation of, the U.S. Co-Promotion Plan; provided that Triangle shall be responsible for making all final decisions relating to the implementation of the U.S. Co-Promotion Plan. The U.S. Co-Promotion Plan shall specify for each Product the number and type of Details (i.e., Primary Details and Secondary Details) to be performed by each Party's Sales Representatives which are included in such Party's SG&A account hereunder (the "Detailing Commitment"), the sampling program for the Products, the Discretionary Funds available to the Sales Representatives, any Marketing Studies for the Product, medical education programs and special marketing incentive programs; provided, however, that,

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               unless expressly agreed otherwise by the Parties, the Abbott Sales Representatives and the Triangle Sales Representatives shall be treated in a like and equal manner such that: (i) *** per Sales Representative shall be the same for both Parties;
               (ii) the *** (as well as the ***) per Sales Representative shall be identical for both sales forces; (iii) the *** per Sales Representative shall be the same for both Parties; and (iv) the amount and type of *** per Sales Representative shall be identical for both sales forces. In preparing the U.S. Co-Promotion Plan, the U.S. Marketing Board shall use its Reasonable Best Efforts to coordinate its activities with the Co-Promotion Committee (as defined in the Co-Promotion Agreement) with respect to its preparation of the Co-Promotion Plan (as defined in the Co-Promotion Agreement).

                  (d) U.S. SALES REPRESENTATIVES.

                         (i) Under the U.S. Co-Promotion Budget and the U.S.
               Co-Promotion Plan, Abbott shall maintain *** Sales Representatives to Co-Promote hereunder (measured on a full time equivalent basis), except as provided in Section
               4.2(d)(ii), and Triangle shall be authorized to maintain
               *** Sales Representatives to Co-Promote hereunder (measured on a full time equivalent basis). Abbott and Triangle shall be authorized to *** such Sales Representatives, *** full time equivalent basis (limited to the categories set forth in Exhibit 1.8), as part of the *** respectively; provided, that to the extent that either Party's *** do not meet or exceed such Party's *** then such Party's *** shall be reduced on a proportionate basis. The U.S. Marketing Board may not reduce the number of Abbott's Sales Representatives Co-Promoting the Products below *** full time equivalents without the written consent of Abbott. Each Party may dedicate more than *** Sales Representatives (measured on a full time equivalent basis) to Co-Promote the Products in the U.S. Territory, but may not include any of the costs and expenses attributable thereto in the Abbott SG&A or the Triangle SG&A, except as provided in
               Section 4.2(d)(ii). Each of Abbott and Triangle shall be authorized to account for no more than *** , on a fully allocated cost per full time equivalent basis, as part of the Abbott SG&A and Triangle SG&A, respectively.

                         (ii) Following the *** full calendar year after the
               Launch of the first Product in the U.S. Territory, Abbott may, with ***

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                    written notice to Triangle prior to the commencement of
               any calendar year, elect to *** its sales force commitment below *** Sales Representatives (measured on a full time equivalent basis) in whole increments of *** , which election shall be effective for such calendar year; provided that Triangle may thereafter *** from time to time the number of its Sales Representatives Co-Promoting hereunder (measured on a full time equivalent basis) to the extent that the aggregate number of Triangle and Abbott Sales Representatives Co-Promoting hereunder does not *** Sales Representatives (measured on a full time equivalent basis). Abbott may, with *** written notice to Triangle prior to the commencement of any subsequent calendar year, elect to *** its sales force commitment in whole increments of *** Sales Representatives (measured on a full time equivalent basis); provided that such *** shall be permitted only to the extent that the aggregate number of Triangle and Abbott Sales Representatives Co-Promoting hereunder does not *** Sales Representatives (measured on a full time equivalent basis), including any *** Sales Representatives *** by Triangle in accordance with the prior sentence. In the event that Abbott *** the number of its Sales Representatives Co-Promoting hereunder (measured on a full time equivalent basis) *** , Triangle may, with *** prior written notice to Abbott, elect to assume the exclusive right to Promote the Products hereunder in the U.S. Territory. In the event Triangle *** its Sales Representatives or assumes the Promotion of the Products as provided in this Section 4.2(d)(ii), the costs and expenses of its *** Sales Representatives (to the extent that the aggregate number of Abbott Sales Representatives and Triangle Sales Representatives does not *** measured on a full time equivalent basis) shall be included in Triangle SG&A.

                         (iii) Each Party shall be responsible for staffing,
                    selling skills training, supervising, and compensating (including incentives) its own Sales Representatives. With respect to training, Triangle shall make available to Abbott, at no charge , the same kinds and amounts of Product-specific training materials that it provides for its own Sales Representatives. Both Parties shall re-train their personnel in the promotion of the Products from time to time as set forth in the U.S. Co-Promotion Plan. Each Party shall reward its Sales Representatives (except for *** or similar positions) for promoting the Products through an incentive-based compensation system. For Abbott

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                    such system shall be reasonably comparable in extent and manner as Abbott would use to reward its sales representatives for the promotion of one of its own products of comparable commercial value and required detailing effort. For Triangle, its system shall be reasonably comparable in extent and manner as other comparable pharmaceutical companies with products of comparable commercial value and required detailing effort. Each Party shall have full control over and be responsible for the salary, incentives, benefits and other employment matters related to its Sales Representatives.

                    (e) U.S. CO-PROMOTION EFFORT. Each Party shall use its
               Reasonable Best Efforts to perform those tasks and responsibilities assigned to such Party in the U.S.
               Co-Promotion Plan, including performing at least their respective Detailing Commitments, and each Party shall use its Reasonable Best Efforts to support the Co-Promotion of the Products in the U.S. Territory. The Detailing of a Product shall commence upon the Launch of such Product. Each Party may perform Details throughout the U.S. Territory. The U.S. Marketing Board shall coordinate the Parties' Detailing activities so as to maximize Product sales by maximizing geographic coverage, ensuring that the geographic disbursement of the Details is not unduly burdensome on either Party, eliminating unnecessary duplication, and ensuring that the potential for a proportionate number of prescriptions shall be generated by the respective sales forces. The U.S. Marketing Board shall also coordinate the managed care efforts of the Parties in the U.S. Territory as outlined in the U.S. Co-Promotion Plan so as to maximize Product sales by identifying promising *** targets, maximizing geographic coverage, avoiding unnecessary duplication, and enhancing *** penetration. In connection with the Co-Promotion of the Products in the U.S. Territory, both Parties shall participate in conventions, and continuing educational programs for health care professionals, and the effort of the Parties in this regard shall be coordinated by the U.S. Marketing Board.

                    (f) U.S. SAMPLING. As part of the Co-Promotion of the
               Products in the U.S. Territory, each Party may distribute Sample Packs free of charge to health care professionals on an ongoing basis in accordance with the sampling program as outlined in the U.S. Co-Promotion Plan and approved by the U.S. Marketing Board and all Legal Requirements. Each Party shall maintain all records required pursuant to the Prescription Drug Marketing Act of 1987, including maintenance of written requests and delivery receipts for any Sample Packs delivered to its sales force for so long as required by such Act. Abbott shall promptly report to Triangle any thefts of

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               Sample Packs or any losses of Sample Packs. Triangle shall be responsible for providing to both sales forces the quantities of Sample Packs set forth in the U.S. Co-Promotion Plan.

                    (g) U.S. PROMOTIONAL MATERIALS. Triangle shall internally
               review the U.S. Promotional Materials from a medical and legal perspective and shall prepare and provide the quantity and types of U.S. Promotional Materials set forth in the U.S. Co-Promotion Plan. The Parties shall disseminate in the U.S. Territory only those promotional and advertising materials which have been approved for use by the U.S. Marketing Board. All such materials shall be consistent with the U.S. Co-Promotion Plan approved by the U.S. Marketing Board. Abbott shall not be required to use U.S. Promotional Materials which are prohibited under applicable FDA regulations. Abbott and Triangle shall use the same U.S. Promotional Materials in connection with the Co-Promotion of the Products.

                    (h) COMPLIANCE WITH LAW. Each Party shall cause its sales
               force, and all other employees and approved agents and representatives, to comply with all applicable laws, regulations and guidelines in connection with the Co-Promotion of the Products in the U.S. Territory, including, without limitation, the Prescription Drug Marketing Act and the Federal Anti-Kickback Statute. Each Party shall cause its sales force, in the course of its Co-Promotion of the Products, to (i) limit its claims of efficacy and safety for Products to those which are consistent with the U.S. Marketing Board's then approved product circular for the Products or as otherwise approved by the U.S. Marketing Board consistent with Legal Requirements, (ii) not delete or modify claims of efficacy and safety in the Co-Promotion of Products so that they are different in any way from those which are contained in the U.S. Marketing Board's then approved product circular for the Products, or make any changes in promotional materials and literature provided by the U.S. Marketing Board, and (iii) not knowingly or recklessly do anything which will jeopardize the goodwill or reputation of the Products or the other Party. In addition, each Party shall exercise its Reasonable Best Efforts to conduct the Co-Promotion of the Products in adherence to the American Medical Association Gifts to Physicians From Industry Guidelines.

                  4.3 INTERNATIONAL TERRITORY.

                    (a) INTERNATIONAL MARKETING BOARD. Abbott and Triangle shall work together to develop a plan for the Promotion of the Products by Abbott in the International Territory through a committee (the "International Marketing Board") which shall oversee and direct the Promotion of the Products in the International Territory. The International Marketing Board shall review and approve strategies for the Promotion of the Products and undertake the activities necessary to implement those strategies in accordance with an International Promotion Plan and International Promotional Materials. The International Marketing Board shall follow the rules established by Section 4.2(a)(i) through (vi) for the U.S. Marketing Board, except that (i) an Abbott representative shall permanently chair the International Marketing Board, (ii) Abbott shall be responsible for making all final decisions relating to the implementation of the International Promotion Plan, (iii) Triangle shall designate a lead representative on the International Marketing Board, who shall be authorized by Triangle to communicate with the Abbott chairperson between meetings of the International Marketing Board, to make decisions as needed, (iv) in all instances references to the U.S. Co-Promotion Budget shall mean the International Promotion Budget, and (v) in all instances references to "U.S." and "International" shall be reversed.

                    (b) INTERNATIONAL PROMOTION BUDGET. Each year the Parties
               shall reach written agreement on an annual budget for each Product (the "International Promotion Budget"), which shall set forth the costs and expenses to be incurred in the cost categories set forth in subpart (i) of Section 1.8 (Abbott SG&A). The initial International Promotion Budget shall be approved within *** after the Effective Date and each subsequent annual International Promotion Budget shall be approved by *** for the following Annual Reporting Period for the International Territory. The International Promotion Budget shall be expended consistent with the strategies outlined in the International Promotion Plan, allowing for management discretion in the implementation of specific tactical components. The approved International Promotion Budget for a Product may be adjusted at any time upon the written agreement of the Parties.

                    (c) INTERNATIONAL PROMOTION. Abbott shall use its Reasonable
               Best Efforts to Promote the Products in the International Territory in accordance with the International Promotion Plan and, to the extent possible, coordinate its promotional activities and methods in the International Territory with those used by the Parties in the U.S. Territory. With input from the International Marketing Board, Abbott will exercise its Reasonable Best Efforts to prepare and implement an annual plan (the "International Promotion Plan") for the Promotion of the Products in the International Territory. The International Marketing Board shall review and approve the International Promotion Plan. Abbott shall cause its sales force, and all other employees and approved agents and representatives, to comply with all applicable laws, regulations and guidelines in connection with the Promotion of the Products in the International Territory. Abbott shall not make any claims or representations in respect of the Products which are inconsistent with

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               Legal Requirements and the core package and other regulatory materials shall be approved pursuant to Abbott's then current product approval procedures.

                  4.4 PRODUCT DEVELOPMENT COMMITTEE. The Parties shall also form a Product Development Committee which shall be responsible for developing worldwide strategies for Marketing Studies that build value for the Products and shall act in an advisory capacity with respect to (i) the clinical development and Product Approval of the Products in the Territories and (ii) potential combination therapies using the Products, the products to be co-promoted by the Parties under the Co-Promotion Agreement, and/or one or more other pharmaceutical products. The Product Development Committee shall include an equal number of representatives from Abbott and Triangle and shall be chaired by a Triangle representative. It shall generally follow the rules established by
Section 4.2(a)(i) through (vi) for the U.S. Marketing Board, except that final decisions with respect to Marketing Studies shall be made by Triangle with respect to Marketing Studies proposed or requested by the U.S. Marketing Board and by Abbott with respect to Marketing Studies proposed or requested by the International Marketing Board, irrespective of the country or countries in which such Marketing Studies are conducted.

                  4.5 NAMES. While the configuration and placement of the Abbott name and the Triangle name shall be decided by the U.S. Marketing Board in the U.S. Territory and by Abbott for the International Territory, it is agreed that the Abbott name and the Triangle name shall appear and be equally prominent on all Products, Sample Packs and U.S. Promotional Materials in the U.S. Territory. The Product's N.D.C. number shall be in Triangle's name. The Products will utilize an Abbott List Number in the U.S. Territory. To the extent permitted by the local laws of the countries of the International Territory, Abbott shall include the phrase "under license from Triangle Pharmaceuticals" on all Products, Sample Packs and Promotional Materials in the International Territory.

                  4.6 INDIGENT PROGRAMS. In addition to the Promotion activities covered under this Agreement, the U.S. Marketing Board in the U.S. Territory and the International Marketing Board in the International Territory may establish and operate an indigent program for distribution of Products and/or Sample Packs to needy individuals and/or the physicians and other providers serving such needy individuals and an expanded access program. Without limiting the generality of Sections 4.2(b) and 4.3(b), the costs and expenses of both the indigent program and the expanded access program shall be included as part of Triangle SG&A and Abbott SG&A, as the case may be.

                                   ARTICLE 5

                        MILESTONE PAYMENTS FOR PAST R & D

                  5.1 R & D PAYMENTS. In consideration of past research and development performed by Triangle, Abbott shall make the following milestone payments to Triangle, which payments shall be due and payable upon the dates specified in Subsections (a) and (b) and within thirty (30) days after the achievement of the events specified in Subsections (c) through (m):

                         (a) *** Dollars ($ *** ) on or before *** ;

                         (b) *** Dollars ($ *** ) on or before *** ;

                         (c) *** Dollars ($ *** upon *** (in addition to any
                    other payments payable pursuant to this Section 5.1);

                         (d) *** Dollars ($ *** ) upon *** (in addition to
                    any other payments payable pursuant to this Section 5.1);

                         (e) *** Dollars ($ *** ) upon *** ;

                         (f) *** Dollars ($ *** ) upon *** ;

                         (g) *** Dollars ($ *** ) upon the *** ;

                         (h) *** Dollars ($ *** ) upon the earlier to occur of
                    (i) the *** or (ii) *** ;

                         (i) *** Dollars ($ *** ) upon *** ;

                         (j) *** Dollars ($ *** ) upon *** ;

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                         (k) *** Dollars ($ *** ) upon the *** ;

                         (l) *** Dollars ($ *** ) upon the earlier to occur of
                    (i) the *** or (ii) ***;

                         (m) *** Dollars ($ *** ), at Triangle's election,
                    upon the occurrence of either: (i) *** or (ii)*** ; provided that only *** will be payable under this Subsection (m).

                  5.2 SINGLE PAYMENT OBLIGATION. Each of the foregoing milestones shall only be paid once regardless of the number of *** with respect to such *** including multiple *** of the same *** additional ***.

                  5.3 NOTICE. Triangle shall promptly notify Abbott of the achievement of the milestones listed in Subsections 5.1(c), (d), (e), (f),
(i), (j) and (m). Abbott shall promptly notify Triangle of the achievement of the milestones listed in Subsections 5.1(g), (h), (k) and (l).

                                   ARTICLE 6

                                 PROFIT SHARING

                  6.1 REPORTS BY ABBOTT. Within thirty (30) days from the end of each calendar quarter starting with the first calendar quarter for which the Parties have budgeted expenditures under Article 4, or as otherwise necessary, Abbott shall deliver to Triangle a true and accurate written report showing whichever of the following are applicable for such calendar quarter:

                         (a) the Abbott Net Sales and Net Units of Product Sold
                    in: (i) the U.S. Territory; and (ii) the International Territory (each in the aggregate and on a Product-by-Product, country-by-country basis), a summary of Abbott gross sales of and discounts from the Products in the U.S. Territory, and any changes in the WAC for the U.S. Territory;

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                         (b) the Abbott Distribution Margin (including the
                    Abbott Cost of Goods and the Abbott Distribution Expenses used to arrive at the Abbott Distribution Margin from the Abbott Net Sales) for: (i) the U.S. Territory; and (ii) the International Territory;

                         (c) the Abbott Operating Margin (including the
                    Abbott SG&A used to arrive at the Abbott Operating Margin from the Abbott Distribution Margin) for: (i) the U.S. Territory; and (ii) the International Territory;

                         (d) any updated information regarding Abbott Net Sales,
                    Abbott Distribution Margin and Abbott Operating Margin for any prior calendar quarter(s);

                         (e) the exchange rates, if any, used in determining the
                    amount of Dollars calculated pursuant to Section 7.3;

                         (f) any such other information reasonably required by
                    Triangle to comply with its reporting obligations under the Triangle License Agreements; and

                         (g) A report in electronic format showing the number of
                    Details performed by Abbott in the U.S. Territory, broken down by Abbott product Detail codes and by Physicians (including the physician name, address, AMA Education Number and AMA specialty), during such calendar quarter and such calendar year to date, the date of such presentation, and a flag indicating whether such presentation was a Primary Detail or a Secondary Detail.

The Divisional Vice President, Controller for the Pharmaceutical Products Division of Abbott and the Divisional Vice President, Controller of the International Division of Abbott shall jointly certify in writing the correctness and completeness of each report submitted by Abbott pursuant to this Section 6.1. In addition, Abbott's independent auditors shall, at the end of each calendar year, certify (at the consolidated Abbott level) the correctness and completeness of the reports submitted by Abbott pursuant to this Section 6.1 for such year.

                  6.2 REPORTS BY TRIANGLE. Within forty-five (45) days from the end of each calendar quarter starting with the first calendar quarter for which the Parties have budgeted expenditures under Article 4, or as otherwise necessary, provided that Abbott has timely delivered the report referenced in
Section 6.1, Triangle shall deliver to Abbott a true and accurate written report showing whichever of the following are applicable for such calendar quarter:

                         (a) the Triangle Product Sales in the U.S. Territory;

                         (b) the Triangle Distribution Margin for the U.S.
                    Territory (including the Triangle Cost of Goods and the Triangle Third Party Royalties for the U.S. Territory used to arrive at the Triangle Distribution Margin from the Triangle Product Sales);

                         (c) the Triangle Operating Margin for the U.S.
                    Territory (including the Triangle SG&A used to arrive at the Triangle Operating Margin from the Triangle Distribution Margin in the U.S. Territory;

                         (d) the U.S. Product Profit;

                         (e) the International Product Profit and the Triangle
                    Third Party Royalties in the International Territory;

                         (f) the balance in the Reimbursement Account, any
                    accrued but unpaid interest thereon, and Triangle's Cash;

                         (g) the Abbott U.S. Profit Amount, the Triangle U.S.
                    Profit Amount, the Abbott International Profit Amount and the Triangle International Profit Amount;

                         (h) the U.S. Adjustment Amounts for each Party and the
                    International Adjustment Amount;

                         (i) the Final Payment due to either Abbott or Triangle
                    pursuant to Section 6.6;

                         (j) any updated information regarding Triangle Product
                    Sales, Triangle Distribution Margin, Triangle Operating Margin and Triangle Third Party Royalties for any prior calendar quarter(s) and the U.S. Product Profit, the International Product Profit, the Abbott U.S. Profit Amount, the Triangle U.S. Profit Amount, the Abbott International Profit Amount, the Triangle International Profit Amount, the U.S. Adjustment Amount, the International Adjustment Amount and the Final Payment for any prior calendar year(s); and

                         (k) a report in electronic format showing the number of
                    Details performed by Triangle in the U.S. Territory, broken down by Triangle product Detail codes, and by Physician (including the Physician name and address, AMA Educational Number and AMA specialty) during such calendar quarter and such calendar year to date, the date of such presentation and a flag indicating whether such presentation was a Primary Detail or a Secondary Detail.

The Chief Financial Officer and/or Treasurer of Triangle shall certify in writing the correctness and completeness of each report submitted by Triangle pursuant to this Section 6.2. In addition, Triangle's independent auditors shall, at the end of each calendar year, certify (at the consolidated Triangle level) the correctness and completeness of the reports submitted by Triangle pursuant to this Section 6.2 for such year.

                  6.3 NET LOSS. Net losses shall be allocated between the Parties in accordance with the allocation provisions set forth in Sections 6.4 and 6.5. The Parties understand that the U.S. Product Profit, the International Product Profit, the Abbott U.S. Profit Amount, the Triangle U.S. Profit Amount, the Abbott International Profit Amount and the Triangle International Profit Amount can each be a negative number and represent a net loss.

                  6.4 U.S. PROFIT SPLIT. The U.S. Product Profit for each calendar year (or portion thereof for less than a full calendar year) shall be shared between the Parties as follows:

                    (a) The following table represents the percentage split of
               U.S. Product Profit, the calculation of which is set forth in
               Section 6.4(b):

           Annual Abbott Net Sales
           In the U.S. Territory             Percent of Product Profit
           -----------------------           -------------------------
                                             Abbott           Triangle
                                             ------           --------
             ***                                 ***
             ***                                 ***


                    (b) The sharing of the U.S. Product Profit shall be
               determined on an aggregate basis for all Products as follows:

                         (i) If the Abbott Net Sales in the U.S. Territory
                    for the given calendar year (or portion thereof for less than a full calendar year) is less than *** Dollars ($ *** ), the U.S. Product Profit shall be split *** to Abbott and *** to Triangle; and

                         (ii) If the Abbott Net Sales in the U.S. Territory
                    for the given calendar year (or portion thereof for less than a full calendar year) is equal to or greater than *** Dollars ($ *** ), the U.S. Product Profit shall be split *** to Abbott and *** to Triangle from the first dollar of sales.

                    (c) The allocation of U.S. Product Profit (whether a
               positive (profit) amount or a negative (loss) amount) between Abbott and Triangle pursuant to Sections 6.4(a) and (b) as of the end of the applicable calendar quarter or year shall be called the "Abbott U.S. Profit Amount" and

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               the "Triangle U.S. Profit Amount," respectively, which together shall equal the U.S. Product Profit as of the end of such period.

                    (d) With respect to the U.S. Territory, for the first
               calendar quarter of each calendar year, the "U.S. Adjustment Amount" shall be determined for Abbott by subtracting the Abbott U.S. Profit Amount from the Abbott Operating Margin in the U.S Territory and shall be determined for Triangle by subtracting the Triangle U.S. Profit Amount from the Triangle Operating Margin in the U.S. Territory. For the second, third and fourth calendar quarters of each calendar year, the U.S. Adjustment Amount shall be determined, with respect to such calendar quarter (i) for Abbott by subtracting the Abbott U.S. Profit Amount as of the end of such calendar quarter from the sum of (A) the Abbott Operating Margin in the U.S. Territory for such calendar quarter and (B) the Abbott U.S. Profit Amount as of the end of the immediately preceding calendar quarter and (ii) for Triangle by subtracting the Triangle U.S. Profit Amount as of the end of such calendar quarter from the sum of (A) the Triangle Operating Margin in the U.S. Territory for such calendar quarter and (B) the Triangle U.S. Profit Amount as of the end of the immediately preceding calendar quarter. If the U.S. Adjustment Amount is positive for Abbott and negative for Triangle, then Abbott shall owe such positive amount to Triangle. If the U.S. Adjustment Amount is negative for Abbott and positive for Triangle, then Triangle shall owe such positive amount to Abbott.

                    (e) In the event that the *** for any Product falls below
               the *** at any time during the applicable period or any prior calendar quarter or year, the Parties shall *** in the *** the *** was utilized to *** the Products in the United States, based on the Net Units of Product Sold in the U.S. Territory for such period(s).

                    (f) The payment of amounts identified in this Section 6.4
               shall be made in accordance with Section 6.6.

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                  6.5 INTERNATIONAL PROFIT SPLIT. The International Product Profit for each calendar year (or portion thereof for less than a full calendar year) shall be shared between the Parties as follows:

                    (a) The following table represents the percentage split of
               International Product Profit, the calculation of which is set forth in 6.5(b):

         Annual Abbott Net Sales
         In the International Territory                              Percent of Product Profit
         ------------------------------               ----------------------------------------------------
                                                                     Abbott               Triangle
                                                      ------------------------    ------------------------
              ***                                      ***                          ***
              ***                                      ***                          ***
              ***                                      ***                          ***


                    (b) The sharing of the International Product Profit shall be determined on an aggregate basis for all Products as follows:

                         (i) If the Abbott Net Sales in the International
                    Territory for the given calendar year (or portion thereof for less than a full calendar year) is less than *** Dollars ($ *** ), the International Product Profit shall be split *** to Abbott and *** to Triangle;

                         (ii) If the Abbott Net Sales in the International
                    Territory for the given calendar year (or portion thereof for less than a full calendar year) is equal to or greater than *** Dollars ($ *** ) but is less than *** Dollars ($ *** ), "X%" of the International Product
                    Profit shall be split *** to Abbott and *** to Triangle, and "Y%" of the International Product Profit shall be split *** to Abbott and *** to Triangle. "X%" shall be determined by dividing *** Dollars ($ *** ) by the total Abbott Net Sales in the International Territory for such calendar year (or portion thereof for less than a full calendar year), and "Y%" shall be calculated by subtracting X% from one hundred percent (100%); and

                         (iii) If the Abbott Net Sales in the International
                    Territory for the given calendar year (or portion thereof for less than a full calendar year) is equal to or greater than *** Dollars ($ *** ), "X%" of the

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                    International Product Profit shall be split *** to Abbott and *** to Triangle; "Y%" of the International Product Profit shall be shared equally by the Parties; and "Z%" of the International Product Profit shall be split *** to Abbott and *** to Triangle. "X%" shall be determined by dividing *** Dollars ($ *** ) by the total Abbott Net Sales for such calendar year (or portion thereof for less than a full calendar year). "Y%" shall be determined by dividing *** Dollars ($ *** ) by the total Abbott Net Sales in the International Territory for such calendar year (or portion thereof for less than a full calendar year). "Z%" shall be determined by subtracting the sum of X% and Y% from one hundred percent (100%).

                    (c) The allocation of International Product Profit (whether a positive (profit) amount or a negative (loss) amount) between Abbott and Triangle pursuant to Sections 6.5(a) and (b) as of the end of the applicable calendar quarter or year shall be called the "Abbott International Profit Amount" and the "Triangle International Profit Amount," respectively, which together shall equal the International Product Profit as of the end of such period.

                    (d) With respect to the International Territory, for the
               first calendar quarter of each calendar year, the "International Adjustment Amount" shall be determined by subtracting the Abbott International Profit Amount from the Abbott Operating Margin in the International Territory. For the second, third and fourth calendar quarters of each calendar year, the International Adjustment Amount shall be determined, with respect to such calendar quarter, by subtracting the Abbott International Profit Amount as of the end of such calendar quarter from the sum of (A) the Abbott Operating Margin in the International Territory for such calendar quarter and (B) the Abbott International Profit Amount as of the end of the immediately preceding calendar quarter. If the International Adjustment Amount is positive, then Abbott shall owe such amount to Triangle. If the International Adjustment Amount is negative, then Triangle shall owe such amount to Abbott, subject to Section 6.6(b).

                    (e) The payment of amounts identified in this Section 6.5
               shall be made in accordance with Section 6.6.

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                  6.6 PAYMENTS.

                    (a) THIRD PARTY ROYALTIES FOR THE INTERNATIONAL TERRITORY.
               Abbott shall pay to Triangle the Third Party Royalties for the International Territory, in the manner provided in Section 6.6(c).

                    (b) PAYMENT DEFERRAL. With respect to each calendar
               quarter, if the International Adjustment Amount is negative for such quarter (i.e. Triangle owes such amount to Abbott), Triangle shall be permitted to defer payment of such International Adjustment Amount to the extent, and only to the extent, that Triangle's cash, cash equivalents, short term and long term investments (at the end of the calendar quarter, as defined in the footnotes to Triangle's consolidated financial statements, hereinafter "Triangle's Cash") is or would be less than $ *** after such payment. Any amounts deferred pursuant to the immediately preceding sentence shall be added to a "Reimbursement Account" maintained for Triangle, which shall initially be zero. The Reimbursement Account shall bear simple interest at prime (as reported in the Wall Street Journal on the last business day of each calendar month) plus 1% per annum on the amount, if any, from time to time in the Reimbursement Account. With respect to each subsequent calendar quarter, if the International Adjustment Amount is positive for such quarter and there is a balance in the Reimbursement Account (plus any accrued but unpaid interest), Abbott shall be permitted to offset payment of such International Adjustment Amount (otherwise owing to Triangle) to the extent, and only to the extent, of the current balance in the Reimbursement Account. If Triangle's Cash exceeds $ *** when there is a balance in the Reimbursement Account (plus any accrued but unpaid interest), Triangle shall apply such excess to pay down the amount of such balance in connection with the applicable Final Payment. In addition, if Abbott is obligated to make any payment(s) to Triangle pursuant to Section 5 at any time when there is a balance in the Reimbursement Account, Abbott shall be permitted to offset a portion of such payment to the extent, and only to the extent, that Triangle's Cash would exceed $*** after such payment. The balance in the Reimbursement Account (including any accrued but unpaid interest) shall be correspondingly reduced by the amount of any Triangle payment or Abbott offset under this Section
               6.6(b). Triangle shall promptly provide to Abbott upon its reasonable request a written report indicating Triangle's Cash to permit Abbott to determine Triangle's obligations under this Section 6.6(b). Triangle may at its option elect to pay down the Reimbursement Account (including any accrued but unpaid interest) when Triangle's Cash is less than $ ***.

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                    (c) FINAL PAYMENT. After each calendar quarter, the U.S.
               Adjustment Amount (payable pursuant to Section 6.4), the International Adjustment Amount (payable pursuant to Section 6.5, except to the extent deferred or offset pursuant to
               Section 6.6(b)), any Third Party Royalties due Triangle for the International Territory pursuant to Section 6.6(a), and any other payment by Triangle to Abbott pursuant to Section 6.6(b) shall be netted, and the net amount (the "Final Payment") shall be paid by the owing Party to the other Party. If the Final Payment for each calendar quarter is due to Abbott from Triangle, it shall be paid upon the delivery of the Triangle report submitted pursuant to Section 6.2. If the Final Payment is due to Triangle from Abbott, it shall be paid within ten (10) business days of Abbott's receipt of Triangle's report under Section 6.2.

                  6.7 YEAR-END RECONCILIATION. Within forty-five (45) days after the end of each calendar year starting with the first calendar year for which the Parties have budgeted expenditures under Article 4, or as otherwise necessary, the Product Profit split between the Parties pursuant to Sections
6.4 and 6.5, as well as the Reimbursement Account, for such calendar year shall be recalculated (the "Reconciliation Amount") to reflect any amended information (such as amended sales data, product returns or chargebacks) relevant to the calculation of the Reconciliation Amount for such calendar year. Within ten (10) business days after any such recalculation, Abbott shall pay to Triangle, or Triangle shall pay to Abbott, as the case may be, an amount equal to the difference between the most recent prior calculation of the Final Payment or the Reconciliation Amount and the latest Reconciliation Amount.

                  6.8 PERFORMANCE ADJUSTMENTS.

                    (a) FAILURE TO ACHIEVE U.S. *** . If for any calendar
               year, either Party fails to achieve at least ninety percent (90%) of such Party's *** for such calendar year in the U.S. Territory, such Party's share of the split of U.S. Product Profits pursuant to Sections 6.4(a) and (b) for such calendar year shall be *** for each *** from the *** . For example, if a Party fulfills only *** of its *** and it is entitled to *** of the U.S. Product Profits, such Party's share of the U.S. Product Profits for such calendar year shall be reduced to *** and the other Party's share of the U.S. Product Profit shall be *** . In no event shall the adjustment to U.S. Product Profits exceed *** . For example, if a Party would otherwise be entitled to a *** profit split, such Party's profit split could not fall below *** as a result of this Section 6.8(a). Notwithstanding the foregoing, neither Party shall

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               be deemed to have failed to achieve the required percentage of its *** if such failure resulted from an event of Force Majeure pursuant to Article 19. The calculations in this
               Section 6.8(a) of a Party's achievement of its *** shall be made on an aggregate basis across all Products and any reduction in the split of U.S. Product Profit shall apply to all Products for such calendar year.

                    (b) FAILURE TO ACHIEVE INTERNATIONAL PERFORMANCE
               COMMITMENT. If for any calendar year, Abbott fails to *** of the *** for such calendar year with respect to the International Territory, Abbott's share of the split of International Product Profits pursuant to Sections 6.5(a) and
               (b) shall be reduced by *** for each *** from the *** commitment level. For example, if Abbott has outlays equal to only *** of *** and it is entitled to *** of the International Product Profits, Abbott's share of the International Product Profits shall be reduced to *** and Triangle's share of the International Product Profit shall be increased to *** . In no event shall the adjustment to International Product Profits exceed *** . For example, if Abbott would otherwise be entitled to a *** profit split, Abbott's profit split could not fall below *** as a result of this Section 6.8(b). Notwithstanding the foregoing, Abbott shall not be deemed to have failed to achieve the required percentage of its commitment if such failure resulted from an event of Force Majeure pursuant to
               Article 19.

                  6.9 EXAMPLES. Exhibit 6.9 sets forth various examples of the calculations of the profit split required by this Article 6.

                                   ARTICLE 7

                             METHOD OF PAYMENTS

                  7.1 PAYMENT PROCEDURE. All payments due under this Agreement shall be paid in Dollars by wire transfer or by such other means agreed upon by the Parties, in each case at the expense of the payor, for value no later than the due date thereof (with twenty four 24 hours advance notice of each wire transfer) to the following bank accounts or such other bank accounts as the payee shall designate in writing within a reasonable period of time prior to such due date:

                  If to Abbott:

                  Account Name:             Abbott Laboratories

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                  Account Number:           ***
                  Bank:                     ***.
                                            ***
                  ABA Number:               ***


                  If to Triangle:

                  Account Name:             Triangle Pharmaceuticals, Inc.
                  Account Number:           ***
                  Bank:                     ***
                  Reference:                ***
                  ABA Number:               ***



                  7.2 INTEREST CHARGE. Without limiting either Party's rights to pursue any other remedies at law or in equity, if any Party underpays or otherwise fails to pay any payment required under this Agreement within ten
(10) business days of the due date thereof, then, unless such discrepancy resulted from the failure of the other Party to supply accurate or complete information, such other Party shall pay annually *** until the date such payment is paid in full.

                  7.3 FOREIGN CURRENCY EXCHANGE. All payments and reports shall be made in Dollars. With respect to (i) sales of Products invoiced in a currency other than Dollars; (ii) costs and expenses paid or incurred in a currency other than Dollars; or (iii) any other instance when an item required to be accounted for under this Agreement is expressed in a currency other than Dollars, such amounts shall first be determined in the currency of the country in which they are earned, paid or incurred and then converted into Dollars using the *** ; provided, however, that in the event of rapidly changing exchange rates, Abbott shall consult with Triangle and the Parties shall agree on a mechanism to assure that exchange rates are calculated to reflect fair market values on an ongoing basis. In the event that Abbott Net Sales are accrued in a country where the local currency is blocked and cannot be removed from the country, Abbott shall not be relieved from its obligation to make payments hereunder or, subject to applicable Legal Requirements, the timing of such payments.

                  7.4 REPORTING PERIOD. Whenever in this Agreement Abbott is required to report or account for any financial matter on a calendar quarter or calendar year basis, such reference shall be deemed to be a reference to a Quarterly Reporting Period or Annual Reporting Period, unless Abbott switches its financial

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reporting in the International Territory to a calendar year basis, in which case all reporting and accounting shall be on a calendar quarter or calendar year basis.

                  7.5 TAXES. Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their best efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due the payee and secure and send to the payor the best available evidence of such payment.

                  7.6 NO DOUBLE COUNTING OF COSTS. For the purpose of determining any cost or expense which is shared by the Parties under this Agreement or otherwise invoiced by one Party to another under this Agreement, any cost or expense allocated by either Party to a particular cost category shall be consistent with the terms of this Agreement and shall not also be allocated to another category. In the event a cost or expense might arguably fall into more than one category, the Parties shall mutually determine which category such cost or expense most appropriately falls into.

                  7.7 SALES BY PERMITTED SUBLICENSEES. In the event Abbott enters into an agreement with a Third Party to distribute or sell the Products as an Abbott sublicensee in accordance with Section 2.4, such arrangements shall include an obligation for the sublicensee to account for and report its net sales of such Products on the same basis as if such sales were net sales by Abbott.

                  7.8 BOOKS AND RECORDS. Each Party shall keep full, true and accurate books of account and records in accordance with generally accepted United States accounting principles, consistently applied, containing all particulars and reasonable supporting documentation as may be necessary for the purpose of (i) determining the payments required by Article 6 and (ii) such Party's compliance in other respects with its obligations under this Agreement, including the number and types of Details performed by each party in the U.S. Territory. All such books of account, records and supporting documentation shall be open for inspection at a time mutually acceptable to the Parties, during normal business hours no more frequently than *** once each by the other Party and each Triangle Licensor, for *** following the end of each calendar year to which they apply, by any independent certified public accountant retained by the other Party (or by a Triangle Licensor)
(reasonably acceptable to the Party to be audited) on behalf of such other Party (or by a Triangle Licensor) for the purpose of verifying the audited Party's reports and/or compliance in other respects with obligations under this Agreement. If such audit discloses an underpayment or overpayment, the owing Party shall promptly pay to the other Party the amount of such

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underpayment or refund the amount of any overpayment, as the case may be, plus interest charges calculated in accordance with Section 7.2. The costs and expenses of performing such audits shall be borne by the auditing Party and excluded from the auditing Party's SG&A; provided, however, that if the amount of an underpayment by the audited Party is *** or more of the amount actually due, then the reasonable out-of-pocket costs of such audit shall be borne solely by the audited Party and excluded from such Party's SG&A.

                  7.9 INTERNATIONAL EXPENSES INCLUDABLE IN SG&A. Triangle shall invoice Abbott for costs and expenses incurred by Triangle with respect to the International Territory which, pursuant to the terms of this Agreement, are includable in Abbott SG&A (other than Triangle Third Party Royalties which shall be reimbursed pursuant to Section 6.6), and Abbott shall pay to Triangle the amount invoiced within thirty (30) days of the invoice date.

                                   ARTICLE 8

                         PRODUCT SUPPLY AND DISTRIBUTION

                  8.1 PRODUCT DISTRIBUTION. Except as and to the extent provided in this Agreement, Abbott shall exclusively distribute the Products in the Territories to Third Party customers, including all activities ancillary thereto (including, without limitation, warehousing and shipping). Abbott shall use efforts at least commensurate with that used to distribute its own pharmaceutical products of equivalent commercial value to distribute Products in the Territories. Abbott shall keep Triangle fully apprised with respect to its distribution activities and shall provide Triangle with the input regarding these activities. Subject to the terms of this Agreement, Abbott shall control all final decisions regarding such distribution activities.

                  8.2 PRODUCT SUPPLY. In the U.S. Territory, Abbott shall exclusively purchase from Triangle or from its designated Third Party manufacturers, and Triangle or its designated Third Party manufacturers shall exclusively supply to Abbott, Abbott's requirements for the Products in the U.S. Territory. Product supply with respect to the International Territory shall be dictated as provided in the Supply Agreement. To the extent that any Product is sourced from Triangle or its designated Third Party manufacturers, the sales forecast procedures set forth in this Sections 8.2 and 8.3 shall apply thereto, except as otherwise provided in the Supply Agreement. The Parties will cooperate to determine manufacturing strategy and objectives for the supply of Compounds and Products, consistent with the terms of this Agreement and any Third Party manufacture and supply chain agreements.

                    (a) SALES FORECAST. Within *** prior to the Launch of any
               Product in the U.S. Territory (except for MKC-442 such period shall be *** ), the U.S. Marketing

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               Board shall establish a Sales Forecast for such Product specifying anticipated requirements of each Product in the U.S. Territory for the *** period commencing approximately *** prior to the anticipated date of Launch (the "Sales Forecast"). The U.S. Marketing Board shall be responsible for establishing, preparing and updating the Sales Forecast for the U.S. Territory.

                    (b) ROLLING FORECASTS. Such Sales Forecasts for the U.S.
               Territory shall be updated on a quarterly basis intervals so that at the beginning of each such calendar year, Triangle shall have been provided with a rolling Sales Forecast for the *** period commencing with the *** calendar quarter after the date on which such Sales Forecast is submitted (i.e. approximately ***). By way of example only, at the end of the *** quarter of a calendar year (assuming a Product has been Launched), the U.S. Marketing Board shall provide Triangle with a Sales Forecast of the anticipated requirements of Product for the *** consisting of the *** calendar year.

                    (c) COMMERCIAL SCALE-UP AND DEVELOPMENT. Except as and to
               the extent otherwise specified in this Agreement, Triangle shall exercise its Reasonable Best Efforts to pursue the process development of the Products. The Parties will cooperate to determine process development strategy and objectives for the production of Products, consistent with the terms of this Agreement and any Third Party manufacture and supply agreements; provided that Triangle shall have control of all final decisions regarding process development. Triangle shall bear the full costs and expenses of such process development, provided that the costs and expenses of producing validation batches of the Products shall be included in Abbott Cost of Goods and/or Triangle Cost of Goods, as applicable, to the extent that the Product from such validation batches are ultimately Sold.

                    (d) TRIANGLE THIRD PARTY MANUFACTURERS. In the event that
               Triangle is subject to *** with Third Party Compound or Product manufacturers ***.

                  8.3 PRODUCT ORDERING AND DELIVERY. Abbott shall purchase the Products and Triangle will deliver the Products in accordance with the following procedures:

                    (a) Abbott shall purchase Products at the applicable
               Transfer Price by means of purchase orders submitted to Triangle at least *** in advance of the requested

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               delivery date. Each purchase order shall be governed by the terms of this Agreement and none of the terms or conditions of Abbott's purchase orders, Triangle's acknowledgment forms or any other forms exchanged by the parties shall be applicable, except those, to the extent consistent with the terms set forth herein, specifying quantity ordered, delivery locations and delivery schedule and invoice information;

                    (b) All purchase orders for delivery during a calendar
               month that do not exceed *** of the latest Sales Forecast covering such month (excluding any amendments subsequent to the original date of such Sales Forecast) shall be deemed accepted by Triangle. Triangle shall use its Reasonable Best Efforts to supply Abbott with any Product in excess of *** of such Sales Forecast. All other purchase orders must be accepted or rejected by Triangle, in writing, by facsimile or air courier, within fifteen (15) business days after receipt from Abbott. If Triangle does not provide such notice of acceptance or rejection within fifteen (15) business days, it shall be deemed to have accepted such purchase orders in full.

                    (c) All Products shall be delivered *** as identified by
               Triangle;

                    (d) Abbott shall arrange and pay for shipping from the
               *** point to Abbott's distribution centers (with such costs and expenses being part of Abbott's Distribution Expense), and the risk of loss shall pass from Triangle to Abbott when the Products are delivered to the carrier at the *** ; and

                    (e) Triangle shall invoice Abbott at the Transfer Prices for all Products delivered, and Abbott shall pay to Triangle the amount invoiced within thirty (30) days of the invoice date.

                  8.4 PRICING

                    (a) U.S. TERRITORY. *** shall establish the wholesale
               acquisition cost in the U.S. Territory ("WAC") for each Product sold by Abbott to wholesalers and other Third Party customers, provided that in no event shall the *** .

                    (b) TRANSFER PRICING IN THE U.S. TERRITORY. With respect
               to products to be sold for use in the U.S. Territory, Triangle agrees to sell each Product to Abbott and Abbott agrees to purchase each Product from Triangle at ***
               (the "Transfer Price"). The "Transfer WAC" for each Product in the U.S. Territory shall be established by *** and may be modified by *** at any time; provided that (i) ***

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               shall consult with *** a minimum of fifteen (15) days prior to *** the Transfer WAC and (ii) if *** notifies *** during such fifteen (15) day period that it believes that the Transfer WAC *** that proposed by *** (and the matter is not resolved pursuant to Section 20.3 (b) within such fifteen (15) day period) the *** shall be promptly *** mutually acceptable to the Parties. If the Parties are unable to promptly resolve such matter, either Party may elect to refer *** of such *** to the President of the Center for Public Resources, 366 Madison Avenue, New York, New York 10017. The decision of the independent marketing consultant shall be the final decision with respect to such matter; provided, that such decision shall not affect the right of *** to subsequently modify the
               *** pursuant to the notice and other provisions set forth
               above in the Section 8.4(b). Triangle shall deliver a letter to First Databank informing First Databank that Abbott shall be solely authorized to utilize the N.D.C. numbers for the Products to establish *** for such Products. In the event that the *** for any Product falls below the ***, the Parties shall
               *** .

                    (c) INTERNATIONAL TERRITORY. *** shall determine the
               pricing for each Product sold by Abbott to wholesalers and other Third Party customers for use in the International Territory; provided, however, that *** or its Affiliate, as applicable, shall establish such prices in a given country consistent with the practices and methodologies it uses in establishing such prices for other pharmaceutical products in the same therapeutic category in such country having comparable commercial value.

                  8.5 INVENTORIES.

                    (a) Subject to the receipt of Product from Triangle in
               accordance with this Article 8, Abbott shall use its Reasonable Best Efforts to maintain adequate inventories of the Products in the Territories to meet the needs of its customers on a timely basis based upon, among other factors, the Sales Forecast, previous demand histories and seasonal trends, and any customers' contractual commitments.

                    (b) In the event of Product shortages, available supplies
               shall be allocated first to permit any ongoing pre-clinical or clinical trials or other product development activities to continue on schedule. Supplies remaining available after that initial allocation shall be allocated on a country-by-country basis, pro rata based upon historical demand or some other mechanism to be mutually agreed upon by the Parties.

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                  8.7 CUSTOMER RELATIONS. With respect to customer complaints relating to the Promotion or distribution of the Products, each Party shall act promptly to remedy such complaints. All Product-related inquiries and Product complaints shall be addressed as provided in Section 10.3. Without limiting the generality of the foregoing, in the U.S. Territory, each Party shall be responsible for responding to all customer complaints relating to such Party's Co-Promotion and distribution of the Products under this Agreement and, in the International Territory, Abbott shall respond to all such customer complaints, with Triangle providing reasonable assistance requested by Abbott. Each Party shall keep the other Party fully and promptly apprised of its receipt of any such significant complaints in the Territories.

                  8.8 QUALITY CONTROLS. Both Parties shall institute quality controls in accordance with generally accepted industry standards for the storage, shipment, handling and distribution of the Products and shall define responsibilities for key quality systems and a quality manual agreed to by both Parties (including without limitation, Sample Packs) and shall comply with all Legal Requirements relating to the storage, shipment, handling and distribution of the Products. Triangle and Abbott shall institute quality controls in accordance with generally accepted industry standards for the manufacture of Products. Each Party shall have the right to audit all facilities used by the other Party to fulfill their obligations under this Agreement (including any Third Party manufacturing facilities, in accordance with the terms of the underlying manufacturing agreement).

                  8.9 U.S. PRODUCT CHARACTERISTICS.

                    (a) Abbott shall not be obligated to accept from Triangle
               any Product with less than the greater of (i) *** of approved shelf life for such Product in the United States or (ii) *** of remaining shelf life; provided, however, that a Product may be shipped with a shorter shelf life of not less than *** if that is the limit approved by the FDA upon Launch.

                    (b) Triangle shall provide Abbott with a certificate of
               analysis with respect to each shipment of the Products to Abbott. Full batch documentation, including batch production records, and manufacturing and analytical records shall be available for review by Abbott on site at the manufacturing facility used by Triangle, during regular business hours and upon reasonable advance written notice from Abbott.

                    (c) Abbott shall notify Triangle in writing of any
               shortage in the quantity of any shipment of Product no later than ten (10) business days following receipt of the Product. In the event of any such shortage, Triangle shall make up the shortage if replacement stock is available in the next shipment of Product, but in any case no later than twenty (20) days or, if no such replacement stock is available, as soon as reasonably practical after receiving such notice, at no additional cost to Abbott.

                    (d) Abbott recognizes that, except for that portion of the
               Product supply manufactured by Abbott or its permitted sublicensees, all Product supply will be manufactured by Third Parties under agreement with Triangle, and that, while Triangle will use its Reasonable Best Efforts, there can be no assurance that the Product supplied by such Third Parties will be sufficient to meet demand.

                    (e) With respect to all Triangle Third Party
               manufacturers of finished Product, Triangle shall provide
               Abbott with a continuing FDA guarantee in the format as set forth in 21 C.F.R. Section 7.13(A)(2). With respect to Product manufactured by Abbott or its permitted sublicensees, Abbott shall provide Triangle with a continuing FDA guarantee in the format as set forth in 21 C.F.R Section 7.13(A)(2).

                    (f) Abbott shall be entitled to a full refund of the
               Transfer Price for any Product that Abbott returns or rejects because such Product does not conform to the Product specifications or the Product characteristics referenced in this
               Section 8.9.

                                   ARTICLE 9
                           LICENSE AND PATENT MATTERS

                  9.1 ADDITIONAL TRIANGLE THIRD PARTY ROYALTY. In the event that, as a result of intellectual property rights in any of the Compounds held by a Third Party, Triangle becomes or is, as of the Effective Date, obligated to pay, with respect to such Compound, royalties (including milestone payments, minimum royalties or other license fees) or any judgments, damages, awards or any other form of compensation with respect to such Compound in addition to those set forth in Exhibit 1.89, Triangle shall be entitled to include such compensation as a Triangle Third Party Royalty, allocated against the appropriate Products from time to time in its sole discretion; provided, however, that Triangle shall only be permitted to include as a Triangle Third Party Royalty in any period that amount of any such compensation which would result in an aggregate net increase measured in net additional royalty percentage points as a percentage of 'net sales' as defined in the applicable Triangle License Agreement in Triangle Third Party Royalties with respect to such Compound as follows:

                                                     MAXIMUM NET ADDITIONAL
                                                     'ROYALTY' PERCENTAGE POINTS
                  COMPOUND                           PER ANNUAL REPORTING PERIOD
                  --------                           ---------------------------
              FTC and/or DAPD                                 15% (basket
                 MKC-442                                       5%
                 L-FMAU                                        5%

By way of example only, if the current running royalty rate on MKC-442 were 8%, and a court subsequently mandates that an additional 7% royalty is payable to a Third Party, then Triangle, at its discretion, would be able to include up to 5% of the 7% mandated royalty, resulting in total Triangle Third Party Royalties for MKC-442 of 13%. The balance of any excess compensation not includable in Third Party Royalties in a given Annual Reporting Year may be carried forward to subsequent Annual Reporting Years, subject to the applicable limitation for such periods. Again, by way of example only, if a $5 million judgment were awarded against Triangle for infringement of patent rights in MKC-442 held by a Third Party, Triangle would be able, at its discretion, to amortize in any current or future period only that dollar amount of the judgment which equals 5% of the net sales of products containing MKC-442 (as 'net sales' is defined in the MKC License Agreement), but would be able to carry forward any excess/unamortized amounts into subsequent periods, subject to the applicable limitation for such periods. Triangle shall be permitted to include within the above-referenced basket Triangle Third Party Royalty pursuant to this Section 9.1, (i) up to 15% in net additional percentage points collectively for FTC and DAPD, allocated by Triangle from time to time between the Compounds in Triangle's sole discretion (including net additional royalties payable in accordance with the 'GW License Agreement' as defined in the first amendment to the FTC License Agreement) and (ii) with respect to L-FMAU, the 'Marketing Milestone Payment' as defined in section 3.2(a)(vii) of the L-FMAU License Agreement. Nothing in this Agreement shall be deemed to be an admission by Triangle of any infringement of any Third Party rights or to impose an affirmative obligation on Triangle to enter into any additional license agreements or arrangements, or to agree to any settlements, in connection with any of the Compounds.

                  9.2 CONSENTS. Triangle shall use its Reasonable Best Efforts to obtain the consent or approval from each of the Triangle Licensors (excluding Bukwang Pharm. Ind. Co., Ltd.) to enter into and perform this Agreement and the Triangle-Abbott Alliance Agreements. Such consent or approval shall be in substantially the form attached hereto as Exhibit 9.2.

                  9.3 TRIANGLE COVENANTS. Triangle covenants that during the Term, it will:

                    (a) fulfill all of its obligations under each of the
               Triangle License Agreements, including, but not limited to, any royalty, milestone or other monetary obligations set forth therein, except for any obligations which Abbott or its Affiliates assumes hereunder as a Triangle sublicensee;

                    (b) take no action or omit to take any action which would
               cause it to be in breach of any provision of any of the Triangle License Agreements which would or could otherwise trigger termination of any such Agreements (e.g., bankruptcy, change of control in whole or with respect to any part of the Territories) or which would or could cause the conversion of any Triangle License Agreement from an exclusive to nonexclusive agreement, in whole or with respect to any part of the Territories;

                    (c) notify Abbott in the event that, and within ***
               after, Triangle receives notice from any Triangle Licensor that Triangle is in default under any Triangle License Agreement or that any Triangle Licensor has terminated or intends to terminate any Triangle License Agreement in whole or with respect to any part of the Territories or convert any Triangle License Agreement from an exclusive to non-exclusive agreement in whole or with respect to any part of the Territories. In the event of any default of the type described in this Section 9.3(c), Triangle agrees that if it fails or does not intend to cure such default, Abbott may, at Abbott's option and to the extent permitted under the applicable license agreement, do so and may offset against Triangle's share of the U.S. Product Profit and the International Product Profit, as applicable, any reasonable expenses Abbott incurs in curing such default; provided, however, that if any portion of such expenses would have otherwise been included as part of Third Party Royalties, Abbott and Triangle shall account for such portion of expense as a Triangle Third Party Royalty; and provided, further, that if such default relates to any activity which, as between the Parties, Abbott is obligated to perform independently with Triangle under this Agreement, Abbott's cost of curing such default shall not be deducted from Triangle's share of the U.S. Product Profit and the International Product Profit but shall be accounted for as otherwise permitted by this Agreement;

                    (d) notify Abbott in the event that, and within ***
               after, Triangle receives any notice required under Section 3.13(iii) of the FTC License Agreement. In the event of any default of the type described in Section 3.13(iii) of the FTC License Agreement, Triangle agrees that if it and the Triangle Licensor under the FTC License Agreement fail or do not intend to cure such default, Abbott may, at Abbott's option and to the extent permitted under the applicable license agreement(s), do so and may offset against Triangle's share of the U.S. Product Profit and the International Product Profit any reasonable expenses Abbott incurs in curing such

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               default; provided, however, that if any portion of such expenses would have otherwise been part of Third Party Royalties or act as a credit against Third Party Royalties, Abbott and Triangle shall account for such portion of that expense as part of Third Party Royalties; and provided, further, that if such default relates to any activity which, as between the Parties, Abbott is obligated to perform independently with Triangle under this Agreement, Abbott's cost of curing such default shall not be deducted from Triangle's share of the Product Profits but shall be accounted for as otherwise permitted by this Agreement;

                    (e) notify Abbott in the event that, and within ***
               after, Triangle receives any notice from a Triangle Licensor required under Section 2.6 of the FTC License Agreement or
               Section 2.6 of the DAPD License Agreement. Triangle shall consult with Abbott prior to making its decision regarding the acquisition of any sublicense pursuant to such sections.

                    (f) provide Abbott with a copy of any reports,
               correspondence or notice within *** from the submission to or receipt from any Triangle Licensor under or relating to any Triangle License Agreement, Compound or Product;

                    (g) notify Abbott if and when ( *** ) it decides to
               abandon or allow to lapse any patent application or patent or not to initiate or take any other patent prosecution activity that it has under the Triangle License Agreements or with respect to any Product Patent. In such event, Triangle agrees that Abbott may assume any such patent prosecution activity in connection therewith, and Triangle shall reasonably cooperate with Abbott in connection with any such patent prosecution activity and, if requested by Abbott, shall reasonably seek the cooperation of the applicable Triangle Licensor; and

                    (h) take no action or omit to take any action which would
               result in derogation of the Product Patents in any existing or future litigation or interference with any Third Parties or future oppositions to foreign patents of any Third Parties.

                  9.4 ABBOTT COVENANTS.

                    (a) Abbott covenants and agrees that during the Term, on its behalf and on behalf of each of its permitted sublicensees, to:

                         (i) take no action or omit to take any action which
                    would result in derogation of the Product Patents in any existing or future litigation or interference with any Third Parties or future oppositions to foreign patents of any Third Parties;

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                         (ii) abide by all of the applicable terms and
                    conditions of the Triangle License Agreements which apply to it in its capacity as a sublicensee pursuant to Section 2.3 of this Agreement; and

                         (iii) process all communications with any Triangle
                    Licensor through a Triangle representative to be identified by Triangle after the Effective Date, except for those communications specifically contemplated herein.

                    (b) Abbott hereby covenants and agrees to the extent that
               there is a conflict between the Triangle-Abbott Alliance Agreements and the applicable Triangle License Agreement, the terms and provisions of the Triangle License Agreement shall control.

                    (c) To the extent that Abbott incurs out-of-pocket costs in connection with its obligation(s) to abide by the applicable terms of the Triangle License Agreements, which costs are not otherwise included in Abbott SG&A and which do not result from Abbott's performance of its other obligations or exercise of its rights identified elsewhere in this Agreement or reasonably ancillary thereto, such costs shall be included in Abbott SG&A in the appropriate territory; provided, that if either Party determines or believes that such a cost may be incurred, such Party shall provide reasonable advance notice, to the extent possible, to the other and the Parties shall meet at a mutually agreed time and place to discuss the obligations leading to such costs.

                  9.5 THIRD PARTY INFRINGEMENT. If Abbott or Triangle become aware of any activity that such Party believes infringes a Valid Claim of a Product Patent, such Party shall promptly notify the other Party of all relevant facts and circumstances pertaining to the potential infringement. The Primary Enforcement Party shall have the right to enforce any rights within the Product Patents against such infringement, at its own cost and expense; provided, however, with respect to *** alternative provisions apply, as specified in the applicable Triangle License Agreement or the GW License Agreement (as defined in the first amendment to the FTC License Agreement), as applicable, and the Parties recognize that only if such Triangle Licensor fails or declines to enforce such patent rights shall the Parties, to the extent permitted by the terms of the applicable Triangle License Agreement, have enforcement rights provided by this Section 9.5 and
Section 9.6. The other Party, at its own expense, shall cooperate with the Primary Enforcement Party in such effort, including being joined as a party to such action if necessary, and Triangle shall reasonably seek the cooperation of the applicable Triangle Licensor. Any damage award or settlement in excess of the cost and expense of prosecuting such infringement action *** of any such award and settlement shall be added to the U.S.

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Product Profit and/or the International Product Profit, as the case may be, and split between the Parties as set forth in this Agreement.

                  9.6 SECONDARY ENFORCEMENT PARTY'S RIGHT TO PURSUE THIRD PARTY INFRINGERS. If the Primary Enforcement Party shall fail, within the lesser of (i) *** of the notice of infringement required by Section 9.5 or
(ii) *** under the applicable Triangle License Agreement, to either (A) terminate such infringement or (B) institute an action seeking to prevent continuation thereof, and thereafter to diligently prosecute such action, or if the Primary Enforcement Party sooner notifies the other Party that it does not plan to terminate the infringement or institute such action, then the Secondary Enforcement Party shall have the right to do so at its own expense. The other Party, at its own expense, shall cooperate in such effort, including being joined as a party to such action, and Triangle shall reasonably seek the cooperation of the applicable Triangle Licensor. Any damage award or settlement in excess of the cost and expense of prosecuting such infringement action shall *** of any such award and settlement shall be added to the U.S. Product Profit and/or the International Product Profit, as the case may be, and split between the Parties as set forth in this Agreement.

                  9.7 TRIANGLE'S LICENSOR'S RIGHT TO PURSUE THIRD PARTY INFRINGEMENT. If both Triangle and Abbott shall fail within *** of the notice of infringement required by Section 9.5 or such shorter period of time prescribed by the applicable Triangle License Agreement, to either (i) terminate such infringement or (ii) institute an action to prevent continuation thereof, and diligently prosecute such action, or if Triangle sooner notifies such Triangle Licensor that Triangle and Abbott do not plan to terminate the infringement or institute such action, then the Parties recognize that the Triangle Licensor of such Product or Compound will have the right to do so under the Triangle License Agreement. The Parties, at their respective expense, shall cooperate with the Triangle Licensor in such effort, including being joined as a party to such action. The portion, if any, of a damage award or settlement which is shared by the Triangle Licensor with Triangle shall be added to U.S. Product Profit and/or the International Product Profit, as the case may be, and split between the Parties as set forth in this Agreement.

                  9.8 INTERNATIONAL PATENT ENFORCEMENT COSTS AND EXPENSES *** . Abbott shall reimburse Triangle for patent enforcement costs and expenses incurred with respect to the International Territory by Triangle pursuant to Sections 9.5 and 9.6 which, pursuant to the terms of this Agreement, are *** and subject to reimbursement as provided in Section 7.9.

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                                   ARTICLE 10
              ADVERSE EVENTS, RECALLS AND OTHER REGULATORY MATTERS

       10.1 ADVERSE REACTION REPORTING. Each Party shall keep the other Party informed of information in or coming into its possession or control concerning side effects, injury, toxicity or sensitivity reaction and incidents of severity thereof associated with commercial and clinical uses, studies, investigations or tests of each Product in the Territories, whether or not determined to be attributable to the Product. Triangle shall be responsible for filing with the FDA, as required, any adverse reaction reports that it receives. Abbott shall be responsible for filing with the appropriate regulatory authorities in the International Territory ***, as required, adverse reaction reports that it receives. The responsibilities of the Parties with respect to (i) notification of adverse events from the receiving Party to the other Party and (ii) the reporting of adverse drug experiences to the regulatory authorities shall all be performed in accordance with a procedure to be mutually agreed by the Parties after the Effective Date, giving due consideration to the applicable regulatory requirements in the Territories.

       10.2 SAFETY ISSUES. In order to ensure that both Parties are provided with an adequate opportunity to review safety matters, the Parties shall mutually agree after the Effective Date on procedures with respect to (i) regulatory reporting requirements, (ii) the review of Product labeling, (iii) maintenance of a safety database and (iv) other safety issues.

       10.3   PRODUCT COMPLAINTS AND INQUIRIES.

              (a) Any medical or technical Product-related inquiries from consumers, physicians or other Third Party customers who reside in the
       (i) U.S. Territory shall be handled by Triangle and (ii) International Territory shall be handled by Abbott. Triangle shall supply Abbott with copies of its standard response information for the Products as well as any updates thereto. Abbott shall use such information to respond to any such inquiries from the International Territory. Information concerning any such inquiries in the U.S. Territory received by Abbott's Pharmacovigilance Department shall be forwarded to Triangle's Regulatory Affairs Department within one business day of Abbott's receipt of the request. Information concerning any such inquiries in the International Territory received by Triangle shall be forwarded to Abbott's Pharmacovigilance Department within one business day of Triangle's receipt of the request. Each Party shall prepare and maintain a database containing responses to such inquiries from consumers, physicians or

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       other Third Party customers who reside in the territory for which it is responsible, and shall make the contents available to the other Party promptly from time to time upon request.

              (b) Each Party shall maintain a record of all complaints or reports of an actual or potential failure of any Product to meet the standards set forth in regulatory filings or in agreements among the Parties. Such failure may involve the finished Product or one of its intermediate stages. The responsibilities of the Parties with respect to
       (a) notification of the Product Complaint from the receiving Party to the other Party and (b) the handling of Product Complaints shall all be performed in accordance with a procedure to be mutually agreed by the Parties after the Effective Date.

       10.4 PRODUCT RECALL. In the event that either Party determines that an event, incident or circumstance has occurred which may result in the need for a recall or other removal of any Product, or any lot or lots thereof, from the market, such Party shall advise the other and the Parties shall consult with respect thereto. Triangle shall have the sole authority to decide whether to commence, and the sole responsibility for the handling and disposition of, a recall or other removal of such Product in the U.S. Territory, and Abbott shall have the sole authority to decide whether to commence, and the sole responsibility for the handling and disposition of, a recall or other removal of such Product in the International Territory. Any such recall or other removal, by either Party, shall occur pursuant to a procedure to be mutually agreed by the Parties after the Effective Date. Except as provided below, if a Product (or any lot or lots thereof) is recalled or otherwise removed from the market, the costs and expenses of such recall or removal, including, without limitation, expenses and other costs or obligations to Third Parties, the cost and expense of notifying customers and the costs and expenses associated with shipment of the recalled Product and the cost and expense of destroying the Product removed from the market, if necessary, except as provided below shall be (i) *** and (ii) ***. In the event that such recall or removal costs, expenses or obligations result from one Party's: (i) improper or negligent manufacturing, distribution, storage or shipment of the Product; (ii) improper sampling practices or mishandling of Sample Packs; (iii) Co-Promotion or Promotion of the Product in a manner inconsistent with the Product's labeling; or (iv) violation of this Agreement, such costs, expenses and obligations ***. In the event of a recall, each Party shall promptly meet and discuss in good faith whether the Parties' Detailing obligations should be reduced or redirected to another Product.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

       10.5 PROCEDURES. Within (30) days after the Effective Date, representatives of each Party shall meet to establish procedures to accomplish the obligations set forth in Sections 10.1, 10.2, 10.3, 10.4 and 10.6.

       10.6 GOVERNMENTAL CONTACT REPORTING. Each Party shall promptly notify the other Party upon being contacted by the FDA or any other federal, state or local governmental agency in the Territories for any material regulatory purpose pertaining to this Agreement or to the Products. Neither Party shall respond to the FDA or such governmental agency before consulting with the other Party, unless under the circumstances pursuant to which FDA or such other federal, state, local, national or supranational governmental agency contacts such Party, it is not practical or lawful for the contacted Party to give the other Party advance notice, in which event the contacted Party shall inform the other Party of such contact as soon as practical and lawful. In addition, each Party shall keep the other Party advised with respect to information concerning the safety or efficacy of the Products. On the other Party's written request with respect to any Product, each Party shall supply detailed information regarding such safety, efficacy and medical information issues, including, if requested, copies of safety reports filed with the FDA or any other governmental agency.

                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES

       11.1 ABBOTT REPRESENTATIONS AND WARRANTIES. Abbott hereby represents and warrants to Triangle as follows:

              (a) Abbott is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted;

              (b) Abbott has all requisite corporate right, power and authority to enter into this Agreement and the other Triangle-Abbott Alliance Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Triangle-Abbott Alliance Agreements by Abbott and the consummation by Abbott of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on Abbott's behalf. This Agreement and the other Triangle-Abbott Alliance Agreements constitute legal, valid and binding obligations of Abbott, enforceable against Abbott in accordance with the terms hereof and thereof;

              (c) subject to compliance with the HSR Act and such filings as may be required pursuant to federal and state securities laws, the execution, delivery and performance by Abbott of this Agreement and each of the other Triangle-Abbott Alliance Agreements and Abbott's compliance with the terms and provisions hereof and thereof will not, result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation pursuant to, or a loss of benefits under, any provision of Abbott's Articles of Incorporation or By-laws, or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Abbott, its properties or assets; and

              (d) no consent, approval or authorization of, or designation, declaration or filing with any governmental authority is required in connection with the valid execution, delivery or performance of this Agreement and the other Triangle-Abbott Alliance Agreements by Abbott or the consummation by Abbott of the transactions contemplated hereby or thereby, except the filing of such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the expiration or termination of any waiting periods thereunder and such filings, as may be required to be made with the SEC, any national securities exchange and any state securities commission. Upon their execution and delivery, and assuming the valid execution thereof by Triangle, this Agreement and the other Triangle-Abbott Alliance Agreements will constitute valid and binding obligations of Abbott, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification agreements of in Section 15 hereof may be legally unenforceable.

       11.2 TRIANGLE REPRESENTATIONS AND WARRANTIES. Triangle hereby represents and warrants to Abbott as follows:

              (a) Triangle is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted;

              (b) Triangle has all requisite corporate right, power and authority to enter into this Agreement and the other Triangle-Abbott Alliance Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Triangle-Abbott Alliance Agreements by Triangle and the consummation by Triangle of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on Triangle's behalf. This Agreement and the other Triangle-Abbott Alliance Agreements constitute legal, valid and binding obligations of Triangle, enforceable against Triangle in accordance with the terms hereof and thereof;

              (c) subject to compliance with the HSR Act and such filings as may be required pursuant to federal and state securities laws and except for the consents from the Triangle Licensors required by Section 9.2, the execution, delivery and performance by Triangle of this Agreement and each of the other Triangle-Abbott Alliance Agreements and Triangle's compliance with the terms and provisions hereof and thereof will not, result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation pursuant to, or a loss of benefits under, any provision of its Certificate of Incorporation or By-laws, or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Triangle or Triangle's properties or assets;

              (d) no consent, approval or authorization of, or designation, declaration or filing with any governmental authority is required in connection with the valid execution, delivery or performance of this Agreement and the other Triangle-Abbott Alliance Agreements by Triangle or the consummation by Triangle of the transactions contemplated hereby or thereby, except the filing of such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the expiration or termination of any waiting periods thereunder and such filings, as may be required to be made with the SEC, the NASD, any national securities exchange and any state securities commission. Upon their execution and delivery, and assuming the valid execution thereof by Triangle, this Agreement and the other Triangle-Abbott Alliance Agreements will constitute valid and binding obligations of Triangle, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification agreements of in Section 15 hereof may be legally unenforceable;

              (e) Except as specifically disclosed in Exhibit 11.2(e), in Triangle's Annual Report on Form 10-K for the year ending December 31, 1998 or in Triangle's Quarterly Report on Form 10-Q for the period ending March 31, 1999:

                     (i) to its knowledge and information, there are no patents, trademarks or other proprietary rights which are valid and which would be infringed by making, having made, using, selling, offering for sale or importing Products in the Territories in accordance with the terms of this Agreement;

                     (ii) Triangle is not aware of sales of any products
              containing one or more Compounds that would constitute an infringement by a Third Party of the Product Patents; and

                     (iii) Triangle is aware of no pending interference or
              opposition proceeding or litigation or any communication which threatens an interference or opposition proceeding or litigation before any patent and trademark office, court, or any other governmental entity or court in any jurisdiction in regard to the Product Patents;

              (f) The execution, delivery and performance of this Agreement and the other Triangle-Abbott Alliance Agreements is not required to be submitted for a vote or other approval of the stockholders of Triangle under Section 271 of the Delaware General Corporation Law. The issuance and sale by Triangle of the Minimum Shares (as defined in the Stock Purchase Agreement) does not require approval of the stockholders of Triangle under any applicable federal or state laws or regulations or under the rules and regulations of the National Association of Securities Dealers (including the designation or maintenance criteria of the Nasdaq National Market) or any other self-regulatory organization applicable to Triangle;

              (g) Triangle has provided to Abbott a complete and accurate copy of each of the Triangle License Agreements;

              (h) to its knowledge, there are no material facts which Triangle has not disclosed to Abbott regarding the manufacture, use or sale of any Product or the practice of any inventions included in the Product Patents or the use of the Product Technology by Abbott, including without limitation any material facts regarding the possibility that such manufacture, use, sale or practice might infringe any Third Party's know-how, patent rights or other intellectual property in the Territories;

              (i) at no time during the Term shall Triangle enter into any transaction providing for debt financing which by its terms (A) imposes a lien, license, security interest or other encumbrance upon or (B) transfers any of the Product Patents or the Product Technology, except to the extent permitted by this Agreement; and

              (j) With respect to each of the Compounds, (A) Triangle has obtained and is in substantial compliance with all applicable registrations, applications, licenses, requests for exemption, permits or other regulatory authorizations with the FDA, or any state or local regulatory body necessary to conduct its business activities to date; and
       (B) to the extent any Compound is intended for export from the United States, and to the extent applicable, the Company is in compliance in all material respects with either all FDA requirements for marketing or as set forth in 21 U.S.C. ss.381(e) or 382; (ii) to the knowledge of Triangle, all manufacturing operations performed by or on behalf of Triangle have been and are being conducted in substantial compliance with the current good manufacturing practices issued by the FDA to the extent applicable; (iii) to the knowledge of Triangle, all nonclinical laboratory studies, as described in 21 C.F.R. ss.58.3(d), sponsored by Triangle have been and are being conducted in substantial compliance with the good laboratory practice regulations set forth in C.F.R. Part 58; except, in the preceding clauses (i) through (iii), where such failures to obtain or noncompliance, individually or in the aggregate, would not have a material adverse effect on Triangle's business activities with respect to such Compound.

              (k) Notwithstanding anything to the contrary in this Section 11.2 or anything in any of the other Triangle-Abbott Alliance Agreements, Triangle makes no representation or warranty (and shall have no liability) arising from any requirement to obtain stockholder approval pursuant to the Nasdaq National Market Issuer Designation Requirements, including Rule 4460 thereunder, with respect to the issuance and sale of the Maximum Shares (as defined in the Stock Purchase Agreement).

       11.3 NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, INCLUDING FITNESS FOR PURPOSE INTENDED OR MERCHANTABILITY, WHETHER EXPRESS OR IMPLIED.

                                   ARTICLE 12
                             LIMITATION ON LIABILITY

EXCEPT AS OTHERWISE PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL LOSSES ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED HOWEVER, THIS LIMITATION SHALL NOT APPLY TO LOSSES ARISING FROM THIRD PARTY CLAIMS FOR WHICH A PARTY IS INDEMNIFIED UNDER THE TERMS OF THIS AGREEMENT.

                                   ARTICLE 13
                        CONFIDENTIALITY AND NONDISCLOSURE

       13.1 CONFIDENTIALITY OBLIGATION. Each of Abbott and Triangle (the "Receiving Party") shall keep strictly confidential any information disclosed in writing, orally, visually or in any other manner by the other Party (the "Disclosing Party") or otherwise made available to the Receiving Party which the Disclosing Party considers to be and treats as proprietary or confidential ("Confidential Information"). Without limiting the generality of the foregoing, all proprietary information concerning the Disclosing Party's business, operations, suppliers, products, product manufacture, sale, marketing or distribution, trade secrets and intellectual property shall be considered Confidential Information by the Receiving Party. Any data or other information relating to or resulting from the clinical trials of the Products shall be deemed to be Confidential Information of Triangle. The Disclosing Party shall use commercially reasonable efforts to designate any written Confidential Information disclosed to the other Party as Confidential Information by prominently marking it "confidential", "proprietary" or the like, provided, that the failure to so mark shall not exclude such written information from the provisions of this Section 13. "Confidential Information" shall not include information:

              (a) which is or becomes generally available to the public other than as a result of disclosure thereof by the Receiving Party;

              (b) which is lawfully received by the Receiving Party on a nonconfidential basis from a Third Party that is not itself under any obligation of confidentiality or nondisclosure to the Disclosing Party or any other Person with respect to such information;

              (c) which by written evidence can be shown by the Receiving Party to have been independently developed by or for the Receiving Party; or

              (d) which the Receiving Party establishes by competent proof was in its possession at the time of disclosure by the other Party and was not acquired, directly or indirectly from the other Party.

All information, data and other materials disclosed by one Party to the other pursuant to the Confidentiality Agreement, dated October 28, 1998, shall be deemed to have been disclosed by the disclosing Party under this Agreement.

       13.2 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Receiving Party shall use Confidential Information solely for the purposes of this Agreement and shall not disclose or disseminate any Confidential Information to any Third Party at any time without the Disclosing Party's prior written consent, except for disclosure to those of its directors, officers, employees, accountants, attorneys, advisers, permitted sublicensees, and agents whose duties reasonably require them to have access to such Confidential Information and, in the case of Triangle, disclosure to the Triangle Licensors, provided that such directors, officers, employees, accountants, attorneys, advisers, agents and Triangle Licensors are required to use the Confidential Information solely for purposes of this Agreement and maintain the confidentiality of such Confidential Information to the same extent as if they were Parties hereto.

       13.3 EXCEPTION. The foregoing confidentiality and nondisclosure obligations shall not apply to information which is required to be disclosed by law or by regulation; provided, that (i) the Receiving Party gives the Disclosing Party reasonable advance notice of the disclosure, to the extent reasonably practicable and legally permissible; (ii) the Receiving Party uses reasonable efforts to resist disclosing the Confidential Information; (iii) the Receiving Party reasonably cooperates with the Disclosing Party on request to obtain a protective order or otherwise limit the disclosure; and (iv) upon the reasonable request of the Disclosing Party, the Receiving Party shall provide a letter from its counsel confirming that the Confidential Information is, in fact, required to be disclosed.

       13.4 INJUNCTIVE RELIEF. The Parties acknowledge that either Party's breach of this Article 13 may cause the other Party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the non-breaching Party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.

       13.5 SCIENTIFIC AND OTHER PUBLICATIONS. Notwithstanding anything herein to the contrary, it is the understanding of each Party that scientific, scholarly and other related publications or presentations concerning the development of the Compounds and the Products, including their pre-clinical and clinical development, shall emanate solely from Triangle and the trials and studies sponsored by Triangle and that, as against Abbott, Triangle shall have full control over the preparation, review and approval of such publications and presentations, which publications and presentations shall not be restricted hereunder; provided that, with respect to joint Marketing Studies, as well as Supplemental Clinical Studies conducted by Abbott or any studies involving any Abbott pharmaceutical products, any resulting publication or presentation of data therefrom shall be jointly reviewed and approved by Triangle and Abbott.

       13.6 SURVIVAL. The confidentiality and nondisclosure obligations of this Article 13 shall survive the expiration or termination of this Agreement and remain in effect for a period of ten (10) years following the expiration or termination of this Agreement.

                                   ARTICLE 14
                                   TRADEMARKS

       14.1 TRIANGLE TRADEMARKS. Triangle shall be solely responsible for the selection, filing, registration and maintenance of the trademark for each Product in the Territories (the "Triangle Trademarks"). Triangle shall keep Abbott fully apprised with respect to its trademark activities and shall consult with Abbott through the U.S. Marketing Board and/or the International Marketing Board, as applicable, regarding the selection of trademarks for the Territories. Triangle shall control all final decisions regarding its trademark activities. All reasonable out-of-pocket costs and expenses associated with the selection, filing, registration and maintenance of the trademarks for Products (i) in the U.S. Territory shall be included in *** and (ii) in the International Territory shall be included in ***. With respect to the International Territory, Triangle shall invoice Abbott for all such costs and expenses, and Abbott shall pay to Triangle the amount invoiced within thirty (30) days of the invoice date.

       14.2 LIMITED TRADEMARK LICENSE.

              (a) GRANT TO ABBOTT. Subject to the terms of this Agreement, Triangle hereby grants to Abbott (i) a nonexclusive limited license in the Territories to use Triangle's name and logo, (ii) a nonexclusive limited license in the U.S. Territory to use the Triangle Trademarks and
       (iii) an exclusive license in the International Territory to use the Triangle Trademarks, in each instance solely for the purpose of promoting distributing and selling the Products in the Territories in accordance with the terms and conditions of this Agreement. Abbott shall promote the Products in the Territories only under the Triangle Trademarks.

              (b) GRANT TO TRIANGLE. Abbott hereby grants to Triangle a nonexclusive limited license to use the Abbott name and logo solely for the purpose of promoting, distributing

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

       and selling each Product in the Territories in accordance with the terms and conditions of this Agreement. Triangle shall promote the Products in the Territories only under the Triangle Trademarks.

       14.3 USE OF TRADE NAMES AND TRADEMARKS. Each Party recognizes that the name and logo of each of the Parties and the Triangle Trademarks represents a valuable asset of such entity and that substantial recognition and goodwill are associated with each Party's name and logo and the Triangle Trademarks. Each Party hereby agrees that, without prior written authorization of the other Party, it shall not use the name and logo of the other Party for any purpose other than the promotion, distribution and sale of the Products solely to the extent required to fulfill its obligations under this Agreement. Abbott hereby agrees that, without prior written authorization of Triangle, it shall not use the Triangle Trademarks for any purpose other than the promotion, distribution and sale of the Products solely to the extent required to fulfill its obligations under this Agreement. In addition, Triangle shall only use the Abbott name and logo in the form, manner and logotype approved in writing by Abbott, and Abbott shall only use the Triangle name and logo and the Triangle Trademarks in the form, manner and logotype approved in writing by Triangle. Except for the limited licenses granted in Section 14.2, nothing in this Agreement shall be construed as an assignment by Triangle to Abbott of any right, title or interest in or to the Triangle name or logo or the Triangle Trademarks, or an assignment by Abbott to Triangle of any right, title or interest in or to the Abbott name or logo; it being understood that all right, title and interest (including the goodwill associated therewith) in and to the Triangle name and logo and the Triangle Trademarks is expressly reserved by Triangle, and all right, title and interest (including the goodwill associated therewith) in and to the Abbott name and logo is expressly reserved by Abbott.

       14.4 QUALITY MAINTENANCE. Each Party (a "licensed Party") agrees to cooperate with the other Party (the "licensing Party") in facilitating the licensing Party's quality assurance responsibilities by permitting reasonable inspection of the licensed Party's operations as they pertain to the licensing Party's trademarks and supplying licensing Party with specimens of use of such trademarks upon reasonable request, but in any case no more often than twice each calendar year. Each Party agrees to comply with all applicable laws and regulations and obtain all government approvals pertaining to the sale, distribution and advertising of Products offered in the Territories under the Triangle Trademarks and covered by this Agreement.

       14.5 INJUNCTIVE RELIEF. Each Party acknowledges that a violation of this
Article 14 would cause irreparable harm to the other Party for which no adequate remedy at law exists, and each Party therefore agrees that, in addition to any other remedies available, and notwithstanding any other provision

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

in this Agreement, the aggrieved Party shall be entitled to injunctive relief to enforce the terms of this Article 14. If either Party prevails in any such action, it shall be entitled to recover all costs and expenses, including reasonable attorney's fees incurred because of any legal action arising in relation to this Article 14.

       14.6 NOTIFICATION OF INFRINGEMENT AND ENFORCEMENT. Each Party shall notify the other Party of any infringement or misuse of Triangle's Trademarks of which such Party becomes aware. Triangle shall be solely responsible to prosecute any infringement of the Triangle Trademarks. Any damage award or settlement, in excess of Triangle's cost and expenses of enforcement, shall be added to the U.S. Product Profit and/or the International Product Profit, as the case may be, and shared between the Parties as set forth in this Agreement.

       14.7 TERMINATION OF TRADEMARK LICENSE. In the event that, pursuant to the terms of this Agreement, Abbott forfeits its rights to Promote a Product in any country, then its license under Section 14.2(a) shall automatically and immediately terminate with respect to such country.

                                   ARTICLE 15
                                 INDEMNIFICATION

       15.1 INDEMNIFICATION

              (a) INDEMNIFICATION BY TRIANGLE. Except as may be otherwise provided herein, Triangle shall defend, indemnify and hold Abbott, all of its directors, officers and employees, and Abbott Sales Representatives (collectively the "Abbott Indemnitees") harmless from and against all Losses incurred in connection with any Third Party suits, claims or causes of action arising out of or resulting from:

                     (i) Triangle's breach of any representation, warranty,
              covenant, or other obligation provided for in this Agreement;

                     (ii) An infringement claim arising from Abbott's use of the
              Triangle name or logo or a Triangle Trademark in connection with the promotion or sale of the Products, provided Abbott's use is in compliance with the terms of this Agreement;

                     (iii) The negligence, recklessness or willful misconduct
              of Triangle and its directors, officers or employees or Triangle Sales Representatives, including, but not limited to, *** claims arising out of *** by Triangle, its directors, officers or employees, or Triangle Sales Representatives; or

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                     (v) Any patent infringement claim arising from the
              manufacture, importation, use or sale of a Product, to the extent losses exceed amounts permitted to be included as ***.

       Provided, however, that Triangle shall not be required to indemnify the Abbott Indemnitees to the extent that any Losses arise out of or result from: (A) the negligence, recklessness or willful misconduct of any of the Abbott Indemnitees, including, but not limited to, out-of label promotion of the Products, (B) utilization of process technology for the manufacture of Products which has not been approved by Triangle, (C) continued Promotion in a country after receipt of notice from Triangle indicating that the sale or Promotion of such Product in such country should be terminated because such further sale or Promotion would constitute willful infringement of a valid and issued patent in such country and/or (D) any breach by Abbott of this Agreement. Abbott shall not be considered negligent for purposes of this Section 15.1 if such claim arises solely with respect to the content of the Promotional Materials, Product labeling or other materials provided to Abbott by Triangle as long as Abbott has distributed or employed such Promotional Materials or other such materials as directed herein.

              (b) INDEMNIFICATION BY ABBOTT. Except as may be otherwise provided herein, Abbott shall defend, indemnify and hold Triangle, its directors, officers and employees, and Triangle Sales Representatives and the Triangle Licensors (collectively the "Triangle Indemnitees") harmless from and against all Losses incurred in connection with any Third Party suits, claims or causes of action arising out of or resulting from:

                     (i) Abbott's breach of any representation, warranty,
              covenant, or other obligation provided for in this Agreement;

                     (ii) An infringement claim arising from Triangle's use of
              the Abbott name or logo in connection with the promotion or sale of the Products, provided Triangle's use is in compliance with the terms of this Agreement;

                     (iii) The gross negligence, recklessness or willful
              misconduct of Abbott, its directors, officers or employees or Abbott Sales Representatives, including, but not limited to, *** claims arising out of *** by Abbott, its Affiliates, their directors, officers or employees, or Abbott Sales Representatives; or

                     (iv) Any patent infringement claim arising from Abbott's or its Affiliates or permitted sublicensee's (A) utilization of process technology for the manufacture of

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

              Products which has not been approved by Triangle or (B) continued Promotion in a country after receipt of notice from Triangle indicating that the sale or Promotion of such Product in such country should be terminated because such further sale or Promotion would constitute willful infringement of a valid and issued patent in such country.

         Provided, however, that Abbott shall not be required to indemnify the Triangle Indemnitees to the extent that any Losses arise out of or result from: (A) the negligence, recklessness or willful misconduct of any Triangle Indemnitee including, but not limited to, out-of label promotion of the Products; and/or (B) any breach by Triangle of this Agreement.

       15.2 INDEMNIFICATION PROCEDURE. Any Abbott Indemnitee or Triangle Indemnitee, as the case may be, shall notify Triangle or Abbott (the "Indemnifying Party") promptly in writing of an indemnifiable claim or cause of action under Section 15.1(a) or 15.1(b) upon receiving notice or being informed of the existence thereof. The Indemnifying Party shall assume, at its cost and expense, the sole defense of such claim or cause of action through counsel selected by the Indemnifying Party and reasonably acceptable to the other Party. The Indemnifying Party shall maintain control of such defense, including any decision as to settlement; provided that, in the event that the Indemnifying Party does not diligently defend such claim or cause of action on a timely basis, then, without prejudice to any other rights and remedies available to the other Party under this Agreement, the other Party may take over such defense with counsel of its choosing at the Indemnifying Party's cost and expense. The other Party may, at its option and expense, participate in the Indemnifying Party's defense, and if the other Party so participates, the Parties shall cooperate with one another in such defense. The Indemnifying Party shall bear the total costs of any court award or settlement of such claim or cause of action and all other costs, fees and expenses related to the resolution thereof (including reasonable attorneys' fees except for attorneys' fees for which the other Party is responsible in the event that the other Party participates in the Indemnifying Party's defense of such claim or cause of action). The indemnification obligations herein shall apply on a first dollar basis without limitation or reduction due to any deductible or self-insured retention which Triangle or Abbott respectively may have under their respective insurance coverage.

       15.3 PRODUCT LIABILITY. In the event of a product liability claim with respect to a Product which is not covered by the foregoing indemnity provisions in this Article 15, the Parties shall bear equally the amount of any awards or other losses and costs attributable directly thereto. Abbott shall maintain control of the defense of any such product liability claim with respect to the International Territory and Triangle shall maintain control of the defense of any such product liability claim with respect to the U.S. Territory.

                                   ARTICLE 16
                              TERM AND TERMINATION

       16.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue, unless terminated sooner in accordance with this
Article 16, until December 31, 2030 (the "Term").

       16.2 TERMINATION UPON PATENT EXPIRATION. Unless sooner terminated in accordance with this Article 16, upon ninety (90) days prior written notice, Abbott may terminate this Agreement on a Product-by-Product basis upon the expiration of the last to expire patent covering such Product.

       16.3 TERMINATION FOR MATERIAL BREACH. It is the Parties' express intent that consideration shall first and foremost be given to remedying any breach of this Agreement through the payment of monetary damages or such other legal or equitable remedies as shall be appropriate under the circumstances and that there shall only be a limited right to terminate this Agreement under the following circumstances as a matter of last resort. In the event that the Neutral, in accordance with the procedures set forth in
Exhibit 20.3, has rendered a ruling that a Party has materially breached this Agreement, which ruling specified the remedies imposed on such breaching Party for such breach (the "Adverse Ruling"), and the breaching Party has failed to comply with the terms of the Adverse Ruling within the time period specified therein for compliance, or if such compliance cannot be fully achieved by such date, the breaching Party has failed to commence compliance and/or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible (but in any event within 60 days), then the non-breaching Party shall have the following rights:

              (a) where Abbott is the breaching Party that failed to comply with the Adverse Ruling and where the basis for such breach is Abbott's failure to abide by a material obligation under this Agreement, Triangle may terminate this Agreement and/or Abbott's license rights hereunder by delivering written notice to Abbott after the expiration of the period to comply; and

              (b) where Triangle is the breaching party that failed to comply with the Adverse Ruling and where the basis for such breach is Triangle's failure to abide by a material obligation under this Agreement, Abbott may terminate this Agreement and/or Triangle's license rights hereunder by delivering written notice to Triangle after the expiration of the period to comply.

       16.4 EFFECT OF EXPIRATION UNDER SECTION 16.1 OR TERMINATION UNDER SECTION
16.2. Upon the expiration of this Agreement under Section 16.1 or the termination of this Agreement with respect to a particular Product or Products under Section 16.2, unless instructed otherwise by Triangle in writing,

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Abbott shall continue to distribute such Product or Products for a period of *** (the "Phase-Out Period"), unless such period is terminated earlier in writing by Triangle. During such Phase-Out Period, Abbott shall continue to fill all outstanding orders for the terminated Product or Products and refer any new orders for such Product or Products to Triangle. During the Phase-Out Period, Abbott shall not be required to perform any Details for the terminated Product or Products and Abbott shall receive its share of the Product Profits for the terminated Product or Products, unless Abbott was terminated hereunder for its material breach of this Agreement. Abbott shall promptly return all Promotional Materials and Sample Packs for the terminated Product or Products to Triangle and shall delete the terminated Product or Products from its catalogues and price lists as soon as reasonably practical. In the event of any problems relating to the terminated Product or Products or customer relations issue during the Phase-Out Period, Abbott shall cooperate fully with Triangle to ensure customer satisfaction and compliance with all Legal Requirements. Triangle shall be allowed to continue to distribute Promotional materials and Sample Packs with the Abbott name in accordance with Article 14 for up to *** after the termination or expiration of this Agreement.

       16.5 EFFECT OF TERMINATION UNDER SECTION 16.3.

              (a) If this Agreement is terminated as a result of Abbott's breach
       (i) Abbott shall use its best efforts to destroy all data, writings and other documents and tangible materials supplied to Abbott by Triangle or the Triangle Licensors; and (ii) Abbott shall further, upon Triangle's request and with no need for additional consideration, grant Triangle a nonexclusive, royalty free (other than subject to royalty obligations payable to Third Parties) license (with the right to sublicense) to all Abbott Patents and Abbott Technology. Abbott shall further provide Triangle with full and complete copies of all toxicity, efficacy, and other data generated by Abbott or its permitted sublicensees, contractors or agents in the course of Abbott's efforts to obtain governmental approval for the sale of the Products, including but not limited to any registration filings or other documents filed with any government authority. Triangle and the Triangle Licensors shall be authorized to cross-reference any such registration filings made in the International Territory where permitted by law. Triangle and the Triangle Licensees shall be authorized to provide data pertaining to such patents and technology to any Third Party with a bona fide interest in licensing such technology. Such data shall be provided on a confidential basis; provided, however, that if such Third Party enters into a license with Triangle and the Triangle Licensees, such Third Party shall be free to use such data for all purposes, including to obtain government approvals to sell Products containing any Compound. Abbott shall cooperate

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

       reasonably (at no unreimbursed expense to Abbott) with any Third Party licensee of Triangle or the Triangle Licensors in pursuing governmental approval to sell any Product containing any Compound, including but not limited to, permitting such Third Parties to cross-reference any regulatory filings filed with or any Product Approval obtained in any foreign countries; provided that any expenses incurred at the request of Triangle are reimbursed).

              (b) If this Agreement is terminated as a result of Abbott's breach, Triangle shall have the right, in its sole option, to terminate each or any of (i) the Co-Promotion Agreement; (ii) the Stock Purchase Agreement, to the extent that there are any continuing obligations thereunder; (iii) the Stockholder Rights Agreement (provided that the provisions contained in sections 3 and 5 thereof shall survive such termination); and (iv) subject to its negotiation and due execution and delivery, the Supply Agreement.

              (c) If this Agreement is terminated as a result of Triangle's breach, Abbott shall have the right, in its sole option, to terminate each or any of (i) the Co-Promotion Agreement; (ii) the provisions of sections 3 and 5 of the Stockholder Rights Agreement; and
         (iii) subject to its negotiation and due execution and delivery, the Supply Agreement.

       16.6 SURVIVAL. All rights granted and obligations undertaken by the Parties hereunder shall terminate immediately upon the event of any termination or expiration of this Agreement, except for the following which shall survive according to their terms:

              (a) The obligation of each Party to pay to the other Party any and all payments accrued under this Agreement prior to such termination or expiration;

              (b) The provisions of Sections 6.1 and 6.2, which shall survive with respect to any reports required after the Term and any accrued or continuing payment obligations;

              (c) The limitations on liability of Article 12;

              (d) The confidentiality and nondisclosure obligations of Article
       13;

              (e) The indemnification obligations of Article 15 with respect to events occurring during the term of the Agreement;

              (f) The insurance obligations of Article 18; and

              (g) The provisions of Sections 4.2(f) (as well as Section 4.3 as its relates to Section 4.2(f) with respect to the International Territory), 7.5, 7.8, 16.4 through 16.7, 20.12, 20.3 and Section 20.11.

Any termination of rights with respect to a particular Product shall only result in the termination of rights and obligations hereunder as they relate to that Product. In addition, expiration or termination of this Agreement shall not affect the remedies of the Parties otherwise available at law or in equity in relation to any rights accrued under this Agreement prior to expiration or termination.

       16.7 NONEXCLUSIVE RIGHTS AND REMEDIES. Except as otherwise set forth in this Agreement, all rights and remedies of the Parties provided under this Agreement are not exclusive and are in addition to any other rights and remedies provided by law or under this Agreement.

       16.8 CONDITIONS TO EFFECTIVENESS. The Effective Date shall be the date on which the following conditions have been satisfied:

              (a) The obligations of Abbott and Triangle shall be subject to the satisfaction of the following conditions:

                     (i) No order, statute, rule, regulation, executive order,
              injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority that prohibits the execution, delivery or performance of any of the Triangle-Abbott Alliance Agreements, and no proceeding by any governmental or regulatory authority or instrumentality shall be pending or threatened, which seeks to prohibit or declare illegal the execution, delivery or performance of any of the Triangle-Abbott Alliance Agreements;

                     (ii) All filings under the HSR Act and other laws of any
              jurisdiction applicable to the transactions contemplated in the Triangle-Abbott Alliance Agreements shall have been made and any required waiting period under such laws shall have expired or been earlier terminated;

                     (iii) The "Closing" as such term is defined in the Stock
              Purchase Agreement shall have occurred or shall be occurring simultaneously; and

                     (iv) The Supply Agreement shall be duly executed and
              delivered prior to or contemporaneously with the Closing.

              (b) CONDITIONS TO OBLIGATIONS OF ABBOTT. The obligations of Abbott shall be further subject to the satisfaction of the following conditions:

                     (i) All corporate and other proceedings taken or to be
              taken in conjunction with the transactions contemplated in the Triangle-Abbott Alliance Agreements, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Abbott;

                     (ii) Triangle shall have obtained the consents
               identified in Section 9.2;

                     (iii) The representations and warranties of Triangle
              contained herein and in the other Triangle-Abbott Alliance Agreements that are qualified as to materiality shall be true and correct at and as of the Effective Date as though restated on and as of the Effective Date and the representations and warranties of Triangle contained herein and in the other Triangle-Abbott Alliance Agreements that are not qualified as to materiality shall be true and correct in all material respects at and as of the Effective Date as though restated on and as of the Effective Date;

                     (iv) Abbott shall have received from Triangle's counsel,
               Brobeck Phleger & Harrison LLP, an opinion addressed to Abbott substantially in the form of Exhibit 16.8(b)(iv) dated the Effective Date; and

                     (v) Abbott shall have received from Triangle a copy of the executed consent identified in Section 9.2 and a certificate signed by an appropriate officer as to Triangle's compliance with the conditions set forth in clauses (i) and (iii) of this Section 16.8(b).

              (c) CONDITIONS TO OBLIGATIONS OF TRIANGLE. The obligations of Triangle shall be further subject to the satisfaction of the following conditions:

                     (i) All corporate and other proceedings taken or to be
              taken in connection with the transactions contemplated in the Triangle-Abbott Alliance Agreements, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Triangle;

                     (ii) The representations and warranties of Abbott contained herein and in the other Triangle-Abbott Alliance Agreements that are qualified as to materiality shall be true and correct at and as of the Effective Date as though restated on and as of the Effective Date and the representations and warranties of Abbott contained herein and in the other Triangle-Abbott Alliance Agreements that are not qualified as to materiality shall be true and correct in all material respects at and as of the Effective Date as though restated on and as of the Effective Date;

                     (iii) Triangle shall have received from Abbott's
               Divisional Vice President and Assistant Secretary an opinion addressed to Triangle substantially in the form of Exhibit 16.8(c)(iii) dated the Effective Date;

                     (iv) Triangle shall have received from Abbott's counsel,
               Mayer Brown & Platt, an opinion addressed to Triangle substantially in the form of Exhibit 16.8(c)(iv) dated the Effective Date;

                     (v) Triangle shall have obtained the consents identified
               in Section 9.2; and

                     (vi) Triangle shall have received from Abbott a certificate signed by an appropriate officer as to Abbott's compliance with the conditions set forth in clauses (i) and (ii) of this Section 16.8(c).

              (d) NON-FULFILLMENT OF CONDITIONS. The non-fulfillment of any of the conditions described in this Section 16.8 (whether or not the Effective Date occurs) shall not result in any liability to any Party unless such non-fulfillment is a result of a breach of this Agreement or any of the other Triangle-Abbott Alliance Agreements by such Party.

              (e) OUTSIDE DATE. If the Effective Date has not occurred within ninety (90) days from the execution date hereof (other than through the failure of the Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement or any of the other Triangle-Abbott Alliance Agreements) or such later date as the Parties may agree, either Party may terminate this Agreement by written notice to the other Party.

                                   ARTICLE 17
                             TRANSFER OF TECHNOLOGY

       17.1 TRANSFER BY TRIANGLE. Within ninety (90) days following the Effective Date and as far as it has not previously done so, Triangle shall supply Abbott with all Product Technology necessary for the manufacture of the Products in Triangle's possession. With respect to any Product Technology subsequently developed or obtained by Triangle during the Term of this Agreement, such disclosure will be made at least on a quarterly basis or sooner, if practicable.

       17.2 TECHNICAL ASSISTANCE.

              (a) Triangle shall, upon request by Abbott, provide Abbott with reasonable cooperation and assistance, consistent with the other provisions hereof, in connection with the transfer of Product Technology. Such assistance may include, but is not limited to, development of the formulations of the Products; procurement of supplies and raw materials; initial development and production batch manufacturing runs; process, specification and analytical methodology design and improvement; and, in general, such other reasonable assistance as may contribute to the efficient application by Abbott of the Product Technology. In this regard, Triangle agrees to make appropriate employees of Triangle reasonably available to assist Abbott, and Triangle agrees to provide reasonable numbers of appropriate Abbott personnel with access during normal business hours to the appropriate personnel and operations of Triangle for such periods of time as may be reasonable in order to familiarize Abbott personnel with the Product Technology as applied by Triangle. At Abbott's reasonable request, such assistance shall be furnished at Abbott's or its subcontractors' or permitted sublicensees' facilities in the Territories, subject to a mutually agreed upon schedule. Such technical assistance shall include but not be limited to the following:

                     (i) Triangle shall: (A) provide Abbott with access to any
              and all Drug Master File(s) or counterparts thereof in any countries of the Territories ("DMF") of Triangle relating to the manufacture of the Compounds existing as of the Effective Date;
              (B) provide Triangle with letters of authorization to the FDA and other applicable government authorities in other countries of the Territories to refer to Triangle's DMF's; and (C) reasonably cooperate with Abbott in obtaining access to and letters of authorization to refer to the DMF's of Triangle's subcontractors which are, or will be, supplying any Compounds or Products; and

                     (ii) Within forty five (45) days after the Effective
              Date, Triangle shall provide Abbott with copies of all documentation in Triangle's possession, including all correspondence between Triangle and its subcontractors, regarding the manufacture of the Compounds or Products which would be necessary or useful to assist Abbott in the commercial production of the Compounds or Products or to support Product Approval.

              (b) During the period prior to the *** of the Effective Date;
         (i) Triangle shall provide up to *** of such technical assistance during each year of such period at Triangle's sole expense and (ii) subsequent to such *** of technical assistance, Triangle shall provide such additional technical assistance as may be reasonably requested by Abbott; provided, that all reasonable out-of-pocket travel costs and expenses incurred by Triangle in rendering technical assistance pursuant to this Section 17.2(b) in excess of such *** per year shall be reimbursed to Triangle by Abbott. Technical

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

       assistance furnished pursuant to this Section 17.2(b) shall continue only until the *** of the Effective Date of this Agreement.

       17.3 TRANSFER BY ABBOTT. Abbott shall supply Triangle with any Abbott Technology as developed during the Term on at least a quarterly basis or sooner, if practicable.

       17.4 LANGUAGE OF DISCLOSURES. All disclosure pursuant to this Agreement will be in English.

                                   ARTICLE 18
                                    INSURANCE

       On or before the Execution Date, each Party shall obtain, and each Party shall maintain throughout the Term and each Phase-Out Period and for a period of *** thereafter, insurance issued by independent insurers reasonably selected by such Party providing the coverage and limits described in Exhibit
18. Each of the insurance policies for the types of coverage listed in
Exhibit 18, except statutory workers' compensation coverage, shall provide that it may not be terminated, canceled or significantly modified unless the other Party is given thirty (30) days prior written notice by the insurance carrier. Each Party's insurance coverage must be primary coverage without right of contribution from any insurance of the other Party. On or before the date(s) set forth in Exhibit 18, and each year thereafter for as long as this Agreement, or any Phase-Out Period, is in effect, each Party shall provide the other Party certificates of insurance evidencing the coverage and limits required by this Article 18.

                                   ARTICLE 19
                                  FORCE MAJEURE

       If any circumstance beyond the reasonable control of either Party occurs which delays or renders impossible the performance of certain of that Party's obligations under this Agreement on the dates herein provided (a "Force Majeure"), such obligations shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, provided such Party shall notify the other Party in writing as soon as practicable, but in no event more than ten (10) business days after the occurrence of such event of Force Majeure, which notice shall reasonably attempt to identify such obligations under this Agreement and the extent to which performance thereof will be affected. In such event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event, provided that such Party who fails because of an event of Force Majeure to perform its obligations hereunder shall upon the cessation of the Force Majeure event take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of Force Majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

civil disorders, acts of God, limitations imposed by exchange control regulations or foreign investment regulations or similar regulations, laws, regulations or rules of any government or governmental agency, any inordinate and unanticipated delays in the regulatory review or governmental approval process that are within the sole control of such government or governmental agency, any delay or failure in manufacture, production or supply by Third Parties of any goods or services, any withdrawal or recall of a Product at the direction of any governmental authority and any failure of a computer system.

                                   ARTICLE 20
                                  MISCELLANEOUS

       20.1 RELATIONSHIP OF THE PARTIES. Each of the Parties shall be furnishing its services hereunder as an independent contractor, and nothing herein shall create any association, partnership or joint venture between the Parties or any employer-employee relationship. No agent, employee or servant of either Party shall be or shall be deemed to be the employee, agent or servant of the other Party, and each Party shall be solely and entirely responsible for its acts and the acts of its employees.

       20.2 RELATIONSHIP WITH AFFILIATES. Unless the context otherwise indicates, (i) any reference to a Party herein shall include the Affiliates of such Party (including, without limitation, references to Abbott in Sections 1.5, 1.7, 1.9, 1.48 and 2.3(c) and references to Triangle in Sections 1.58, 1.59, 2.1, 2.2, 2.3(a), 2.3(b) and 2.5) and (ii) each Party may utilize the services of its Affiliates to perform services, activities and/or obligations permitted or required under this Agreement to the same extent as if such Affiliate were a party to this Agreement; provided that any such services, activities or obligations under this Agreement permitted or required to be performed by such Party relating to the U.S. Territory will be performed only by such Party or a wholly-owned U.S. subsidiary of such Party. Any Affiliates so utilized shall be subject to all the terms and conditions applicable to such Party under this Agreement, including but not limited to provisions establishing standards for performance. With respect to the International Territory, Abbott may use its Affiliates as set forth in this Section 20.2; provided that Abbott shall make all payments required and provide all reports required under this Agreement. The use of any Affiliates as set forth in this Section 20.2 shall in no way relieve the applicable Party of any of its obligations or liabilities hereunder and each Party shall be liable for the actions of its Affiliates under this Agreement and the indemnification provisions of Article 15 shall apply with respect to all actions of a Party's Affiliates under this Agreement.

       20.3 DISPUTE RESOLUTION.

              (a) GENERAL. The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which may relate to either Party's rights and/or obligations hereunder. The Parties agree that they shall use all reasonable efforts to resolve any dispute which may arise in an amicable manner.

              (b) MANAGEMENT RESOLUTION. If the Parties are unable to resolve such a dispute within ***, either Party may, by notice to the other Party, have such dispute referred to the respective officers of the Parties designated below. Such officers shall attempt to resolve the referred dispute by good faith negotiations within *** after such notice is received. The said designated officers are as follows: For Abbott, Senior Vice President, Pharmaceutical Operations, for the U.S. Territory and Senior Vice President, International Operations for the International Territory, and for Triangle, Chief Executive Officer.

              (c) ALTERNATIVE DISPUTE RESOLUTION. The Parties agree that any dispute that arises in connection with this Agreement, which cannot be amicably resolved by such management discussions shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in
       Exhibit 20.3; provided, however, that the resolution of matters for which one Party to the exclusion of the other has the authority, under the terms of this Agreement, to control the decisions or the final decisions shall not be determined by ADR; provided, further, that either Party may seek judicial relief or enforcement to pursue a claim of fraudulent or otherwise inequitable treatment under the ADR proceedings or to otherwise enforce a judgment under the ADR proceedings (including without limitation a judgment for specific performance or injunctive relief).

       20.4 COUNTERPARTS. The Agreement may be executed simultaneously in any number of counterparts and may be executed by facsimile. All counterparts shall collectively constitute one and the same Agreement.

       20.5 NOTICES. In any case where any notice or other communication is required or permitted to be given hereunder, such notice or communication shall be in writing, and sent by overnight express or registered or certified mail (with return receipt requested) and shall be sent to the following address (or such other address as either Party may designate from time to time in writing):

              If to Triangle:

                    Triangle Pharmaceuticals, Inc.
                    4 University Place
                    4611 University Drive

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                    Durham, North Carolina 27707
                    Telephone: (919) 493-5980
                    Telefax: (919) 493-5925
                    Attention: Chief Executive Officer
                    Copy to: General Counsel

              If to Abbott:

                    Abbott Laboratories
                    Dept. 309; Bldg. AP30
                    200 Abbott Park Road
                    Abbott Park, IL 60064
                    Telephone:  (847) 938-6863
                    Telefax:    (847)  938-5383
                    Attention:  Senior Vice President, Pharmaceutical Operations
                                and Senior Vice President, International
                                Operations

              Copy to:

                    General Counsel
                    Abbott Laboratories
                    Dept. 364; Bldg. AP6D
                    100 Abbott Park Road
                    Abbott Park, IL 60064
                    Telephone: (847) 937-8906
                    Telefax: (847) 938-6277

       20.6 BINDING EFFECT; ASSIGNMENT. This Agreement may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void; provided that no prior written consent shall be required in the event that a Third Party acquires substantially all of the assets or outstanding shares of, or merges with, the assigning Party, but only so long as such Third Party agrees to be bound by all of the assigning Party's responsibilities and obligations hereunder. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liability hereunder. This Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective successors and permitted assigns.

       20.7 ENTIRE AGREEMENT. The terms and conditions contained herein and in the other Triangle-Abbott Alliance Agreements constitute the entire agreement between the Parties relating to the subject matter of hereof and thereof and shall supersede all previous communications between the Parties with respect to the subject matter hereof and thereof, respectively. Neither Party has entered into this Agreement in reliance upon any representation, warranty, covenant or undertaking of the other Party that is not set out or referred to in this Agreement. In addition, upon the request of either Party, the Parties will discuss whether they desire to enter into an agreement regarding the tax treatment of their activities under this Agreement. If the Parties mutually agree that such an agreement is necessary or desirable, they will each bear their own expenses incurred in connection with the preparation of such an agreement, and (unless the Parties otherwise agree in the future), any mutually agreed out-of-pocket costs incurred in connection with the development of tax information pursuant to such an agreement shall be shared equally. If only one Party believes that such an agreement is necessary or desirable, that Party shall bear the costs of preparing such an agreement, and shall bear the out-of-pocket costs of developing tax information pursuant to such an agreement. In any event, each Party shall bear its own internal expenses in connection with the negotiation and preparation of any such tax agreement and the preparation of its own tax returns.

       20.8 AMENDMENT. The Agreement may be varied, amended or extended only by the written agreement of the Parties through their duly authorized officers or representatives, specifically referring to this Agreement.

       20.9 SEVERABILITY. In case any one or more of the provisions contained herein shall, for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be impossible and provided that the performance required by this Agreement with such clause deleted remains substantially consistent with the intent of the Parties.

       20.10 COMPANY EMPLOYEES. Each Party shall not, directly or indirectly solicit for employment, any employee of the other Party who has been directly involved in the performance of this Agreement during the Term and for one year after the earlier of the termination or expiration of this Agreement or the termination of such individual's employment, with the other Party. It shall not be a violation of this provision if any employee responds to a Party's general advertisement of an open position.

       20.11 PUBLICITY. Except as otherwise provided herein, each Party shall maintain the confidentiality of all provisions of this Agreement and this Agreement itself and, without the prior written consent of both Parties, neither Party shall make any press release or other public announcement of or otherwise disclose to any Third Party this Agreement or any of its provisions except: (i) for disclosure to those of its directors, officers, employees, accountants, attorneys, advisers and agents whose duties reasonably require them to have access to the Agreement and, in the case of Triangle, disclosure to the Triangle Licensors, provided that such directors, officers, employees, accountants, attorneys, advisers, agents and licensors are required to maintain the confidentiality of the Agreement to the same extent as if they were Parties hereto, and (ii) except for such disclosures as may be required by Legal Requirements, in which case the disclosing Party shall provide the nondisclosing Party with prompt advance notice of such disclosure so that the nondisclosing Party shall have the opportunity if it so desires to seek a protective order or other appropriate remedy and, in connection with any disclosure to the Securities and Exchange Commission, the disclosing Party shall use reasonable efforts to obtain confidential treatment for such disclosure. Promptly following the execution of each of the Triangle-Abbott Alliance Agreements, the Parties shall issue a mutually acceptable press release, a copy of which is attached hereto as Exhibit 20.11.

       20.12 APPLICABLE LAW. The Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to its choice or conflict of laws rules or principles. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

       20.13 MILLENNIAL COMPLIANCE. Each Party hereby covenants and agrees that it will use Reasonable Best Efforts to ensure that there will be no failure or erroneous receipt, storage, processing or production of data as a consequence of the inability to receive, store, process or output date information regardless of the date(s) utilized (including, without limitation, relating to the change of century) in any computer software, computer hardware, automation systems or other devices owned, licensed or otherwise used by such Party, its permitted sublicensees or suppliers that would result in the inability of such Party to either (i) comply with its obligations hereunder with respect to any Confidential Information or any other data or information of other Party, or
(ii) successfully perform its obligations hereunder. At either Party's request, the other Party agrees to disclose in reasonable detail its millennial compliance plan and procedures, including but not limited to the applicable testing results concerning its hardware and software systems.

       20.14 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

       20.15 INTERPRETATION.

              (a) Wherever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including without limitation" and "including but not limited to" (or "includes without limitation" and "includes but is not limited to") regardless of whether the words "without limitation" or "but not limited to" actually follow the term "including" (or "includes").

              (b) Wherever any provision of this Agreement provides that a Party's consent shall not be unreasonably withheld, such provision shall be deemed to provide that such consent shall in addition not be unreasonably delayed.

              (c) The recitals set forth at the start of this Agreement, along with the Exhibits to this Agreement, and the terms and conditions incorporated in such recitals and Exhibits shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals and Exhibits and the terms and conditions incorporated in such recitals and Exhibits.

              (d) In the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern.

              (e) Unless otherwise explicitly stated, in the event of any conflict between the terms of this Agreement and the terms and conditions of any of the Exhibits hereto, the terms of this Agreement shall prevail.

              (f) The Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter.

              (g) Unless otherwise provided, all references to Sections, Articles and Exhibits in this Agreement are to Sections, Articles and Exhibits of and to this Agreement.

       20.16 NO WAIVER OF RIGHTS. No failure or delay on the part of either Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

                    [Signatures appear on the following page]

       IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.



TRIANGLE PHARMACEUTICALS, INC.





By:      /S/  DAVID W. BARRY
       ----------------------------------------------
Name:    DAVID W. BARRY
       ----------------------------------------------
Title:  CHAIRMAN AND CHIEF EXECUTIVE OFFICER
       ----------------------------------------------


ABBOTT LABORATORIES





By:      /S/  ARTHUR HIGGINS
       ----------------------------------------------
Name:    ARTHUR HIGGINS
       ----------------------------------------------
Title:   SENIOR VICE PRESIDENT
         PHARMACEUTICAL OPERATIONS
       ----------------------------------------------

                                                                EXHIBIT 1.8A

                         U.S. SG&A - EXPENSE DEFINITIONS

1.     Product Samples                         *** and *** cost of samples
2.     ***                                     ***
3.     Continuing Education Programs           Costs to provide development programs for Sales Representatives.
4.     ***                                     ***
5.     ***                                     ***
----- -------------------------------------    ------------------------------------------------------------------------------------
6.     Sales Aids                              Printed reference materials for reps. Usually a glossy multi-page booklet highlighting a product's key attributes.
7.     MD/Pharmacist Kits                      Brochures, pamphlets and other information distributed to doctors, excluding reprints.
8.     Product Training                        Any sales rep training cost including: materials at the training classes along with the meeting itself.
9.     ***                                     ***
----- -------------------------------------    ------------------------------------------------------------------------------------
10.    Convention - Exhibiting                 Costs of exhibiting at major conventions, including booth displays (not construction).
11.    Convention - Symposia                   Costs of satellite symposia/meeting conducted at a major convention for MD's and ancillary health professionals.
12.    Faculty/Advisory Board                  ***
13.    Clinical Experience Trials              All costs related to conducting a clinical experience trial including: set-up costs, doctor recruitment and tracking costs.
14.    Fellowships - Tutorials                 All costs to supports doctors/other third party participation in fellowships, tutorials and preceptorships.
----- -------------------------------------    ------------------------------------------------------------------------------------
15.    Journal Ads                             Costs to run journal ads.
16.    Public Relations                        Services provided by a public relations firm including: monthly fees, out-of-pocket expenses and other fees.
17.    Ad Agency Fees                          Services provided by an ad agency including : monthly fees, out-of-pocket expenses and other fees.
18.    Market Research/Statistics/Reports      Costs of primary market research.
19.    Marketing Related Clinical Studies      PhaseIIIb/IV studies which support growth of products through data creation.
----- --------------------------------------   ------------------------------------------------------------------------------------
20.    Indigent Care Program                   Operation costs, management and drug, to support uninsured and low-income segment for limited duration.
21.    Expanded Access Program                 Pre-approval clinical program, including drug and operating costs.
22.    Direct Mail                             Mailings (including postage, AMA royalties, and database expenses) to physicians, pharmacists and other customers.
23.    Reprints/Publication Planning           Costs of reprinting journal articles.  Costs of planning and preparing journal articles and abstracts.
24.    Direct to Consumer Advertising          Cost to run electronic print, television, or radio advertising intended to reach the public.
----- --------------------------------------   ------------------------------------------------------------------------------------
25.    Community Advocacy                      Cost of programs to establish and maintain relationships with relevant community groups.
26.    Patient Education                       Costs of materials to educate patients on disease and treatment.
27.    Website                                 Costs of establishing and maintaining an electronic website.
28.    Sales Force Expense                     See attached sheet.  (Exhibit 1.8B)
29.    ***                                     Actual costs*
----- --------------------------------------   ------------------------------------------------------------------------------------
30.    ***                                     Actual costs*
31.    ***                                     Actual costs*
32.    Additional costs pursuant to Section    Actual costs*
       9.4(c)
33.    Additional costs specifically included  Actual costs*
       in SG&A pursuant to the terms of the
       Agreement


-----------
*   Not included in budget pursuant to ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                               EXHIBIT 1.8B

             U.S. TERRITORY - SG&A * - VARIABLE SALES FORCE EXPENSE


VARIABLE SALES FORCE EXPENSE


Base expense shall be set at $***/Representative adjusted with an annual cost of living index using the Consumer Price Index (CPI). Such expense may be reviewed and adjusted as necessary by ***.
This expense includes the following items:


o        ***
o        ***
o        ***
o        ***
o        ***
o        ***
o        ***
o        ***


NOTES:

(a)      ***
         ***
         ***

(b)      *** Expense includes: ***

(c)      *** includes: ***


* SG&A definition for this contract only. Party's definition for external reporting may be different.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  EXHIBIT 1.8C

               INTERNATIONAL TERRITORY - SG&A CREDIT ANALYSIS (1)

(A)      MARKETING/SALES/ADMIN (PURSUANT TO SECTION 1.8(i))

         Maximum costs (per product) excluding B&C below. These costs will reflect similar expenses as outlined in Exhibit 1.8A, but will be provided in aggregate not by line item. Expenses will also be identified for Marketing Studies (permitted under Section 4.4) and Expanded Access / Indigent Care (permitted under Section 4.6)

         HIV PRODUCTS (2)(3)

*** prelaunch year
*** launch year
*** first year after launch
*** second year after launch
*** every year thereafter

         HBV PRODUCTS (2)(3)

*** prelaunch year
*** launch year
*** first year after launch
*** second year after launch
*** every year thereafter

(B) R&D / REGULATORY:

*** fees & *** preparation                  actual costs
***                                         actual costs

(C) OTHER:

***                                         actual costs
***                                         actual costs
***                                         actual costs
***                                         actual costs

Triangle Third Party Royalty with           Actual costs
respect to sales in the International
Territory

Additional costs pursuant to Section 9.4(c)  Actual costs

Additional costs specifically included in   Actual costs
SG & A pursuant to the terms of the
Agreement

(1) SG&A definition for this contract only. The Parties' definition for external reporting may be different.

(2) Amounts indexed for inflation. 1999 is the base year for the inflation calculation.

(3) The amounts included are for illustrative purposes. Actual amounts will be determined pursuant to Section 4.3(b). Expenses are Abbott's best estimates. These estimates are subject to change based on clinical date and final lunch plans.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  EXHIBIT 1.16

                                  DAPD FORMULA



                                    [CHART]

                                                               EXHIBIT 1.89
                                                              (PAGE 1 OF 4)


                            MKC-442 LICENSE AGREEMENT

EARNED ROYALTIES

o   *** Net Sales(1) of Licensed Products(1)

ANNUAL Minimum Royalties


Full Calendar Year Following First
FDA Approval of Licensed Products            Annual  Minimum
----------------------------------           --------------------------------
***                                          ***
***                                          ***
***                                          ***
***                                          ***
***                                          ***




(1) As defined in the MKC-442 License Agreement

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                                EXHIBIT 1.89
                                                               (PAGE 2 OF 4)

                             DAPD LICENSE AGREEMENT


                                                     Cumulative Net Selling Price of
Earned Royalties                                     Licensed Products (1) for
(% of Net Selling Price(1))                          the HIV Indication
*** %                                                        ***
*** %                                                        ***
*** %                                                        ***



ANNUAL MINIMUM ROYALTIES FOR THE HIV INDICATION

Calendar Year from First FDA Approval                Annual Minimum
Of a Licensed Product for HIV Indication             AMOUNT
***                                                          ***
***                                                          ***
***                                                          ***



                                                      Cumulative Net Selling Price of
Earned Royalties                                          Licensed Products(1) for
(% of Net Selling Price(1))                                  the HBV Indication
-------------------------                            ----------------------------------
*** %                                                        ***
*** %                                                        ***
*** %                                                        ***




ANNUAL MINIMUM ROYALTIES FOR THE HBV INDICATION


Calendar Year from First FDA Approval               Annual Minimum
Of a Licensed Product for HBV Indication            AMOUNT
***                                                          ***
***                                                          ***
***                                                          ***


(1)  As defined in the DAPD License Agreement

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                               EXHIBIT 1.89
                                                              (PAGE 3 OF 4)

                              FTC LICENSE AGREEMENT


                                        Annual Aggregate Net Selling Price
Earned Royalties                              of Licensed Products(1)
(% of Net Selling Price(1))                     for HIV Indication
*** %                                                 ***
*** %                                                 ***
*** %                                                 ***


ANNUAL MINIMUM ROYALTIES FOR THE HIV INDICATION


Calendar Year from First FDA Approval                 Annual Minimum
Of a Licensed Product for HIV Indication              AMOUNT
***                                                   ***
***                                                   ***
***                                                   ***



                                            Annual Aggregate Net Selling Price
Earned Royalties                                of Licensed Products(1)
(% of Net Selling Price(1))                        for HBV Indication
*** %                                                 ***
*** %                                                 ***
*** %                                                 ***


ANNUAL MINIMUM ROYALTIES FOR THE HBV INDICATION


Calendar Year for First FDA Approval                  Annual Minimum
Of a Licensed Product for HBV Indication              AMOUNT
***                                                   ***
***                                                   ***
***                                                   ***



(1)  As defined in the FTC License Agreement

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                               EXHIBIT 1.89
                                                              (PAGE 4 OF 4)

                            L-FMAU LICENSE AGREEMENT


Earned Royalties

*** % of Net Sales(1) of Licensed Products(1)

Annual Minimum Royalties


Full Calendar Year following First
FDA Approval of a Licensed Product                    Annual Minimum
***                                                   ***
***                                                   ***
***                                                   ***



(1)  As defined in the L-FMAU License Agreement

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                                   EXHIBIT 2.6

                             COLLABORATION AGREEMENT
                              COMBINATION PRODUCTS
                 FINANCIAL ANALYSIS OF LONG-TERM FINANCIAL PLAN


Assumes satisfaction of all conditions required by Section 2.6(b) including the Abbott and Triangle market on an exclusive basis in accordance with the terms of the Triangle-Abbott Alliance Agreements.

ANALYSIS WITH COMBINATION PRODUCT:
                                             Year 1     Year 2      Year 3     Year 4     Year 5
     Sales
     Cost of Goods
     Gross Profit
     Third party license expence (1)
     Operating expenses                                              ***
     Net profit before tax
     Tax expense
     Net income

     Adjustments to Convert Cash Flow Basis:
     Add: Depreciation expense
     Working capital adjustments                                     ***
     Net cash flow

***
***

ANALYSIS WITHOUT COMBINATION PRODUCT (2):

                                             Year 1     Year 2      Year 3     Year 4     Year 5
     Sales
     Cost of Goods
     Gross Profit
     Operating expenses                                              ***
     Net profit before tax
     Tax expense
     Net income

     Adjustments to Convert Cash Flow Basis:
     Add: Depreciation expense
     Working capital adjustments                                     ***
     Net cash flow

***
***



(1) ***
(2) ***

CONCLUSION:

Based on the above analysis the project would have an additive economic impact and would satisfy the requirements of Section 2.6.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


                                                                                                                    EXHIBIT 6.9


                                                                   U.S. PROFIT SHARING
                                                                      1ST QUARTER
                                                                       (MILLIONS)


U.S. PROFIT SPLIT:                            ABBOTT                                   TRIANGLE
------------------                            ------                                   --------
                                              Abbott Net Sales                  -      Triangle Product Sales                 -

                                              Abbott Cost of Goods              -      Triangle Cost of Goods                 -

                                              Abbott Distribution Expenses      -      Triangle Third Party Royalties         -

                                                                          ----------                                  -------------
                                              Abbott Distribution Margin       ***     Triangle Distribution Margin         ***
                                                                          ----------                                  -------------
                                              Abbott SG&A                              Triangle SG&A                        ***
                                                                                                                      -------------
                                                                          ---------                                   -------------
U.S. Product Profit or U.S. Net      ***      Abbott Operating Margin         ***      Triangle Operating Margin            ***
Loss                            ------------                              ----------                                  -------------


                                              U.S. Adjustment Amount         ***       U.S. Adjustment Amount               ***
                                                                          ----------                                  -------------

                                              Abbott U.S. Profit Amount      ***       Triangle U.S. Profit Amount          ***
                                                                          ----------                                  -------------


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(2) U.S. PROFIT ALLOCATION:                                                            ASSUMPTIONS:
Abbott U.S. Profit Amount           ***
                                ------------
Triangle U.S.  Profit Amount        ***                                                * Triangle sells at *** to Abbott (1)
                                ------------                                           * 3rd party royalties are *** of Abbott Net
                                                                                         Sales and recorded and paid by Triangle
U.S. Product Profit or U.S. Net     ***                                                * Cost of goods sold is *** of Triangle's
Loss                            ------------                                             sales to Abbott
                                                                                       * Triangle sells *** to Abbott
                                                                                       * Abbott sells nothing, no sales would be
U.S. PROFIT ADJUSTMENT AMOUNT:                                                           reported for profit sharing calculation
                                                                                         since there were no sales to a third
                                                 Abbott         Triangle                 party from Abbott
                                              -------------------------------          * Triangle's SG&A = ***
                                                                                       * Abbott's SG&A = ***
Respective Operating Margin                       ***              ***
Less: Respective U.S. Profit Amount               ***              ***
                                              -------------------------------

                                              -------------------------------
U.S. Adjustment Amount (**)                       ***              ***
                                              -------------------------------

** Postive amount repesents payment to other party, negative amount represents receipt.

(1) Abbott will purchase from Triangle at a price of *** as outlined in Section
8.4 of the Collaboration Agreement thus Triangle Product Sales could differ slightly. *** is utilized in this example for illustrative purposes only.

(2) Loss allocation is based on a percentage of Product Profit/Loss as defined in Section 6.3 and 6.4

ASSUMPTIONS:


***
***
***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                  EXHIBIT 6.9

                                                          U.S. PROFIT SHARING
                                                              2ND QUARTER
                                                                 (MILLIONS)


U.S. PROFIT SPLIT:                            ABBOTT                                   TRIANGLE

                                              Abbott Net Sales              ***        Triangle Product Sales           ***
                                                                          ----------                                  --------

                                              Abbott Cost of Goods          ***        Triangle Cost of Goods           ***
                                                                          ----------                                  --------

                                              Abbott Distribution Expenses   ***       Triangle Third Party Royalties   ***
                                                                          ----------                                  --------

                                              Abbott Distribution Margin     ***       Triangle Distribution Margin     ***
                                                                           ----------                                 --------

                                              Abbott SG&A                    ***       Triangle SG&A                    ***
                                                                           ----------                                 --------
Quarterly U.S. Product Profit      ***        Abbott Operating Margin        ***       Triangle Operating Margin        ***
or U.S. Net Loss              -------------                                ----------                                 --------
                                              U.S. Adjustment Amount         ***       U.S. Adjustment Amount           ***
                                                                           ----------                                 --------

                                              Abbott U.S. Profit Amount      ***       Triangle U.S. Profit Amount      ***
                                                                           ----------                                 --------
                                                                           ----------                                 --------

YTD U.S. Product Profit            ***        YTD Abbott U.S. Profit Amount  ***        YTD Triangle U.S. Profit Amount ***
or U.S. Net Loss               ------------                                ----------                                 --------
                               ------------                                ----------                                 --------
------------------------------------------------------------------------------------------------------------------------------

U.S. PROFIT ALLOCATION:                                                                ASSUMPTIONS:
YTD Abbott U.S. Profit Amount     ***
                                ----------
YTD Triangle U.S. Profit Amount   ***                                                  * Triangle sells at *** to Abbott (1)
                                ----------
YTD U.S. Product Profit or        ***                                                  * 3rd party royalties are *** of Abbott
U.S. Net Loss                   ----------                                               Net Sales and recorded and paid by
                                ----------                                               Triangle
U.S. PROFIT ADJUSTMENT AMOUNT:                                                         * Cost of goods sold is *** of Triangle's
                                                                                         sales to Abbott
                                                                                       * Triangle sells nothing to Abbott
                                                                                       * Abbott sells ***
                                                Abbott           Triangle              * Triangle's SG&A = ***
                                              -----------------------------
Respective Operating Margin - above               ***                ***               * Abbott's SG&A = ***
Respective U.S. Profit Amount (preceding          ***                ***
calendar quarter)
Less: Respective YTD U.S. Profit Amount           ***                ***
                                              -----------------------------
                                              -----------------------------

                                              -----------------------------
U.S. Adjustment Amount (**)                       ***                ***
                                              -----------------------------
                                              -----------------------------

                                Check total
** Positive amount represents payment to other party, negative amount represents receipt.

(1) Abbott will purchase from Triangle at a price of *** as outlined in Section
8.4 of the Collaboration Agreement thus Triangle Product Sales could differ slightly. *** is utilized in this example for illustrative purposes only.

                                                                     EXHIBIT 6.9


                                                       U.S. PROFIT SHARING
                                                            3rd Quarter
                                                             (Millions)

U.S. PROFIT SPLIT:                            ABBOTT                                   TRIANGLE

                                              Abbott Net Sales              ***        Triangle Product Sales           ***
                                                                          ----------                                  ---------

                                              Abbott Cost of Goods          ***        Triangle Cost of Goods           ***
                                                                          -----------                                 ----------

                                              Abbott Distribution Expenses  ***        Triangle Third Party Royalties   ***
                                                                          -----------                                 ----------

                                              Abbott Distribution Margin    ***        Triangle Distribution Margin     ***
                                                                          -----------                                 ----------

                                              Abbott SG&A                   ***        Triangle SG&A                     ***
                                                                          -----------                                 ----------

Quarterly U.S. Product Profit     ***         Abbott Operating Margin       ***        Triangle Operating Margin         ***
or U.S. Net Loss              ------------                                -----------                                 ----------
                              ------------

                                              U.S. Adjustment Amount        ***         U.S. Adjustment Amount           ***
                                                                          -----------                                 ----------

                                              Abbott U.S. Profit Amount     ***         Triangle U.S. Profit Amount      ***
                                                                          -----------                                 ----------
                                                                          -----------                                 ----------


YTD U.S. Product Profit or         ***        YTD Abbott U.S. Profit        ***         YTD Triangle U.S. Profit         ***
U.S. Net Loss                 -------------   Amount                      -----------   Amount                        ----------
                              -------------                               -----------                                 ----------
--------------------------------------------------------------------------------------------------------------------------------
U.S. PROFIT ALLOCATION:                                                                 ASSUMPTIONS:

YTD Abbott U.S. Profit Amount     ***       (YTD Sales)
                              ------------
YTD Triangle U.S.  Profit         ***                                                   * Triangle sells at *** to Abbott (1)
Amount                        ------------
YTD U.S. Product Profit or        ***                                                   * 3rd party royalties are *** of Abbott Net
U.S. Net Loss                 ------------                                                Sales and recorded and paid by Triangle
                              ------------                                              * Cost of goods sold is *** of Triangle's
                                                                                          sales to Abbott
U.S. PROFIT ADJUSTMENT AMOUNT:                                                          * Triangle sells *** to Abbott
                                                                                        * Abbott sells ***
                                                Abbott           Triangle               * Triangle's SG&A  ***
                                              -----------------------------             * Abbott's SG&A ***
Respective Operating Margin - above              ***                ***
Respective U.S. Profit Amount (preceding         ***                ***
calendar quarter)
Less: Respective YTD U.S. Profit Amount          ***                ***
                                              -----------------------------

                                              -----------------------------
U.S. Adjustment Amount (**)                      ***                ***
                                              -----------------------------
                                              -----------------------------

                            Check total
** Positive amount represents payment to other party, negative amount represents receipt.

(1) Abbott will purchase from Triangle at a price of *** as outlined in Section
8.4 of the Collaboration Agreement thus Triangle Product Sales could differ slightly. *** is utilized in this example for illustrative purposes only.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                                     EXHIBIT 6.9


                                             U.S. PROFIT SHARING
                                                 4th Quarter
                                                 (Millions)
U.S. PROFIT SPLIT:                            ABBOTT                                   TRIANGLE

                                              Abbott Net Sales              ***        Triangle Product Sales           ***
                                                                          ---------                                   --------

                                              Abbott Cost of Goods           ***        Triangle Cost of Goods          ***
                                                                          ---------                                   --------

                                              Abbott Distribution Expenses   ***        Triangle Third Party Royalties  ***
                                                                          --------                                    --------
                                                                          --------                                    --------
                                              Abbott Distribution Margin     ***        Triangle Distribution Margin    ***
                                                                          ---------                                   --------
                                              Abbott SG&A                    ***        Triangle SG&A                   ***
                                                                          ---------                                   --------

Quarterly U.S. Product Profit     ***         Abbott Operating Margin        ***        Triangle Operating Margin       ***
or U.S. Net Loss                ----------                                ---------                                   ---------
                                ----------
                                              U.S. Adjustment Amount         ***        U.S. Adjustment Amount          ***
                                                                          ---------                                   ---------

                                              Abbott U.S. Profit Amount      ***        Triangle U.S. Profit Amount     ***
                                                                          ---------                                   ---------
                                                                          ---------                                   ---------
YTD U.S. Product Profit or         ***        YTD Abbott U.S. Profit         ***        YTD Triangle U.S. Profit         ***
U.S. Net Loss                   -----------   Amount                      ---------     Amount                        ---------
                                -----------                               ---------                                   ---------

-------------------------------------------------------------------------------------------------------------------------------
U.S. PROFIT ALLOCATION:                                                                 ASSUMPTIONS:

YTD Abbott U.S. Profit Amount      ***       (YTD Sales)
                                 ----------
YTD Triangle U.S.  Profit Amount   ***                                                  * Triangle sells at *** to Abbott (1)
                                 ----------                                             * 3rd party royalties are *** of Abbott
YTD U.S. Product Profit or U.S.    ***                                                    Net Sales and recorded and paid by
Net Loss                         ----------                                               Triangle
                                 ----------                                             * Cost of goods sold is *** of Triangle's
                                                                                          sales to Abbott
                                                                                        * Triangle sells nothing to Abbott
U.S. PROFIT ADJUSTMENT AMOUNT:                                                          * Abbott sells ***
                                                                                        * Triangle's SG&A  ***
                                                 Abbott      Triangle                   * Abbott's SG&A ***
                                               -----------------------
Respective Operating Margin - above               ***          ***
Respective U.S. Profit Amount                     ***          ***
(preceding calendar quarter)
Less: Respective YTD U.S. Profit Amount           ***          ***
                                               -----------------------
                                               -----------------------

                                               -----------------------
U.S. Adjustment Amount (**)                       ***          ***
                                               -----------------------
                                               -----------------------
                                Check total

** Positive amount represents payment to other party, negative amount represents receipt.

(1) Abbott will purchase from Triangle at a price of *** as outlined in Section
8.4 of the Collaboration Agreement thus Triangle Product Sales could differ slightly. *** is utilized in this example for illustrative purposes only.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                                EXHIBIT 6.9

                            INTERNATIONAL PROFIT SHARING
                                   1ST QUARTER
                                   (MILLIONS)


INTERNATIONAL  PROFIT SPLIT:                       ABBOTT                                 TRIANGLE
                                                   Abbott Net Sales                 -     Triangle Product Sales                -
                                                   Abbott Cost of Goods             -     Triangle Cost of Goods                -
                                                   Abbott Distribution Expenses     -     Triangle Third Party Royalties        -
                                                                                ------                                      -------
                                                   Abbott Distribution Margin    ***      Triangle Distribution Margin        ***
                                                                                ------                                      -------
                                                   Abbott SG&A                            Triangle SG&A                       ***
                                                                                                                            -------
                                                                                                                            -------
                                                                                ------                                      -------
Int. Profit Amount or Net Loss            ***      Abbott Operating Margin        ***     Triangle Operating Margin           ***
                                        -------                                 ------                                      -------
                                                   Int. Adjustment Amount         ***     Int. Adjustment Amount              ***
                                                                                ------                                      -------

                                                   Abbott Int. Profit Amount      ***     Triangle Int. Profit Amount         ***
                                                                                ------                                      -------
-----------------------------------------------------------------------------------------------------------------------------------
INT. PROFIT ALLOCATION:
Abbott Int. Profit Amount                          ***
                                             ---------------
Triangle Int.  Profit Amount                       ***
                                             ---------------
Int. Product Profit or Int. Net Loss               ***
                                             ---------------

INT. PROFIT ADJUSTMENT AMOUNT:

                                                                      Abbott         Triangle
                                                                ---------------------------------
Respective Operating Margin                                            ***              ***
Less: Respective  Int.  Profit Amount                                  ***              ***
                                                                ---------------------------------

                                                                ---------------------------------
Int.  Adjustment Amount (**)                                           ***              ***
                                                                ---------------------------------

** Postive amount repesents payment to other party, negative amount represents receipt.

ASSUMPTIONS:
* For the purpose of this international profit split example it is assumed that Triangle's Cash is in excess of *** as defined in Section 6.6(b) of the Collaboration Agreement
* There were no third party international sales
* Abbott's SG&A = ***
* Cost of Goods is *** of Net Sales
* International Distribution expense =  *** of Net Sales

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                                EXHIBIT 6.9

                            INTERNATIONAL PROFIT SHARING
                                   2ND QUARTER
                                   (MILLIONS)


INTERNATIONAL  PROFIT SPLIT:                           ABBOTT                                  TRIANGLE
                                                Abbott Net Sales                    -   Triangle Product Sales                 -
                                                Abbott Cost of Goods                -   Triangle Cost of Goods                 -
                                                Abbott Distribution Expenses        -   Third Party Royalties                  -
                                                                               ------                                    -------
                                                Abbott Distribution Margin       ***    Triangle Distribution Margin         ***
                                                                               ------                                    -------
                                                Abbott SG&A (1)                         Triangle SG&A                        ***
                                                                               ------                                    -------
Quarterly Int. Product Profit            ***    Abbott Operating Margin - Int.   ***    Triangle Operating Margin            ***
or U.S. Net Loss                        -----                                  ------                                    -------
                                                Int. Adjustment Amount           ***    Int. Adjustment Amount               ***
                                                                               ------                                    -------
                                                Abbott Int. Profit Amount        ***    Triangle Int. Profit Amount          ***
                                                                               ------                                    -------
YTD Int. Product Profit or Net Loss      ***    YTD Abbott Int. Profit Amount    ***    YTD Triangle Int. Profit Amount      ***
                                        -----                                  ------                                    -------
--------------------------------------------------------------------------------------------------------------------------------
INT. PROFIT ALLOCATION:
YTD Abbott Int. Profit Amount               ***       (YTD Sales)
                                          -------
YTD Triangle Int.  Profit Amount            ***
                                          -------
YTD Int. Product Profit or Net Loss         ***
                                          -------

SALES:
                                  Q1             Q2
                              -----------------------
Abbott Sales by Quarter                          ***

Cumulative Abbott Sales                          ***



INT. PROFIT ADJUSTMENT AMOUNT:


                                                 Abbott          Triangle
                                           -----------------------------------
Respective Operating Margin - above               ***
Respective Int. Profit Amount
  (preceding calendar quarter)                    ***               ***
Less: Respective  YTD Int.  Profit Amount         ***               ***
                                           -----------------------------------

                                           -----------------------------------
Int.  Adjustment Amount (**)                      ***               ***
                                           -----------------------------------
                               Check total


INT. PROFIT ALLOCATION:




  % of Sales          Abbott        Triangle
----------------------------------------------


   ***

   ***                 ***
   ***
 Check total


ASSUMPTIONS:
* For the purpose of this international profit split example it is assumed that Triangle's Cash is in excess of *** as defined in
  Section 6.6(b) of the Collaboration Agreement
* Abbott Net Sales ***
* Abbott's SG&A = ***
* Cost of Goods is *** of Net Sales
* International Distribution expense =  *** of Net Sales

** Positive amount repesents payment to other party, negative amount represents receipt.

(1) Triangle will pay International Third Party Royalties and Abbott will reimburse Triangle for such amounts. The International Third Party Royalties are included in Abbott's International SG&A.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                                EXHIBIT 6.9

                           INTERNATIONAL PROFIT SHARING
                                   3RD QUARTER
                                   (MILLIONS)



INTERNATIONAL  PROFIT SPLIT:                    ABBOTT                                   TRIANGLE
                                                Abbott Net Sales                    -    Triangle Product Sales                  -
                                                Abbott Cost of Goods                -    Triangle Cost of Goods                  -
                                                Abbott Distribution Expenses        -    Third Party Royalties (in ABT SG&A)     -
                                                                                ------                                      ------
                                                Abbott Distribution Margin        ***    Triangle Distribution Margin        ***
                                                                                ------                                      ------
                                                Abbott SG&A (1)                          Triangle SG&A                       ***
                                                                                                                            ------
                                                                                ------                                      ------
Quarterly Int. Product Profit           ***     Abbott Operating Margin - Int.    ***    Triangle Operating Margin           ***
or U.S. Net Loss                     -------                                    ------                                      ------
                                                Int. Adjustment Amount            ***    Int. Adjustment Amount              ***
                                                                                ------                                      ------
                                                Abbott Int. Profit Amount         ***    Triangle Int. Profit Amount         ***
                                                                                ------                                      ------
YTD Int. Product Profit or Net Loss     **      YTD Abbott Int. Profit Amount     ***    YTD Triangle Int. Profit Amount     ***
                                     -------                                    ------                                      ------
-----------------------------------------------------------------------------------------------------------------------------------
INT. PROFIT ALLOCATION:
YTD Abbott Int. Profit Amount                      ***          (YTD Sales)
                                             ---------------
YTD Triangle Int.  Profit Amount                   ***
                                             ---------------
YTD Int. Product Profit or Net Loss                ***
                                             ---------------
                                                                Check total
SALES:
                                      Q1          Q2          Q3
                                -------------------------------------
Third Party Sales by Quarter                     ***         ***

Cumulative Third Party Sales                     ***         ***


INT. PROFIT ADJUSTMENT AMOUNT:


                                                               Abbott      Triangle
                                                         --------------------------
Respective Operating Margin - above                             ***
Respective Int. Profit Amount (preceding
  calendar quarter)                                             ***         ***
Less: Respective  Int.  Profit Amount                           ***         ***
                                                         ---------------------------
                                                         ---------------------------
Int.  Adjustment Amount (**)                                    ***         ***
                                                         ---------------------------
                                              Check total



INT. PROFIT ALLOCATION:



                 % of Sales      Abbott        Triangle
              --------------------------------------------

    ***

    ***                            ***
    ***
Check total


ASSUMPTIONS:
* For the purpose of this international profit split example it is assumed that Triangle's Cash is in excess of *** as defined in Section 6.6(b) of the Collaboration Agreement
* Abbott Net Sales ***
* Abbott's SG&A = ***
* Cost of Goods is *** of Net Sales
* International Distribution expense =  *** of Net Sales

** Postive amount repesents payment to other party, negative amount represents receipt.

(1) Triangle will pay International Third Party Royalties and Abbott will reimburse Triangle for such amounts. The International Third Party Royalties are included in Abbott's International SG&A.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                                EXHIBIT 6.9

                            INTERNATIONAL PROFIT SHARING
                                   4TH QUARTER
                                   (MILLIONS)

INTERNATIONAL  PROFIT SPLIT:                           ABBOTT                                           TRIANGLE
                                                 Abbott Net Sales                    -   Triangle Product Sales                -
                                                 Abbott Cost of Goods                -   Triangle Cost of Goods                -
                                                 Abbott Distribution Expenses        -   Third Party Royalties (In ABT SG&A)   -
                                                                                ------                                       ----
                                                 Abbott Distribution Margin      ***     Triangle Distribution Margin         ***
                                                                                ------                                       ----
                                                 Abbott SG&A (1)                         Triangle SG&A                        ***
                                                                                                                             ----
                                                                                ------                                       ----
Quarterly Int. Product Profit          ***       Abbott Operating Margin         ***     Triangle Operating Margin            ***
or U.S. Net Loss                     -------                                    ------                                       ----
                                                 Int. Adjustment Amount          ***     Int. Adjustment Amount               ***
                                                 Abbott Int. Profit Amount       **      Triangle Int. Profit Amount          ***
                                                                                ------                                       ----
YTD Int. Product Profit or Net Loss    ***       YTD Abbott Int. Profit Amount   ***     YTD Triangle Int. Profit Amount      ***
                                     -------                                    ------                                       ----
-----------------------------------------------------------------------------------------------------------------------------------
INT. PROFIT ALLOCATION:
YTD Abbott Int. Profit Amount                 ***    (YTD Sales)
                                             ------
YTD Triangle Int.  Profit Amount              ***
                                             ------
YTD Int. Product Profit or Net Loss           ***
                                             ------  Check total

SALES:
                             Q1            Q2           Q3            Q4
                        ---------------------------------------------------------
Third Party Sales by Quarter               ***

Cumulative Third Party Sales               ***

INT. PROFIT ADJUSTMENT AMOUNT:



                                                        Abbott         Triangle
                                                     ----------------------------
Respective Operating Margin--above                      ***
Respective Int. Profit Amount
 (preceding calendar quarter)
Less: Respective YTD Int. Profit Amount                   ***              ***
                                                     ----------------------------
                                                     ----------------------------
Int.  Adjustment Amount (**)                            ***              ***
                                                     ----------------------------
                                          Check total



INT. PROFIT ALLOCATION:





             % of Sales        Abbott       Triangle
            -----------------------------------------

   ***
   ***                           ***
   ***
Check total



ASSUMPTIONS:
* For the purpose of this international profit split example it is assumed that Triangle's Cash is in excess of *** as defined in Section 6.6(b) of the Collaboration Agreement
* Abbott Net Sales ***
* Abbott's SG&A = ***
* Cost of Goods is *** of Net Sales
* International Distribution expense =  *** of Net Sales

** Postive amount repesents payment to other party, negative amount represents receipt.

(1) Triangle will pay International Third Party Royalties and Abbott will reimburse Triangle for such amounts. The International Third Party Royalties are included in Abbott's International SG&A.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                                EXHIBIT 6.9

                       INTERNATIONAL  REIMBURSEMENT ACCOUNT EXAMPLE

                                                                               Q1             Q2            Q3             Q4
                                                                         ----------------------------------------------------------
Quarterly International Net Sales                                             ***            ***            ***           ***
Quarterly International Operating Margin/Product Profit                       ***            ***            ***           ***
YTD International Operating Margin/Product Profit                             ***            ***            ***           ***
R&D Payment from Abbott                                                       ***            ***            ***           ***

ABBOTT
Abbott YTD International Profit Amount                                        ***            ***            ***           ***

TRIANGLE
Triangle YTD International Profit Amount                                      ***            ***            ***           ***

TRIANGLE  REIMBURSEMENT ACCOUNT
                       Carryover                                              ***            ***            ***           ***
Increases              (I) International Adjustment Amount                    ***            ***            ***           ***
                       (ii) Interest to Abbott                                ***            ***            ***           ***
                       (iii)
Decreases              (I) Payment received from Abbott                       ***            ***            ***           ***
                       (ii) Offset by Abbott                                  ***            ***            ***           ***
                       (iii)
                                                                         ----------------------------------------------------------
Total                                                                         ***            ***            ***           ***

Cash payment from Abbott not impacting reimbursement account.                 ***            ***            ***           ***


ABBOTT INTERNATIONAL REIMBURSEMENT AMOUNT

Abbott Operating Margin                                                       ***            ***            ***           ***
Abbott International Profit Amount (preceding quarters)                       ***            ***            ***           ***
Less Abbott YTD International Profit Amount                                   ***            ***            ***           ***
International Adjustment Amount                                               ***            ***            ***           ***


TRIANGLE CASH BALANCE
Triangle's beg. cash balance                                                  ***            ***            ***           ***
Payments (to)/from Abbott                                                     ***            ***            ***           ***
Quarterly operating expenses                                                  ***            ***            ***           ***
Triangle's ending cash balance                                                ***            ***            ***           ***

Notes:
       Qtr 1 -     Based on the International Adjustment Amount.
                   Triangle owes Abbott ***; however, since Triangle Cash is less than *** Triangle defers payment and adds this amount to the Reimbursement Account.
       Qtr 2 - Based on the International Adjustment Amount, Abbott owes Triangle ***; however, Abbott is able to offset
                   *** against the Reimbursement Account and pay ***
       Qtr 3 -     Based on the International Adjustment Amount,
                   Triangle owes Abbott ***; however, since Triangle Cash is less than *** (before any payment from Abbott) Triangle defers payment and adds this amount to the Reimbursement Account. Abbott owes Triangle a *** R&D payment of which they are able to offset *** against the Reimbursement Account, but must pay Triangle *** such that Triangle
                   Cash is ***
       Qtr 4 - Based on the International Adjustment Amount, Abbott owes Triangle ***; however, Abbott is able to offset *** against the Reimbursement Account and pay ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   EXHIBIT 9.2

                                     FORM OF

                              CONSENT AND AGREEMENT

              This Consent and Agreement is made as of the date written below, by and among [Licensor] ("Licensor"), Triangle Pharmaceuticals, Inc., a Delaware corporation ("Triangle") and Abbott Laboratories, an Illinois corporation ("Abbott").

              WHEREAS, Licensor and Triangle are parties to a certain License Agreement dated ___________ [as amended __________] (the "License
Agreement"); and

              WHEREAS, Triangle desires to grant and Abbott desires to accept a sublicense of certain rights under the License Agreement, with respect to a collaboration (the "Collaboration") between Abbott and Triangle;

              NOW, THEREFORE, the parties hereby agree as follows:

1.       BRIEF DESCRIPTION

              As part of the Collaboration, Triangle will sublicense to Abbott and its affiliates (the "Abbott Parties") certain rights ("Rights") to utilize certain patents and technology relating to the distribution, promotion, manufacturing and sale of pharmaceutical products containing the Compound (as defined in the License Agreement), including but not limited to:

         o the exclusive right to commercially sell and distribute the Compound and pharmaceutical products containing the Compound throughout the world, [except for _______];

         o the exclusive right to co-promote the Compound and pharmaceutical products containing the Compound, along with Triangle, in the United States;

         o the exclusive right to promote the Compound and pharmaceutical products containing the Compound outside the United States, [except for _________]; and

         o the exclusive right outside the United States, [except for ________, to utilize certain patents and technology to import, use, offer to sell, sell, make and have made the Compounds and pharmaceutical products containing the Compound within the [Field of Use], with respect to which Abbott intends to use its affiliates.

              Triangle will retain control of and responsibility for the clinical development of the Compound and pharmaceutical products containing the Compound. Triangle will retain responsibility for the filing, obtaining and maintaining of governmental approval of the Compound and pharmaceutical products containing the Compound in the United States, and the Abbott Parties will have responsibility for the filing, obtaining and maintaining of governmental approval of the Compound and the pharmaceutical products containing the Compound outside of the United States, [except for ________].

2.       COVENANTS/UNDERTAKINGS

***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3.       CONSENT AND AGREEMENT

              Licensor hereby consents to the Collaboration, including the grant to the Abbott Parties of a sublicense under the License Agreement pursuant to the Collaboration.

              Licensor agrees that the Abbott Parties, in their capacity as sublicensees, shall have the right to perform Triangle's rights and obligations under the License Agreement in the Abbott Parties' capacity as sublicensees.

4.       CONFIDENTIALITY

              Licensor acknowledges that the information contained herein and all of the terms of the Collaboration are deemed confidential and proprietary information under the License Agreement.


Dated:

LICENSOR

-----------------------------------------

By:
   --------------------------------------
Name:
     ------------------------------------

Title:
      -----------------------------------



TRIANGLE PHARMACEUTICALS, INC.              ABBOTT LABORATORIES

By:                                         By:
   ------------------------------              ----------------------------

Name:                                       Name:
     ----------------------------                --------------------------

Title:                                      Title:
      ---------------------------                 -------------------------

                                                     Collaboration Agreement
                                                             Exhibit 11.2(e)
                                                                 Page 1 of 3


                    TRIANGLE PATENTS AND PATENT APPLICATIONS


***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                    Collaboration Agreement
                                                            Exhibit 11.2(e)
                                                                Page 2 of 3


                    TRIANGLE PATENTS AND PATENT APPLICATIONS
                            INTER PARTIES PROCEEDINGS



***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                    Collaboration Agreement
                                                            Exhibit 11.2(e)
                                                               Pages 3 of 3


                                TRADEMARK ISSUES


***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                       Collaboration Agreement
                                                          Schedule 16.8(b)(iv)



                                                                         DRAFT


                                                            ____________, 1999


Abbott Laboratories
Department 309; Building AP30
200 Abbott Park Road
Abbot Park, Illinois 60064

Ladies and Gentlemen:

                  We have acted as counsel for Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the Company's collaboration with Abbott Laboratories, an Illinois corporation ("Abbott") pursuant to the Collaboration Agreement made as of June 2, 1999 by and between the Company and Abbott (the "Collaboration Agreement"). This opinion letter is being rendered to you pursuant to Section 16.8(b)(iv) of the Collaboration Agreement. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Collaboration Agreement.

                  In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Collaboration Agreement, the Common Stock Purchase Agreement, made as of June 2, 1999 by and between the Company and Abbott, the Stockholder Rights Agreement, made as of June 2, 1999 by and between the Company and Abbott, and the Co-Promotion Agreement, made as of June 2, 1999 by and between the Company and Abbott (collectively the "Transaction Agreements") and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

                  In rendering this opinion letter, we have also assumed, that the Transaction Agreements have been duly and validly executed and delivered by you or on your behalf, and that you have the power to enter into and perform all your obligations thereunder.

                                                            ____________, 1999
                                                                        Page 2

                  As used in this opinion letter, the phrase "to our knowledge" means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers.

                  This opinion letter relates solely to the General Corporation Law of the State of Delaware and the federal law of the United States and we express no opinion with respect to the effect or application of any other laws. To the extent that our opinion in paragraph 2 below relates to any requirement to obtain stockholder approval under Section 271 of the Delaware General Corporation Law, we have relied solely on an opinion letter of Morris, Nichols, Arsht & Tunnell, dated the date hereof. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained, except as noted.

                  Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below, we are of the opinion that as of the date hereof:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  2. The Company has the requisite corporate power and authority to execute, deliver and perform the Transaction Agreements. Each of the Transaction Agreements has been duly and validly authorized by the Company, and duly executed and delivered by an authorized officer of the Company.

                  Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

                  (A) We express no opinion as to the enforceability of the Company's obligations under the Transaction Agreements.

                  (B) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

                  (C) We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status or the nature of your business.

                  (D) We express no opinion as to the requirement of the Company to obtain stockholder approval under the Nasdaq National Market Non-Quantitative Designation Criteria for Issuers, including, without limitation, the requirements of Rule 4460 thereto.

                                                            ____________, 1999
                                                                        Page 3


                  This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Collaboration Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                            Very truly yours,


                                            BROBECK, PHLEGER & HARRISON LLP

***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                               Exhibit 16.8(c)(iii)


                                 Brian J. Smith
               Assistant Secretary and Divisional Vice President-
                           Domestics Legal Operations
                               Abbott Laboratories
                              100 Abbott Park Road
                           Abbott Park, Illinois 60064



                              ______________, 1999


Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, North Carolina 27707



Ladies and Gentlemen:


         I have acted as counsel for Abbott Laboratories, an Illinois corporation (the "Company"), in connection with the Company's collaboration with Triangle Pharmaceuticals, Inc., a Delaware corporation ("Triangle") pursuant to the Collaboration Agreement made as of June 2, 1999. This opinion is being rendered to you pursuant to Section 16.8(c)(iii) of the Collaboration Agreement. Capitalized terms used herein without definition have the meanings assigned to them in the Collaboration Agreement.

         In connection with the opinions expressed herein, I have made such examination of matters of law and of fact as I considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, I have relied on certificates and statements of governmental officials and of officers of the Company. I have also examined originals or copies of such corporate documents or records of the Company as I have considered appropriate for the opinions expressed herein. I have assumed for the purposes of this opinion the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Company has the requisite corporate power and authority to execute, deliver and perform the Collaboration Agreement, the Common Stock Purchase Agreement, made as of June 2, 1999 by and between the Company and Triangle, the Stockholder Rights Agreement, made as of June 2, 1999 by and between the Company and Triangle, and the Co-Promotion Agreement, made as of June 2, 1999 by and between the Company and Triangle (collectively the "Transaction Agreements"). Each of the Transaction Agreements has been duly and validly authorized by the Company, and duly executed and delivered by an authorized officer of the Company.

         The opinion expressed above is specifically subject to the following limitations, exceptions, qualifications and assumptions:

         (A) I express no opinion as to the enforceability of the Company's obligations under the Transaction Agreements.

         (B) I express no opinion as to the Company's compliance or noncompliance with the applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

         (C) I express no opinion as to the Company's compliance with any federal or state law relating to the Company's legal or regulatory status or the nature of the Company's business.

         My opinion expressed above is limited to the law of the State of Illinois and the federal law of the United States, and I do not express any opinion herein concerning any other law.

         Insofar as the Transaction Agreements are governed by Delaware law, I have assumed with your permission that the law of the State of Delaware is identical to the law of the State of Illinois.

         The opinion set forth herein is rendered only to you and solely for your benefit in connection with the above described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose, without our prior written consent.

                                                  Very truly yours,


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                               Exhibit 16.8(c)(iv)

                              ______________, 1999



Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, North Carolina 27707


Ladies and Gentlemen:


         We have acted as counsel for Abbott Laboratories, an Illinois corporation (the "Company"), in connection with the Company's collaboration with Triangle Pharmaceuticals, Inc., a Delaware corporation ("Triangle") pursuant to the Collaboration Agreement made as of June 2, 1999. This opinion is being rendered to you pursuant to Section 16.8(c)(iii) of the Collaboration Agreement. Capitalized terms used herein without definition have the meanings assigned to them in the Collaboration Agreement.

         In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied on the representations and warranties as to factual matters contained in and made by the Company pursuant to the Collaboration Agreement, the Common Stock Purchase Agreement, made as of June 2, 1999 by and between the Company and Triangle, the Stockholder Rights Agreement, made as of June 2, 1999 by and between the Company and Triangle, and the Co-Promotion Agreement, made as of June 2, 1999 by and between the Company and Triangle (collectively the "Transaction Agreements") and upon certificates and statements of governmental officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois.

Triangle Pharmaceuticals, Inc.
___________________, 1999
Page 2


         Our opinion expressed above is limited to the law of the State of Illinois and the federal law of the United States, and we do not express any opinion herein concerning any other law.

         The opinion set forth herein is rendered only to you and solely for your benefit in connection with the above described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person for any purpose, without our prior written consent.

                                              Very truly yours,



                                              MAYER, BROWN & PLATT


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                    Collaboration Agreement
                                                                 Exhibit 18


                                    INSURANCE


to be delivered ***


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                      COLLABORATION AGREEMENT

                                  EXHIBIT 20.3

                         ALTERNATIVE DISPUTE RESOLUTION

         The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within *** after such notice is received (all references to "days" in this ADR provision is to calendar days).

         Any negotiations regarding a dispute shall be treated as settlement negotiations for purposes of the Federal Rules of Evidence and any similar state rules of evidence. Such negotiations shall not be admissible in any subsequent ADR hearing.

         If the matter has not been resolved within *** of the notice of dispute, or if the parties fail to meet within such *** either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within *** after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within *** following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral (the "Neutral") to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, the parties shall request the *** to select a neutral pursuant to the following procedures:

         (a) The CPR shall submit to the parties a list of not less than *** candidates within *** after receipt of the request from the parties, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

         (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within *** following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

         (d) If the parties collectively have identified fewer than *** candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified *** or *** candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than *** or later than *** after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

4. At least *** prior to the hearing, each party shall submit the following to the other party and the neutral:

         (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

         (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

         (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on *** and shall be governed by the following rules:

         (a) Each party shall be entitled to *** of hearing time to present its case. The neutral shall determine whether each party has had the *** to which it is entitled.

         (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

         (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

         (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

         (e) Settlement negotiations shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

              admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within *** following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies (which may include specific performance and/or injunctive relief), provided that such brief shall not contain or discuss any new evidence and shall not ***. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within *** following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

         (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

         (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

                                                                   Exhibit 20.11

FOR IMMEDIATE RELEASE

         Contact:

         ABBOTT LABORATORIES       TRIANGLE PHARMACEUTICALS, INC.
         Melissa Brotz             Nick Ellis
         U.S. Media                President and COO
         (847) 935-3456            (919) 493-5980

         Laureen Cassidy           Carolyn Underwood
         Media Outside the U.S     VP, Commerical Operations
         (847) 938-7743            (919) 493-5980

         John Thomas               Douglas MacDougall/
         Investment Community      Priscilla Harlan
         (847) 938-2655            Feinstein Kean Partners, Inc.
                                   (617) 577-8110

                ABBOTT LABORATORIES AND TRIANGLE PHARMACEUTICALS
                    ANNOUNCE $335 MILLION WORLDWIDE ALLIANCE
                        TO MARKET SIX ANTIVIRAL PRODUCTS

     ABBOTT PARK, Ill. and DURHAM, N.C. -- (June 3, 1999) -- Abbott Laboratories (NYSE: ABT) and Triangle Pharmaceuticals Inc. (Nasdaq: VIRS) today announced a worldwide strategic alliance for six antiviral products. In the United States, Abbott and Triangle will co-promote the four Triangle products currently in development for HIV and hepatitis B (HBV), and Abbott's two HIV protease inhibitors (PIs). Outside the U.S., Abbott will have exclusive sales and marketing rights for the four Triangle antivirals.

     The agreement significantly expands Abbott's antiviral pharmaceutical product portfolio -- which currently includes two HIV PIs: Norvir-Registered Trademark- (ritonavir), approved in 1996, and ABT-378, currently in Phase III development -- to include three nucleoside reverse transcriptase inhibitors (NRTIs) and one non-nucleoside reverse transcriptase inhibitor (NNRTI), medications commonly used for the treatment of HIV and HBV. The agreement provides Abbott and Triangle with an unequaled development portfolio of all marketed classes of HIV treatments.

     "This alliance is a prime example of Abbott's strategy to partner with top-quality companies, such as Triangle, whose products fit strategically with our worldwide pharmaceutical business," said Arthur Higgins, Senior Vice President, Pharmaceutical Operations at Abbott. "One of our goals is to be the leading healthcare company in the HIV arena, and this agreement strengthens our position worldwide by giving us access to every segment of pharmaceutical intervention in HIV."

     Abbott's HIV franchise is unique in that it offers a broad portfolio across pharmaceutical, diagnostic, and nutritional products for people living with HIV and AIDS.

     "Our success in bringing a number of HIV and HBV drug candidates forward in development provided us with a unique situation to make a portfolio deal," said Dr. David Barry, Chairman and Chief Executive Officer at Triangle. "Along the way, we resisted licensing away any of our global rights to the drug candidates, thus increasing the opportunity for a deal with a single strong partner rather than having to make numerous country-by-country deals with multiple partners. Our strategic alliance with Abbott introduces a strong international presence, additional strength in the U.S. market, and the financial support to provide added stability to our development and commercialization goals."

     "This alliance positions the two companies to potentially launch at least one new antiviral each year over the next four years," said Higgins.

     In 1998 in the United States, NRTIs accounted for an estimated $885 million in antiviral sales, PIs accounted for $865 million, and NNRTIs accounted for approximately $100 million. Outside the U.S., the market for anti-viral HIV treatment, which includes three categories, is estimated at $2 billion.

     According to the Centers for Disease Control, HIV affects approximately 33 million worldwide and approximately 650,000 to 950,000 Americans. Hepatitis B is the ninth leading cause of death worldwide and affects approximately 350 million people. Currently, only two treatments have been approved for the treatment of chronic hepatitis B.

     Among the four Triangle products Abbott will co-promote is Coactinon-TM-(emivirine), formerly known as MKC-442, an NNRTI, currently in Phase III clinical trials. Triangle expects to file a New Drug Application
(NDA) for Coactinon by the end of this year, while Abbott expects to submit a European application in mid-2000.

     Coviracil-TM- (emtricitabine), formerly known as FTC, an NRTI, is also in Phase III clinical trials for the treatment of HIV and in phase I/II for HBV. An NDA for Coviracil for the treatment of HIV is expected to be filed in 2000 with a European filing expected in 2001. Abbott also expects to file an NDA for its investigational PI, ABT-378, in 2000.

     The other two NRTIs included in the agreement are in earlier development stages. DAPD, an NRTI, is in Phase I/II for the treatment of HIV. Triangle plans to begin Phase I/II trials in HBV later this year. Phase I/II trials with L-FMAU, a compound under investigation for the treatment of HBV, are also planned for late 1999.

     Under the terms of the agreement, Abbott will purchase approximately
6.57 million shares of Triangle's Common Stock at $18 per share.
Additionally, the agreement provides for non-contingent research funding of $31.7 million, up to $185 million of contingent development milestone payments, and the sharing of future commercialization costs.

     In addition, the partners plan to execute a manufacturing agreement before closing that will allow Abbott to manufacture certain Triangle products worldwide.

     Triangle and Abbott will share profits and losses for all Triangle drug candidates. Triangle will receive detailing fees and commissions on incremental sales they generate for Abbott's protease inhibitors. In addition, Abbott will have the right of first discussion to market future Triangle compounds. Warburg Dillon Read acted as financial advisors to Triangle in this alliance. Goldman Sachs acted as financial advisors to Abbott in this alliance.

     The closing of the agreement is subject to the satisfaction of several conditions, including Hart-Scott-Rodino antitrust clearance and the negotiation of the manufacturing agreement between the parties.

     Triangle Pharmaceuticals, Inc., based in Durham, North Carolina, is engaged in the development of new drug candidates primarily in the antiviral area, with a particular focus on therapies for the human immunodeficiency virus, including the acquired immunodeficiency syndrome, and the hepatitis B virus. Prior to their employment with Triangle, members of Triangle's management team played instrumental roles in the identification, clinical development and commercialization of several leading antiviral therapies. More information about Triangle's portfolio, management and product development strategy is available on Triangle's website at HTTP://WWW.TRIPHARM.COM.

     Abbott Laboratories has been a leader in AIDS research since the early years of the epidemic. In 1985, the company developed the first licensed test to detect HIV in the blood, and remains the leader in HIV diagnostics. Abbott retroviral and hepatitis tests are used to screen more than half of the world's donated blood supply. In addition, Abbott development the HIV protease inhibitor Norvir, and Advera, a nutritional supplement to meet the unique dietary needs of people living with HIV. Abbott continues to conduct aggressive research on new treatments to fight HIV and AIDS.

Abbott is committed to supporting HIV/AIDS awareness programs, including the development of its Positive Partnership Program with POZ magazine and HEALTH INSIGHTS & VIEWS patient newsletter. In addition, Abbott supports numerous programs of AIDS Service Organizations (ASOs).

     Abbott Laboratories is a global, diversified healthcare company devoted to the discovery, development, manufacture and marketing of pharmaceutical, diagnostic, nutritional and hospital products. The company employs 56,000 people and markets its products in more than 130 countries.

ABBOTT'S NEWS RELEASES AND OTHER INFORMATION ARE AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.ABBOTT.COM.

TRIANGLE PHARMACEUTICALS, INC. FORWARD LOOKING STATEMENT: STATEMENTS IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING THE FAILURE OF THE CLOSING TO TAKE PLACE DUE TO THE FAILURE OF CLOSING CONDITIONS, THE FAILURE TO SUCCESSFULLY COMPLETE PIVOTAL CLINICAL TRIALS, TRIANGLE'S FUTURE CAPITAL NEEDS, THE INABILITY TO COMMERCIALIZE COVIRACIL (EMTRICITABINE) AND DAPD DUE TO PATENT RIGHTS HELD BY THIRD PARTIES, TRIANGLE'S ABILITY TO OBTAIN ADDITIONAL FUNDING, PATENT PROTECTION, AND REQUIRED REGULATORY APPROVALS FOR ITS DRUG CANDIDATES, THE DEVELOPMENT OF COMPETITIVE PRODUCTS BY OTHERS, THE COSTS OF COACTIVE THERAPY AND THE EXTENT TO WHICH COACTIVE THERAPY ACHIEVES MARKET ACCEPTANCE, TRIANGLE'S SUCCESS IN IDENTIFYING NEW DRUG CANDIDATES, ACQUIRING RIGHTS TO THE CANDIDATES ON FAVORABLE TERMS AND DEVELOPING ANY CANDIDATES TO WHICH TRIANGLE ACQUIRES ANY RIGHTS, AND THESE AND OTHER RISKS DETAILED FROM TIME TO TIME IN TRIANGLE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THIS PRESS RELEASE. TRIANGLE DISCLAIMS ANY OBLIGATION TO UPDATE STATEMENTS IN THIS PRESS RELEASE.

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